EXHIBIT 10.1
                                                    ------------

                                                    EXECUTION COPY
                                                    --------------

                         STOCK PURCHASE AGREEMENT

                               BY AND AMONG

                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.,

                               AS PURCHASER,

                                    AND

                                MARTIN BORG,

                                KEVIN BYRNE,

                                KAREN GERARD,

                                BRAD BEGLEY,

                              RUSSELL LEVERENZ,

                                    AND

                               DEBBIE LEVERENZ

                           AS THE SHAREHOLDERS OF

                            ACHIEVEMENT DATA, INC.

                                    AND

                            ACHIEVEMENT DATA, INC.

                           AS THE ACQUIRED COMPANY

                                   DATED

                               JUNE 15, 2005

                         STOCK PURCHASE AGREEMENT
                            TABLE OF CONTENTS
                                  AND
                      LIST OF EXHIBITS AND SCHEDULES


                                                                           PAGE
                                                                           ----

1. DEFINITIONS...............................................................1

2. COVENANTS AND UNDERTAKINGS
        2.1     Purchase and Sale of Shares..................................1
        2.2     Purchase Price...............................................2
        2.3     Discharge of Debt and Other Obligations......................3
        2.4     Cooperation..................................................3
        2.5     Consents and Approvals.......................................3
        2.6     Non-competition Agreement....................................4
        2.7     Resignations and Employment..................................4
        2.8     Tax Matters..................................................4
        2.9     Employee Plans and Compensation Agreements...................6
        2.10    Conduct of Parties Prior to the Closing......................8
        2.11    Brokers......................................................11
        2.12    Publicity....................................................11
        2.13    No Shop......................................................11
        2.14    Access to Books and Records..................................11
        2.15    Confidentiality..............................................12
        2.16    Certain Post-Closing Environmental Procedures................12
        2.17    Certain Intellectual Property Matters........................13

3. REPRESENTATIONS AND WARRANTIES OF SELLER
        3.1     Organization.................................................14
        3.2     Authority and Status.........................................14
        3.3     Capitalization...............................................15
        3.4     Absence of Equity Investments................................15
        3.5     Liabilities and Obligations of ADI...........................15
        3.6     Tax Matters..................................................16
        3.7     Personal Property............................................17
        3.8     Bank Accounts................................................17
        3.9     Consents and Approvals; Noncontravention.....................17
        3.10    Absence of Changes...........................................17
        3.11    Litigation...................................................18
        3.12    Licenses and Permits.........................................18
        3.13    Real Property................................................19
        3.14    Environmental Matters........................................20
        3.15    Contracts, Etc...............................................21
        3.16    Intellectual Property........................................21
        3.17    Labor Matters and Employee Relations.........................23
        3.18    Benefit Plans................................................24
        3.19    Title to Assets..............................................27
        3.20    Accounts Receivable..........................................28
        3.21    Insurance....................................................28
        3.22    Guaranties...................................................28
        3.23    Full Disclosure..............................................28

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER
        4.1     Organization and Standing....................................28
        4.2     Authority and Status.........................................28
        4.3     Consents and Approvals; Noncontravention.....................29
        4.4     Purchase for Investment......................................29
        4.5     Inspections; No Other Representations........................29
        4.6     Availability of Funds........................................30

5. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
        5.1     Representations True at Closing..............................30
        5.2     Covenants....................................................30
        5.3     No Material Adverse Change...................................30
        5.4     Officer's Certificate........................................30
        5.5     Consents and Waivers.........................................31
        5.6     Regulatory Approvals.........................................31
        5.7     Judgment.....................................................31
        5.8     Deliveries...................................................31

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
        6.1     Representations True at Closing..............................32
        6.2     Covenants....................................................32
        6.3     Officer's Certificate........................................32
        6.4     Regulatory Approvals.........................................32
        6.5     Judgment.....................................................32
        6.6     Deliveries...................................................32

7. CLOSING
        7.1     Time and Place of Closing....................................32
        7.2     Transactions at Closing......................................33

8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

        8.1     Survival of Representations and Warranties of Seller.........35
        8.2     Survival of Representations and Warranties of Purchaser......35
        8.3     Assertion of Indemnification Claims..........................36
        8.4     Certain Limitations on Obligation to Indemnify...............37

9. TERMINATION
        9.1     Agreement Between Seller and Purchaser.......................38
        9.2     Termination by Seller........................................38
        9.3     Termination by Purchaser.....................................39
        9.4     Effect of Termination........................................39
        9.5     Attorneys' Fees..............................................40
        9.6     Exclusivity..................................................40

10. GENERAL PROVISIONS
        10.1    Notices......................................................40
        10.2    Further Assurances...........................................41
        10.3    Waiver.......................................................41
        10.4    Expenses.....................................................42
        10.5    Assignment...................................................42
        10.6    Headings.....................................................42
        10.7    Entire Agreement.............................................42
        10.8    Counterparts.................................................42
        10.9    Pronoun and Number...........................................42
        10.10   Schedules and Exhibits Incorporated..........................42
        10.11   Severability.................................................43
        10.12   Governing Law................................................43
        10.13   Jurisdiction.................................................43
        10.14   Third-party Beneficiaries....................................43
        10.15   Waiver of Jury Trial.........................................43


Exhibits:
---------

Exhibit A                  Definitions
Exhibit B                  Leverenz Note
Exhibit C                  Byrne Note
Exhibit D                  Registration Rights Agreement
Exhibit E                  Non-competition Agreement
Exhibit F                  Employee Proprietary Rights Agreement
Exhibit G                  Borg Employment Agreement
Exhibit H                  Gerard Employment Agreement
Exhibit I                  Brazelton Employment Agreement
Exhibit J                  License Agreements
Exhibit K                  Existing Employee Proprietary Rights
Agreement

Schedules:
---------

2.3                        Discharge of Debts and Other Obligations
2.8                        Tax Returns Prepared by Purchaser
2.9.5                      Terminated Employees
2.10.2                     Negative Covenants
3.1                        Organization , Standing and Foreign Qualification
3.3.1                      Capitalization
3.4                        Investment Interests
3.5.2                      Liabilities and Obligations
3.5.3                      Defaulted Liabilities and Obligations
3.6                        Jurisdictions Requiring Tax Returns
3.8                        Bank Accounts and Safe Deposit Boxes
3.9                        Seller Consents and Approvals
3.10                       Absence of Changes
3.11                       Litigation
3.12                       Licenses & Permits
3.13                       Real Property
3.14                       Environmental Matters
3.15                       Material Contracts
3.16                       Patents, Trademarks, Trade Names, Etc.
3.17                       Labor Matters and Employee Relations
3.18                       Employee Plans and Compensation Agreements
3.19                       Leased Assets
3.21                       Insurance
3.22                       Guaranties
4.3                        Purchaser's Consents and Approvals;
                           Noncontravention

                      STOCK PURCHASE AGREEMENT


	THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT"), made this 15th day of June, 2005, by and among TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation, with its principal place of business at 4 Hardscrabble Heights, Brewster, NY 10509 ("Purchaser"), and MARTIN BORG, residing at 11980 45th Avenue North, Plymouth, MN 44552, KEVIN BYRNE, residing at 9357 Esk
Lane, Inver Grove Heights, MN _______, KAREN GERARD, 7032 114th Avenue, North, Champlin MN 55316, BRAD BEGLEY, residing at 4114 Sunnyside Road, Edina, MN 55424, RUSSELL LEVERENZ, residing at
895 Sunwood Court, Eagan, MN 55123 and DEBBIE LEVERENZ, residing at 895 Sunwood Court, Eagan, MN 55123, each a "Shareholder" and collectively, the "Seller") and ACHIEVEMENT
DATA, INC., a Minnesota corporation with its principal place of business at 112 North Third Street, Suite 400, Minneapolis, MN 55401 ("ADI").

                          W I T N E S S E T H:
                          -------------------

 	WHEREAS, Seller, is the owner of 100,000 shares of the common stock, $.01 par value per share, of ADI;

	WHEREAS, ADI owns and operates an online evaluation and assessment company, together with related assets, including, but not limited to, intellectual property and technology;

	WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which Purchaser will purchase from Seller all of the issued and outstanding shares of capital stock of ADI (the "Shares") upon the terms and subject to the conditions set forth herein.

	NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

1. 	DEFINITIONS. Unless otherwise stated in this Agreement,
        -----------
certain terms used herein shall have the meanings set forth in Exhibit "A" attached hereto.

2.      COVENANTS AND UNDERTAKINGS.
        --------------------------

        2.1     PURCHASE AND SALE OF SHARES.  Subject to the
                ---------------------------
terms and conditions hereinafter set forth, Seller shall, at Closing, sell, assign, transfer, convey and deliver to Purchaser the Shares, free and clear of all Encumbrances. Such sale, assignment, transfer, conveyance and delivery shall be evidenced by share certificates duly endorsed in blank or by instruments of transfer reasonably satisfactory in form and substance to Purchaser and its counsel.


        2.2     PURCHASE PRICE.
                --------------

                2.2.1  In consideration of the sale,
assignment, transfer, conveyance and delivery of the Shares and in reliance upon the representations and warranties made herein by Seller, Purchaser, in full payment for the Shares and the Non-Competition Agreement, shall pay to Seller the aggregate amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) (the "Purchase Price") payable as follows:

                2.2.1.1  by wire transfer at Closing, as Seller
directs, the aggregate amount of ONE MILLION ONE HUNDRED FIFTY-
FIVE THOUSAND and 00/100 ($1,155,000) DOLLARS (the "Cash
Portion" of the Purchase Price); and

                2.2.1.2 by delivery to Russell Leverenz of a subordinated promissory note of the Purchaser in the principal amount of TWENTY-FOUR THOUSAND SEVEN HUNDRED FIFTY AND 00/100 ($24,750.00) DOLLARS in the form of Exhibit "B" annexed hereto and made a part hereof (the "Leverenz Note"); and

                2.2.1.3  by delivery to Kevin Byrne of a
subordinated promissory note of the Purchaser in the principal amount of ONE HUNDRED THIRTY-EIGHT THOUSAND SIX HUNDRED AND 00/100 ($138,600.00) DOLLARS in the form of Exhibit "C" annexed hereto and made a part hereof (the "Byrne Note"); and

                2.2.1.4 by delivery to Martin Borg, Brad Begley, Debbie Leverenz and Karen Gerard, in proportion to their ownership of the Shares, common stock of Purchaser, $.0001 par value (the "Stock") in such number of shares as will aggregate the amount of THREE HUNDRED THIRTY-ONE THOUSAND SIX HUNDRED
FIFTY AND 00/100 ($331,650.00) DOLLARS (the "Stock Portion" of the Purchase Price) priced at the "Fair Market Value" (defined in Section 2.2.1.5) of such shares on the Closing (as hereinafter defined), for which shares Purchaser agrees to file a registration statement under the Securities Act of 1933, not later than September 30, 2005 pursuant to the terms of the registration rights agreement in substantially the form of Exhibit "D" annexed hereto and made a part hereof (the "Registration Rights Agreement"). Fractional shares shall be paid in cash.

                2.2.1.5  "Fair Market Value" as used in Section
2.2.1.4 above shall mean the average of the closing prices of the Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Electronic Bulletin Board or otherwise, in either case for the five trading days immediately preceding the date of calculation of the Fair Market Value; provided that if no transactions in the Stock are reported for a day during that period, the average of the high and low sale prices or the closing prices, as appropriate, as so reported for the remaining days during such period on which transactions in the Stock were effected.

                2.2.1.6  The parties agree that the Purchase
Price shall be paid to Seller in full payment for the Shares and in full payment for the Non-Competition Agreements and Employee
Proprietary Rights Agreements.

        2.3     DISCHARGE OF DEBT AND OTHER OBLIGATIONS.
                ---------------------------------------

                2.3.1 On or before the Closing Date, Seller shall cause to be paid, discharged in full or otherwise satisfied and released, and shall deliver satisfactory releases, and terminations of any security interest held in respect of, or other evidence thereof reasonably satisfactory to Purchaser, (i) all Indebtedness of ADI; (ii) unpaid consulting or non-competition fees or additional payments due in connection with any acquisitions or other similar obligations of ADI, if any;
(iii) any debt or liabilities or any other inter-company arrangement owed ADI by any Affiliate of ADI; and (iv) any long-term obligations (including any guaranties or similar obligations) of ADI whether or not directly related to the operations of ADI other than obligations under the Material Licenses or agreements, leases, contracts or other instruments which have been disclosed under this Agreement or which otherwise are not required to be disclosed hereunder. All documents evidencing obligations under subsections (i), (ii) and
(iv) of this Section 2.3.1 are listed on Schedule 2.3 attached hereto.

                2.3.2 On or before the Closing Date, Seller shall also cause any Affiliate of Seller to cause to be paid, discharged in full or otherwise satisfied and released, and shall deliver evidence thereof reasonably satisfactory to Purchaser, any inter-company debt or liabilities owed by any of such Affiliates to ADI.

        2.4     COOPERATION. Purchaser and Seller shall cooperate
                -----------
fully with each other and their respective counsel and accountants in connection with any actions required to be taken as a part of their respective obligations under this Agreement, and Purchaser and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder.

        2.5     CONSENTS AND APPROVALS.
                ----------------------

                2.5.1 Subject to the last sentence of this
Section 2.5.1, Seller agrees to use good faith, best efforts and to take any and all actions reasonably necessary to obtain the written waiver, consent and approval of all Persons whose waiver, consent or approval is required (i) in order to consummate the transactions contemplated by this Agreement, or
(ii) by any agreement, lease, instrument, arrangement, judgment, writ, decree, order or license to which ADI is a party or subject on the Closing Date and which would prohibit, or require the waiver, consent or approval of any Person to such transactions or under which, without such waiver, consent or approval, the consummation of such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder or result in the creation or imposition of any Encumbrance upon the Shares or any property or asset of ADI or give rise to a right of any party thereto to terminate its obligations thereunder.
Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not be required to accept or honor (nor shall ADI be permitted to accept or honor except with Purchaser's prior written consent) any conditions, changes, modifications or additions to, or in connection with, any contracts, agreements, licenses, permits or other authorizations of ADI that may be imposed or required by the party from whom consent or approval is sought under this Agreement or in connection with the transactions contemplated hereby, other than those of an immaterial or ministerial nature.

        2.6     NON-COMPETITION AGREEMENTS AND EMPLOYEE PROPRIETARY
                --------------------------------------------------
RIGHTS AGREEMENTS OF SELLER.  Each of Brad Begley, Russell
---------------------------
Leverenz, Kevin Byrne and Debbie Leverenz shall enter into a Non-Competition Agreement at Closing. Each of Martin Borg and
Karen Gerard shall enter into an Employee Proprietary Rights
Agreement.

        2.7      RESIGNATIONS AND EMPLOYMENT.  At Closing, Seller
                 ---------------------------
shall cause to be delivered to Purchaser the resignation of each of the directors and officers of ADI, which resignations shall
be effective immediately subsequent to Closing.   At Closing,
Martin Borg shall enter into the Borg Employment Agreement,
Karen Gerard shall enter into the Gerard Employment Agreement and Paul Brazelton shall enter into the Brazelton Employment Agreement.

        2.8     TAX MATTERS.
                -----------

                2.8.1 "Booked Taxes" means Taxes of ADI payable with respect to a Straddle Period (as defined in Section 2.8.2.1 below) that are reflected on the "Final Report" (such report as shall be agreed upon by the accountants for Seller and Purchaser), as current assets or current liabilities with respect to such Taxes.

                2.8.2 Taxes of ADI with respect to the period ending on (and including) the Closing Date, other than Booked Taxes, shall be the responsibility of Seller. Taxes of ADI with respect to the period after the Closing Date shall be the responsibility of Purchaser.

                        2.8.2.1   Seller agrees to pay and,
notwithstanding any disclosure of potential tax liabilities made by Seller or ADI, to indemnify, reimburse and hold harmless Purchaser and ADI and their respective successors, and their respective officers, directors, employees, agents and representatives, from and against any and all Taxes of ADI payable with respect to, and any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, court costs and reasonable professional fees incurred in the investigation, defense or settlement of any claims covered by this indemnity) (herein referred to as "Indemnifiable Tax Damages"), arising out of or in any manner incident, relating or attributable to Taxes of ADI payable with respect to, or Tax Returns required to be filed by ADI under
Section 2.8 with respect to, (i) any taxable year (or other applicable reporting period) (a "Reporting Period") of ADI ending on or before the Closing Date, and (ii) any Reporting Period of ADI that begins before the Closing Date and that ends after the Closing Date (a "Straddle Period"), whether such Taxes are imposed directly on ADI or as a result of including ADI in consolidated or combined returns filed by the affiliated group of which ADI is a member (the "Seller Consolidated Group"), except that with respect to any Straddle Period, Seller shall be responsible for the payment of such Taxes only to the extent that they exceed Booked Taxes. Seller shall be entitled to any credits or refunds of Taxes of ADI payable with respect to any Reporting Period of ADI ending on or before the Closing Date. Purchaser shall cause the amount of any credits or refunds of Taxes to which Seller is entitled under this Section 2.8, but which are received by or credited to ADI after the Closing Date, to be paid to Seller within ten business days following such receipt or crediting; provided that Seller shall reimburse ADI to the extent of any required subsequent repayment of, or reduction in, the amount of such credits or refunds of Taxes so received or credited.

                        2.8.2.2 Purchaser agrees to pay
and to indemnify, reimburse and hold harmless Seller and their heirs, successors, and representatives, from and against (i) any and all Booked Taxes and (ii) any and all Taxes of ADI payable with respect to, and any and all Indemnifiable Tax Damages, arising out of or in any manner incident, relating or attributable to Taxes of ADI payable with respect to, or Tax Returns required to be filed by ADI with respect to, (A) any Reporting Period of ADI beginning after the Closing Date and (B) any Reporting Period that includes the Closing Date but only for that portion of such period commencing the day after the Closing Date, whether such Taxes are imposed directly on ADI or as a result of including ADI in consolidated returns.

                2.8.3 Any tax sharing practice or other similar arrangement between ADI and the Seller shall be terminated as of the Closing Date.

                2.8.4 The Tax liabilities for each Straddle
Period for ADI shall be determined by closing the books and records of ADI as of the Closing Date, by treating each such Straddle Period as if it were a separate Reporting Period and by employing accounting methods which are consistent with those employed in preparing the Tax Returns for ADI in prior Reporting Periods and which do not have the effect of distorting income or expenses (taking into account the transactions contemplated by this Agreement), except that Taxes based on items other than income or sales shall be computed for the Reporting Period beginning on the first day of the applicable Straddle Period and prorated on a time basis between the Straddle Period and the period beginning on the first day after the Closing Date and ending on the last day of the Reporting Period which includes the Closing Date; provided that with respect to any Tax which is not in effect during the entire Straddle Period, the proration of such Tax shall be based on the period during the Straddle Period that such Tax was in effect.

                2.8.5 Except as shown on Schedule 2.8, Seller shall be responsible for preparing and filing on behalf of ADI all Tax Returns for Reporting Periods of ADI ending on or before the Closing Date, including Tax Returns of ADI for such periods which are due after the Closing Date, and Seller shall be responsible for the contents of such returns; provided, however, that Seller shall furnish Purchaser and ADI with copies of such returns of ADI, within 30 days following the filing date.
Purchaser shall be responsible for preparing and filing on behalf of ADI all Tax Returns for Reporting Periods of ADI ending after the Closing Date (including for Reporting Periods beginning before and ending after the Closing Date).

                2.8.6   SECTION 338(H)(10) ELECTION.
                        ---------------------------

                        2.8.6.1   ADI shall make timely
and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state or local income tax laws with respect to ADI (the "Section 338(h)(10) Elections"), and Seller shall join with Purchaser in making Section 338(h)(10) Elections. Seller and Purchaser shall report the transactions contemplated by this Agreement consistent with such Section 338(h)(10) Elections and shall take no position contrary thereto, unless otherwise required by a determination within the meaning of Section 1313 of the Code (or similar provision of state or local law). Seller shall pay to the applicable taxing authority any Tax attributable to the
Section 338(h)(10) Elections.

                        2.8.6.2 Seller and Purchaser agree
to allocate the modified Aggregate Deemed Sale Price (as defined under applicable laws, rules and regulations of the United States Treasury) among the assets of ADI in accordance with the agreement of Seller and Purchaser reached within 100 days following the Closing (the "Agreement Period"). Neither Seller nor Purchaser shall take a position before any Taxing Authority or otherwise (including in any Tax Return) inconsistent with such allocation, unless otherwise required by a determination within the meaning of Section 1313 of the Code (or similar provision of state or local law).

                2.8.7    COOPERATION ON TAX MATTERS.
                         --------------------------

                2.8.7.1 Seller and Purchaser shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this
Section 2.8 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and Purchaser agree (i) to retain all books and records with respect to Tax matters pertinent to ADI relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller or Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
(ii) to give the other party reasonable written notice prior transferring, destroying or discarding any such books and records and, if the other party so requests, Seller or Purchaser, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

                2.8.7.2 Seller and Purchaser further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

                2.8.7.3 Each of Purchaser and Seller shall promptly deliver to the other any notice from any Tax authority received by it relating to Taxes for which the other is or may be liable pursuant to this Agreement.

        2.9     EMPLOYEE PLANS AND COMPENSATION ARRANGEMENTS.
                --------------------------------------------

                2.9.1 With respect to all of its group health plans, and compliance with the continuation coverage requirements with respect to all qualifying events as described in the Consolidated Omnibus Budget Reconciliation Act (COBRA) health benefit provisions of 1986, affecting any current or former employees of ADI and any qualifying beneficiary of such employees or former employees that occurred on or prior to the Closing Date, Seller shall hold Purchaser and any entity required to be combined with Purchaser (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) harmless from and fully indemnify them against any costs, expenses, losses, damages and liabilities incurred or suffered by them directly or indirectly, including, but not limited to, reasonable attorneys' fees and expenses, which relate to continuation coverage and arise as a result of any action or omission by Seller.

                2.9.2 Prior to the Closing Date, Seller shall cause ADI to terminate any Employee Plans described on Schedule
3.18 that provide medical or death benefit coverage to former employees of ADI (the "Retiree Medical Plans"), except to the extent required by Section 4980B of the Code, in a manner that precludes the imposition of any future liability on ADI under such Retiree Medical Plans. Seller shall hold Purchaser and any entity required to be combined with Purchaser (within the meaning of Sections 414(b), (c), (m) or (o) of the Code), including ADI, harmless from and fully indemnify them against any costs, expenses, losses, damages and liabilities incurred or suffered by them directly or indirectly, including, but not limited to, reasonable attorneys' fees and expenses, which relate to the Retiree Medical Plans. Notwithstanding the foregoing, Seller shall assume the liability for benefits under the Retiree Medical Plans with respect to employees of ADI that terminated their employment on or prior to the Closing Date.

                2.9.3   With respect to the Gevity HR 401(k)
Retirement Plan into which was merged the Achievement Data Inc. 401(K) Profit Sharing Plan & Trust (the "Plan") and compliance with laws, rules and regulations applicable to the Plan, Seller agrees to pay, and notwithstanding any disclosure of potential liabilities made by Seller or ADI, shall hold Purchaser and any entity required to be combined with Purchaser (within the meaning of Sections 414(b), (c), (m) or (o) of the Code), including ADI, harmless, from and fully indemnify them against any and all liabilities of ADI payable with respect to, and any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, court costs and reasonable professional fees incurred in the investigation, defense or settlement of any claims covered by this indemnity) (herein referred to as "Indemnifiable Plan Damages"), arising out of or in any manner incident, relating or attributable to liabilities of ADI payable with respect to, the Plan, or filings and returns required to be filed by ADI with respect to, (i) any Plan year (or other applicable reporting period) (a "Reporting Period") of ADI ending on or before the Closing Date, and (ii) any Reporting Period of ADI that begins before the Closing Date and that ends after the Closing Date (a "Straddle Period") (the "Plan Liabilities"). The Plan Liabilities for each Straddle Period for ADI shall be determined by treating each such Straddle Period as if it were a separate Reporting Period and by employing accounting methods which are consistent with those employed in preparing the Plan filings for ADI. Seller shall be responsible for preparing and filing on behalf of ADI all Plan filings for Reporting Periods of ADI ending on or before the Closing Date, including Plan filings of ADI for such periods which are due after the Closing Date, and Seller shall be responsible for the contents of such returns; provided, however, that Seller shall furnish Purchaser and ADI with copies of such returns of ADI not less than fifteen days prior to filing and such returns shall be subject to approval of Purchaser and copies of same shall be delivered to Purchaser within 30 days following the filing date. Purchaser shall be responsible for preparing and filing on behalf of ADI all Plan Returns for Reporting Periods of ADI ending after the Closing Date (including for Reporting Periods beginning before and ending after the Closing Date). Any claims for Indemnificable Plan Damages shall be subject to the provisions and process of Paragraph 8 hereof.

                2.9.4   Prior to the Closing Date, Seller shall
cause ADI to enter into Existing Employee Proprietary Rights
Agreements with all employees other than Martin Borg, Karen
Gerard and Paul Brazelton.

                2.9.5 Prior to the Closing Date, Seller shall cause ADI to terminate effective concurrently with the Closing, any existing bonus and other incentive plans or programs, including deferred bonus plans or programs, that provide benefits to employees or former employees of ADI, and to make certain payments for same in escrow as described in Schedule 2.9.5.

                2.9.6 After the Closing Date, Purchaser shall waive, or cause ADI to waive, limitations on benefits relating to any pre-existing conditions under any welfare benefit plan in which the employees of ADI participate immediately following the Closing Date.

                2.9.8 Purchaser shall grant and shall continue to grant, or shall cause ADI to grant and continue to grant, to all employees of ADI employed as of the Closing Date credit for all employment service with ADI, to the extent that such service was credited under similar employee benefit plans, programs and arrangements that cover the employees as of the Closing Date, under the employee plans, programs and arrangements that cover such employees immediately following the Closing Date unless such credit is not permitted by applicable law or would result in the duplication of benefits; provided, that no such service credit shall be granted for purposes of benefit accruals or for determining eligibility for retiree medical benefits.

                2.9.9 Purchaser, at its option, shall cause ADI to provide benefit coverage under the Employee Plans and Compensation Arrangements listed in Schedule 3.18 for a period through December 31, 2005 or may terminate such Employee Plans and Compensation Arrangements in lieu of the current benefit plans and compensation arrangements offered to other employees of Purchaser.

        2.10    CONDUCT OF PARTIES PRIOR TO THE CLOSING. Except
                ---------------------------------------
as expressly contemplated by this Agreement or with the prior written consent of Purchaser, during the period from the date hereof to the Closing Date, Seller shall cause ADI to maintain its business, properties and assets in good operating condition and repair and conduct the Business consistent with prior practice and in the ordinary and usual course of business and abide by the following affirmative and negative covenants.

                2.10.1  AFFIRMATIVE COVENANTS. Seller shall cause ADI
                        ---------------------
to:

                        2.10.1.1 continue its current efforts to preserve its business relationships with its employees, suppliers, distributors, advertisers, customers and others having business relationships with it;

                        2.10.1.2  maintain all existing insurance
coverage with respect to ADI and use the proceeds of any claims for loss payable under such insurance policies, plus such additional funds as may be required, to replace or restore any of the assets of ADI destroyed by fire or other casualties to their former condition as soon as possible after the loss and prior to the Closing Date;

                        2.10.1.3 promptly notify Purchaser in writing of any unusual or material developments with respect to the business or operations of ADI and of any material change in any of the information contained in the representations and warranties set forth in Article 3 or in the Schedules hereto;
provided that such notification shall not relieve Seller of any obligations hereunder; and

                        2.10.1.4 if the Closing is extended past July 1, 2005, furnish to Purchaser within 30 days after the end of each month ending May 30, 2005 and the Closing Date a statement of income and expense of ADI for the month just ended and such financial information (including information on payables and receivables) as Purchaser may reasonably request and which is prepared in the ordinary course of business.

                2.10.2  NEGATIVE COVENANTS. Except as set forth on
                        ------------------
Schedule 2.10.2, Seller shall not permit ADI to:

                        2.10.2.1 permit any material increase in the rate or terms of compensation payable or to become payable to employees of ADI, including, without limitation, any Employee
Plan or Compensation Arrangement, except increases occurring in accordance with customary practices which have been disclosed to Purchaser and to which Purchaser has consented in writing;

                        2.10.2.2  enter into, modify, amend, renew,
extend, terminate or waive any right under any Contract or commitment involving total payments or expenditures to any single Person of more than $10,000 on any single Contract or commitment or $50,000 in the aggregate for all such Contracts or commitments;

                        2.10.2.3 release, cancel or assign any material indebtedness owed to it or waive any rights or claims having value, except rights or claims waived in the ordinary course of business;

                        2.10.2.4 violate in any material respect any laws, ordinances, orders, injunctions or decrees applicable to the Business or ADI;

                        2.10.2.5 do any act or fail to do any act which might result in the expiration, revocation, suspension or modification of any of the Material Licenses or Material
Contracts of ADI, or fail to prosecute with due diligence any material applications to any Governmental Authority in connection with the operation of the Business of ADI;

                        2.10.2.6 fail to collect the accounts receivable or to pay the accounts payable and other current liabilities of ADI in any manner other than consistent with past practices;

                        2.10.2.7 suffer, create or assume any monetary Encumbrance or any material non-monetary Encumbrance with respect to the Business or the assets of ADI, whether now owned or hereafter acquired;

                        2.10.2.8  sell, assign, lease, transfer or
otherwise dispose of, or enter into any agreement for the sale, assignment, lease, transfer or disposition of, any material part of the Business or material assets of ADI, except in the ordinary course of business and consistent with past practices and (i) in connection with the acquisition of equivalent replacement property or (ii) pursuant to transactions not exceeding $5,000 in the aggregate;

                        2.10.2.9 declare, set aside or pay any dividend or other distribution or payment (whether in cash, stock or property) in respect of shares of its capital stock owned by any Person, or purchase, redeem or otherwise acquire any of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                        2.10.2.10  permit or effect any change in
accounting or bookkeeping methods, principles or practices;

                        2.10.2.11  permit or effect any borrowing of
money, including, without limitation, any increase or extension of purchase money credit, or permit any increase in liabilities, other than current liabilities incurred in the ordinary course of business and consistent with past practices;

                        2.10.2.12 Subject to Section 2.3, enter into any inter-company transactions with Seller or any Affiliates, other than in the ordinary course of business and consistent with past practices;

                        2.10.2.13 make, approve or permit any change in the Articles or Certificate of Incorporation or Bylaws or applicable governing instruments of ADI, or in its authorized, issued or outstanding securities;

                        2.10.2.14 issue, sell or grant shares of capital stock, options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of ADI or rights or obligations convertible into or exchangeable for any shares of capital stock of ADI and not make any changes (by split-up, stock dividend, combination, reorganization or otherwise) in the capital structure of ADI;

                        2.10.2.15 make any material increase in the size of the workforce employed by ADI;

                        2.10.2.16  enter into, modify, amend, renew,
extend, terminate or waive any rights under any collective bargaining agreement; or

                        2.10.2.17 voluntarily recognize any union or other collective bargaining agent as the representative of any of the employees of ADI for purposes of collective bargaining, except as may be required by law.

        2.11    BROKERS. Purchaser shall pay Signal Hill Capital
                -------
Group LLC and agrees to indemnify and hold harmless ADI and Seller against any fee, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by Purchaser, and Seller shall agree to indemnify and hold harmless Purchaser against any fee, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by Seller or ADI or any of its Affiliates.

        2.12    PUBLICITY. Except as otherwise required by law,
                ---------
rule or regulation, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of Purchaser and Seller to the contents and the manner presentation and publication thereof. The parties agree to cooperate and seek the other party's comment with respect to any disclosures required by law.

        2.13    NO SHOP. None of Seller, ADI, its Affiliates or
                -------
any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with Article 9 below, directly or indirectly, (i) solicit or initiate the submission of proposals or offers from any Person for; (ii) participate in any discussions pertaining to or (iii) furnish any information to any Person other than Purchaser relating to any direct or indirect acquisition or purchase of all or any portion of the capital stock or assets of any of ADI. Seller and ADI shall promptly notify Purchaser if either receives an unsolicited offer from any Person relating to any direct or indirect acquisition or purchase of all or any portion of the capital stock or assets of ADI.

        2.14    ACCESS TO BOOKS AND RECORDS.
                ----------------------------

                2.14.1 Between the date of this Agreement and the Closing Date, Seller will cause ADI to allow Purchaser, its counsel and other representatives and agents access to the books, records, files, documents, assets, properties, contracts and agreements, including, without limitation, any personnel records or any environmental studies, title policies or surveys relating to the Real Property, of ADI as Purchaser may reasonably request. In the event that Purchaser desires to obtain title commitments or environmental audits of the Real Property owned by ADI, Seller shall also, and shall cause ADI to, assist Purchaser in obtaining such commitments or audits, including by delivering a "non-imputation" endorsement to the effect that the title defects known to the officers, directors and shareholders of ADI shall not be deemed "facts known to the insured" for purposes of the title insurance policy. Purchaser will conduct any investigation in a manner that will not unreasonably interfere with the business of ADI. Purchaser will treat as confidential all confidential information disclosed to it or its representatives in connection with Purchaser's investigation of ADI, except as otherwise required by law.

                2.14.2 After the Closing Date, Purchaser shall, upon request of Seller, and with reasonable notice to Purchaser, in connection with the preparation by Seller of financial statements and tax returns and for such other purposes as Seller shall reasonably request (but only with respect to operations of ADI prior to Closing), (i) provide to Seller reasonable access, during normal business hours, to files, books, records, documents and other information of ADI (and, at Seller's expense, copies thereof), (ii) cause its officers and personnel and ADI to furnish to Seller any and all financial and operating data and other information pertaining to ADI, and (iii) make available, for consultation with Seller, personnel of Purchaser and of ADI having access to such information and documents. In exercising its rights under this Section 2.14, Seller and its representatives shall not interfere with ADI's normal operations. Purchaser shall retain the files, books, records and documents of ADI, and comply with the aforesaid provisions, for at least three years after the Closing Date. Seller acknowledges and agrees that any and all information to which it is granted access pursuant hereto shall be the subject of the confidentiality provisions set forth and contained in the Non-Competition Agreements or applicable Employment Agreements with respect to Karen Gerard, Martin Borg, and Paul Brazelton and
Employee Proprietary Rights Agreements with such same employees.

        2.15    CONFIDENTIALITY. Purchaser and Seller are parties
                ---------------
to a letter agreement, dated January 2005 (the "Confidentiality Agreement"). Notwithstanding the execution, delivery and performance of this Agreement, or the termination of this Agreement prior to Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

        2.16    CERTAIN POST-CLOSING ENVIRONMENTAL PROCEDURES.
                ---------------------------------------------

                2.16.1 From and after Closing, with respect to environmental liabilities or breaches of representations set forth in Section 3.14, Purchaser shall provide written notice to Seller, specifying the nature of and basis for such environmental liability or breach, and Seller shall have the option to control the resolution of any remedial action relating thereto, including, without limitation, the performance of any tests, reports, investigations or any other activities relating to such remedial action and contacting Governmental Authorities, making any reports to such Governmental Authorities, submitting any remedial action plans to such Governmental Authorities and negotiating with such Governmental Authorities; provided that, in addition to the provisions set forth in Section 2.16.3 below, Seller agrees (i) to provide Purchaser, in advance, with a reasonably detailed description of any such proposed remedial action and a reasonable period of time, given the specific circumstances, to permit Purchaser to comment on proposed activity, and Seller agrees to consider in good faith any such comments, (ii) to perform any such remedial action in a reasonably prudent manner to avoid any harm to the environment or to human health and safety, to comply with all laws, including Environmental Laws, to obtain and maintain all necessary permits, financial assurances and insurance and to obtain their own EPA Identification Number (if practicable), arrange for disposal and be identified on manifests as the "generator" (if practicable), of all Hazardous Materials generated from or otherwise arising out of any such remedial action, (iii) to perform all actions reasonably necessary to remove or remediate the Hazardous Materials, contamination or environmental degradation arising out of or relating to the indemnification claim and to bring the facility or property into compliance with all Environmental Laws with respect to such Hazardous Materials, contamination or degradation and agree to obtain written governmental approval confirming that no further actions are required with respect to such Hazardous Materials, contamination or degradation, and (iv) not to perform any remedial action in a manner which is reasonably likely to reduce the value of or materially alter the use of the Real Property. Purchaser and Seller agree that the use of the Real Property as of the Closing Date shall be the appropriate property classification to be used in determining which actions are reasonably necessary pursuant to clause (iii) above with respect to such Real Property. Notwithstanding the foregoing, Seller must provide Purchaser with written notice within ten days of their receipt of Purchaser's notice pursuant to this Section 2.16.1 whether or not they desire to control the resolution of such remedial action, and, if no such written notice is received by Purchaser within such ten-day period, Purchaser shall have the option to control the resolution of such remedial action.

                2.16.2 Purchaser and Seller each agree to maintain in strict confidence all information concerning any environmental matters of ADI. If any Environmental Law requires Seller to disclose any such information, Seller agrees to promptly notify
Purchaser of such requirement and to give Purchaser the opportunity to review and comment in advance upon the content and timing of any disclosures that Seller propose to make.

                2.16.3 Purchaser and Seller agree that each shall, in connection with any activities they each undertake in connection with this Section 2.16 or otherwise, (i) provide or be provided with reasonable access to employees with relevant facts about such activities, (ii) provide copies of any material documents to the other parties and a reasonable opportunity to comment on such documents, (iii) keep the other parties reasonably informed relating to the progress of such activities, (iv) where applicable, select counsel, contractors and consultants of recognized standing and competence after consultation with the other parties, (v) take all steps necessary in the defense of any claims which are the subject of such activities, (vi) at all times diligently and promptly pursue the resolution of any claims which are the subject of such activities, (vii) allow the other parties to participate in any communications or proceedings involving any Governmental Authority or any other
Person and consult with the other parties hereto as to the manner of managing or resolving such communications or proceedings, in each case, except to the extent necessary to protect attorney-client privilege or attorney work product and
(viii) use reasonable efforts to avoid unreasonable interference with the other parties' normal business operations.

        2.17    CERTAIN INTELLECTUAL PROPERTY MATTERS.  At
                -------------------------------------
Closing, Seller shall cause ADI to enter into and deliver to Purchaser fully executed License Agreements substantially in the form of Exhibit "J" attached hereto and made a part hereof (the "License Agreement") with each of Liafail, Clerisys Technologies, PLATO and Medical Learning (each a "Licensee"), pursuant to which each Licensee will limit its current license from ADI.

3.      REPRESENTATIONS AND WARRANTIES OF SELLER.
        ----------------------------------------

        Each Shareholder, jointly and severally, represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows (any representation made "to the knowledge of Seller" shall be deemed a representation made to the knowledge of each Shareholder and ADI):

        3.1     ORGANIZATION, STANDING AND FOREIGN QUALIFICATION. ADI
                ------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth in Schedule 3.1. Schedule 3.1 sets forth a list of all Subsidiaries of ADI and their respective jurisdictions of organization and identifies ADI's direct or indirect percentage ownership interest therein. ADI has all corporate, powers required to carry on its business as now conducted, except for such matters as would not have a Material Adverse Effect. ADI is duly qualified and licensed to do business as a foreign corporation or other foreign legal entity and are in good standing in each jurisdiction where such qualification and/or licensing is necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Complete and correct copies of ADI's and each Subsidiary of ADI's articles or certificate of incorporation and bylaws or other applicable governing instruments, all as amended to date, and of the stock ledgers of each have been delivered to Purchaser.

                3.1.1 Expert Coding, Inc. ("Expert Coding") was a former wholly-owned subsidiary of ADI, which was incorporated in Minnesota, and has been dissolved in accordance with the laws, rules and regulations of such state. Any and all right, title and interest of Expert Coding in its assets was sold, transferred or assigned to ADI which now owns such assets free and clear of any Encumbrance, and the authorization of no other Person is required in order to consummate the transactions contemplated by this Agreement by virtue of any such Person having an equitable or beneficial interest in Expert Coding or its assets.

        3.2     AUTHORITY AND STATUS. Seller has the full power and
                --------------------
authority to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated hereby and thereby (the "Seller Related Agreements") and ADI has the full corporate power and authority to execute and deliver this Agreement all other agreements, instruments and certificates contemplated hereby and thereby (the "ADI Related Agreements", together with the Seller Related Agreements, the "Related Agreements"), to be executed and delivered by them, to carry out and perform their obligations under the terms of this Agreement and the Related Agreements to be executed and delivered by them and to consummate the transactions contemplated hereby and thereby, without the necessity of any act, approval or consent of any other Person whomsoever. All corporate action on the part of ADI and its directors and Shareholders necessary for the authorization, execution, delivery and performance by Seller and ADI of this Agreement and the Related Agreements to be executed and delivered by Seller or ADI has been taken. This Agreement and the Related Agreements to be executed and delivered by Seller constitute or will, when executed and delivered by Seller, constitute the valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and except as enforcement of remedies may be limited by general equitable principles. This Agreement and the Related Agreements to be executed and delivered by ADI constitute or will, when executed and delivered by ADI, constitute the valid and legally binding obligations of ADI, enforceable against ADI in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and except as enforcement of remedies may be limited by general equitable principles.

        3.3     CAPITALIZATION.
                --------------

                3.3.1 Schedule 3.3.1 sets forth the authorized, issued and outstanding capital stock of ADI and each Affiliate, and no shares are held in the treasury of ADI. All of the issued and outstanding shares of capital stock of ADI are owned by Seller, free and clear of all Encumbrances and preemptive or other rights or options of any nature whatsoever, and the authorization of no other Person is required in order to consummate the transactions contemplated by this Agreement by virtue of any such Person having an equitable or beneficial interest in ADI. All of the Shares and the issued and outstanding capital stock of ADI are duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement, there are no outstanding subscriptions, options, warrants, calls, demands, commitments, plans or agreements to issue any additional shares of ADI capital stock or to pay any dividends on such shares, or to purchase, redeem or retire any outstanding shares of its capital stock, or outstanding securities or obligations which are convertible into or exchangeable for any shares of capital stock of ADI.

                3.3.2 All issuances, transfers or purchases of the capital stock of ADI have been effected in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all Taxes thereon, if any, have been paid. No former or present holder of any of the Shares or any other capital stock of ADI has any legally cognizable claim against Seller or ADI based on any issuance, sale, purchase, redemption or involvement in any transfer of any Shares or any such other capital stock by ADI.

        3.4     ABSENCE OF EQUITY INVESTMENTS. Except as described in
                -----------------------------
Schedule 3.4 hereto (the "Investment Interests"), ADI does not own or have the right or obligation to acquire voting securities or other ownership interests in any other Person.

        3.5     LIABILITIES AND OBLIGATIONS OF ADI.
                ----------------------------------

                3.5.1 Seller has delivered annual federal tax returns and all schedules to Purchaser for ADI for fiscal years ended December 31, 2002, 2003 and 2004, and ADI's balance sheet and income statement on a cash basis for the period ended December
31, 2004 and the four months ended April 30, 2005, each of which are true, correct and complete copies of the tax returns and statements (collectively, the "Financial Statements"). The
Financial Statements are correct and complete, are in accordance with the books and records of ADI, have been prepared on the cash basis of accounting, consistently applied, and fairly present the financial position and results of operations of ADI as of the respective dates and for the respective periods presented therein.

                3.5.2 ADI has no actual or potential liability or obligation related to its assets, business, operations or financial condition (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with GAAP, consistently applied, including, without limitation, any liability that might result from an audit of its Tax Returns by any appropriate Governmental Authority, except for (i) the liabilities and obligations of ADI which are disclosed or reserved against in the Financial Statements or disclosed on
Schedule 3.5.2 hereto, to the extent and in the amounts so disclosed or reserved against, and (ii) liabilities incurred or accrued in the ordinary course of business since the date of the most recent Financial Statements, and which do not, either individually or in the aggregate, have (and would not reasonably be expected to have) a Material Adverse Effect.

                3.5.3 Except as set forth in Schedule 3.5.3, ADI is not in default in any material respect with respect to any liabilities or obligations which are related to the assets, business or operations of ADI.

        3.6     TAX MATTERS.
                -----------

                3.6.1 ADI has filed or has caused to be filed in a timely manner all required Tax Returns with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed by ADI, and any Subsidiary or Affiliate of ADI (except Tax Returns for which the filing date has not expired or has been extended and such extension period has not expired), and all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due and payable. Schedule 3.6 lists all jurisdictions where Tax Returns are required to be filed with respect to ADI and any Subsidiary or Affiliate. To the knowledge of Seller, except as set forth in Schedule 3.6, the Financial Statements reflect an adequate reserve in accordance with GAAP (without regard to any amounts reserved for deferred taxes) for all unpaid Taxes payable by ADI and any Subsidiary or Affiliate for all Tax periods and portions thereof through the date of such Financial Statements. Except as disclosed in Schedule 3.6,
Seller has not, and ADI has not, executed any waiver or extension of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. Except as disclosed in Schedule 3.6, none of the federal, state or local income Tax Returns filed by or on behalf of ADI, or any Subsidiary or Affiliate of ADI are currently being audited by any taxing authority, and there are no other examinations, requests for information or other administrative or judicial proceedings pending with respect to Taxes of ADI or any such Subsidiary or Affiliate. Except as disclosed in
Schedule 3.6, (i) neither the Internal Revenue Service nor any other taxing authority has asserted any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to, any of ADI, its Subsidiaries or Affiliates and (ii) there are no proposed reassessments of any property owned by any of ADI, its Subsidiaries or Affiliates that would affect the Taxes of ADI. There are no Tax liens on any assets of ADI, other than liens for current Taxes not yet due and payable without penalty.

                3.6.2 Except as disclosed in Schedule 3.6, ADI has not been at any time a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

                3.6.3 As of the Closing, there will be no tax sharing agreements or similar arrangements with respect to or involving
ADI.

        3.7     PERSONAL PROPERTY. All of the tangible assets material
                -----------------
to the operations of ADI are in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily and are available for immediate use in the conduct of the Business of ADI as presently conducted.

        3.8     BANK ACCOUNTS. Set forth and described on Schedule 3.8
                -------------
hereto is a complete list of all bank accounts and safe deposit boxes of ADI, all powers of attorney in connection with such accounts and the names of all persons authorized to draw thereon or to have access thereto.

        3.9     CONSENTS AND APPROVALS; NONCONTRAVENTION.
                ----------------------------------------

                3.9.1 Except as set forth on Schedule 3.9, there is no requirement applicable to Seller or ADI to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation by Seller of the sale of the Shares and to enable Purchaser to hold the Shares and conduct the full operation of the Business as presently conducted by ADI pursuant to this Agreement.

                3.9.2 Except as set forth on Schedule 3.9, the execution, delivery and performance of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice, the lapse of time or both), (i) conflict with or result in any breach of any provision of the Articles or Certificate of Incorporation, Bylaws or other applicable governing instruments, each as amended to date, of ADI; (ii) violate, result in a breach of or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, or result in the creation or imposition of any Encumbrance upon the property of ADI pursuant to any provision of, any Material Contract; or (iii) violate any Material License or any applicable law, rule, regulation, order, writ, judgment, ordinance, injunction or decree of any Governmental Authority to which ADI or Seller is a party or is bound or by which the assets or business of ADI are affected.

        3.10    ABSENCE OF CHANGES. Since December 31, 2004, ADI
                ------------------
has not, except as otherwise expressly provided in this Agreement or disclosed on Schedule 3.10:

                3.10.1 transferred, assigned, conveyed or liquidated any of the assets of ADI or entered into any transaction or incurred any liability or obligation that materially affects the business, operations or financial condition of ADI other than in the ordinary course of its business;

                3.10.2 suffered any material adverse change in the business, operations or financial condition of ADI or become aware of any event or state of facts that may reasonably be expected to result in any such material adverse change;

                3.10.3 suffered any physical destruction, damage or loss, materially and adversely affecting the assets of ADI, whether or not covered by insurance;

                3.10.4 incurred the imposition of any Encumbrance or claim upon any of the material assets of ADI, except for any current year lien with respect to personal or real property
Taxes not yet due and payable;

                3.10.5 committed or permitted any default in any liability or obligation which has had or will have a Material
Adverse Effect;

                3.10.6 declared, promised or made any distribution or other payment from the assets of ADI to Seller or issued any additional shares or rights, options or calls with respect to any of ADI's capital stock, or redeemed, purchased or otherwise acquired any of ADI's capital stock, or made any change whatsoever in ADI's capital structure;

                3.10.7 except in the ordinary course of business and consistent with past practices, paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to, or with respect to, any Employee Plan or Compensation
Arrangement, or paid any bonus to, or granted any increase in the compensation of, any ADI directors, officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

                3.10.8 changed its accounting methods, practices or principles; or

                3.10.9 incurred any other material liability or obligation or entered into any transaction, in each case other than in the ordinary course of business.

        3.11    LITIGATION. Except as otherwise set forth in
                ----------
Schedule 3.11 hereto, there is no suit, action, proceeding, claim or investigation pending or, to the best knowledge of Seller, threatened against or affecting ADI. None of the items described in Schedule 3.11, singly or in the aggregate, would (if determined adversely to ADI) have a Material Adverse Effect on the assets, Business, operations or financial condition of ADI, or the right of Seller to consummate the transactions contemplated hereby.

        3.12    LICENSES AND PERMITS; COMPLIANCE WITH LAW. ADI
                -----------------------------------------
holds all material licenses, certificates, permits, franchises and rights (the "Material Licenses") from all appropriate federal, state or other Governmental Authorities required for the conduct of the Business as currently conducted by ADI, and none of the Material Licenses is subject to any restriction or condition which would limit the full operation of the Business of ADI as presently operated. All of the Material Licenses are listed on Schedule 3.12. Except as noted in Schedule 3.12, ADI is presently conducting the Business so as to comply in all material respects with all applicable statutes, ordinances, rules, regulations, laws and orders of any Governmental Authority. Further, ADI is not presently charged with, nor to the best knowledge of Seller, is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, nor is presently the subject of any pending or threatened adverse proceeding by any Governmental Authority having jurisdiction over the assets or Business of ADI. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby will result in the termination of any Material License held by ADI.

        3.13    REAL PROPERTY.
                -------------

                3.13.1 Schedule 3.13 lists all Real Property owned or leased by any of ADI and used or held for use in the Business, indicating in each case whether the property is owned or leased.
The Real Property disclosed on Schedule 3.13 includes all real property or interests therein necessary to conduct lawfully the Business as presently conducted. To the knowledge of Seller, except as otherwise set forth on Schedule 3.13, all of the Real Property (including the improvements thereon) has full legal and practical access to public roads or streets and is supplied in all material respects with all utilities and other services, including gas, electricity, water, telephone, sanitary sewer and storm sewer, necessary for the conduct and operation of the Business of ADI as now conducted, all of which services are adequate in accordance in all material respects with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Real Property. To the knowledge of Seller, except as otherwise set forth on Schedule
3.13, all improvements, installations, equipment and facilities made by or constructed for ADI or utilized in connection with ADI were constructed and are maintained, placed and located in compliance in all material respects with all applicable federal, state or other statutes, laws, ordinances, regulations, rules, codes, orders, deeds, easements, restrictions, leases, licenses, permits or other arrangements or requirements (including, but not limited to, any building, zoning or Environmental Laws or codes) affecting such premises and are located entirely on the Real Property, and none of the Real Property is located within any flood plain.

                3.13.2 Except as otherwise set forth on Schedule 3.13, with respect to each leasehold interest included in the Real Property, neither ADI nor the landlord is in default under any agreement relating thereto (nor, to the knowledge of Seller, is any other party thereto), and such leasehold interest (i) is valid, subsisting and in full force and effect; (ii) is free and clear of all Encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber or other rights or interests, except for (a) liens for real estate Taxes not yet due and payable, (b) easements, rights-of-way and restrictions of record, all of which, to the knowledge of Seller, are described in Schedule 3.13, and (c) statutory liens in favor of landlords with respect to rent not yet due and payable, (d) any other claims or Encumbrances which are described in Schedule
3.13 and annotated to indicate whether such claims or Encumbrances will be removed prior to or at Closing, and (e) those non-monetary Encumbrances which do not, individually or in the aggregate, materially interfere with the use of such Real Property or materially detract from its value; and (iii) will at Closing include enforceable rights to nondisturbance with respect to all prior Encumbrances and peaceful and quiet enjoyment, so long as ADI fulfills its obligations under the lease and/or mortgage therefor.

                3.13.3 Except as otherwise set forth on Schedule 3.13, to the knowledge of Seller, all Real Property (including the improvements thereon) (i) is in good condition and repair in accordance with normal and customary industry practices (excepting ordinary wear and tear), (ii) is available for immediate use in the conduct of the business or operations of ADI and (iii) complies in all material respects with all applicable building, safety and zoning codes and the regulations of any Governmental Authority having jurisdiction. Except as otherwise set forth on Schedule 3.13, to the knowledge of Seller, none of the Real Property or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications. To the knowledge of Seller, there are no condemnation proceedings or eminent domain proceedings, lawsuits or legal proceedings of any kind pending or, to the knowledge of Seller, threatened in connection with any of the Real Property. To the knowledge of Seller, the Real Property and the present use and condition thereof do not violate in any material respect any applicable deed restrictions or other covenants, restrictions, agreements, existing site plan approvals, or in any material respect, any zoning or subdivision regulations or urban redevelopment plans applicable to the Real Property as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of the Real Property, other than those which are transferable with the Real Property and the Material Licenses, are required by any Governmental Authority having jurisdiction over the Real Property or their operation. Except as otherwise set forth on Schedule 3.13, ADI has paid, or shall have paid prior to Closing, all amounts owing by ADI to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any Real Property. Schedule 3.13 sets forth a true and complete list of all construction, architect, engineering and other agreements, if any, relating to uncompleted construction projects entered into by ADI in connection with any Real Property.

        3.14    ENVIRONMENTAL MATTERS.
                ---------------------

                3.14.1  Except as disclosed on Schedule 3.14 hereto,
(i) ADI operations with respect to the Business and to the knowledge of Seller, all Real Property has complied and currently complies in all material respects with all applicable Environmental Laws; (ii) none of ADI's operations thereon are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law; (iii) to the knowledge of Seller, none of the Real Property is the subject of any federal or state investigation concerning any use or release of any Hazardous Material; (iv) neither Seller nor ADI, nor, to the knowledge of Seller, any predecessor-in-title to the Real
Property has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Material into the environment; (v) to the knowledge of Sellers, ADI has no material contingent liability in connection with any release of any Hazardous Material into the environment, and no release which could require material remediation has occurred;
(vi) none of the operations of ADI on the Real Property involves the generation, transportation, treatment, storage or disposal of Hazardous Materials of "Reportable Quantity" (as defined by CERCLA); and (vii) except in accordance in all material respects with all legal requirements, ADI has not disposed of any Hazardous Material of Reportable Quantity in, on or about the Real Property and, to the knowledge of Seller, neither has any lessee, prior owner or other Person.

                3.14.2 Except as disclosed in Schedule 3.14, to the knowledge of Seller there are no surface impoundments or above ground or underground storage tanks located in, on or about the Real Property.

        3.15    CONTRACTS, ETC. All Material Contracts are listed
                --------------
in Schedule 3.15 hereto, and ADI and, except for two material contracts that contain confidentiality provisions prohibiting their disclosure, Seller has delivered to Purchaser a true and complete copy of each such Material Contract. All of the Material Contracts are valid and binding upon ADI, and, to the best knowledge of Seller, the other parties thereto and are in full force and effect. Except as set forth on Schedule 3.15 hereto, there is no existing material default, event of default or other event with respect to the Material Contracts to which ADI is a party or by which its or its properties are bound which, with or without due notice or lapse of time or both, would constitute a material default or event of default on the part of ADI.

        3.16    INTELLECTUAL PROPERTY.
                ---------------------

                3.16.1  INTELLECTUAL PROPERTY DISCLOSURE AND
                        ------------------------------------
DEFINITION.  For purposes of this Agreement the term
----------
"Intellectual Property" shall have the following meaning: ADI created, developed or owned: (i) patents and patent applications; (ii) copyrights, and registrations thereof; (iii) mask works and registrations and applications for registration thereof; (iv) computer software, including source and object code, data, processes and documentation; (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (vi) trademarks, service marks, trade names, brand names, domain names, urls and applications and registrations therefore; and (vii) other proprietary rights relating to any of the foregoing or used or useful in the conduct of the business of ADI. Schedule 3.16 hereto sets forth a complete and correct list of all (i) patents and patent applications; (ii) registered copyrights, copyright applications and other copyrights material to the business of ADI; (iii) mask works and registrations and applications for registration thereof; (iv) computer software programs including those test taking methodologies and processes developed or owned by ADI and embodied therein; (v) material customers and suppliers information; (vi) trademarks, service marks, trade names, brand names, domain names, urls and applications and registrations therefore; (vii) other proprietary rights relating to any of the foregoing or used or useful in the conduct of the business of ADI; and (viii) licenses granted by or to ADI with respect to any of the above. Seller warrants that all documents, computer records, disks and other materials of any nature or kind containing the Intellectual Property or any portion thereof have been turned over to the Purchaser and that the Seller will not retain the Intellectual Property or any portion thereof, in any form whatsoever after the Closing except as specifically permitted hereunder. For the purposes of this Agreement, the term "documents" includes all information fixed in any tangible medium of expression in whatever form or format, and copies thereof.

                3.16.2  ADI'S OWNERSHIP OF THE INTELLECTUAL
                        -----------------------------------
PROPERTY.  ADI is the sole owner of all right, title and
--------
interest in the Intellectual Property free of any security interest, charge or encumbrance. ADI has the sole right to assign the Intellectual Property and it has not assigned it or any part of it to any Person, nor are there any agreements, transactions or arrangements of any kind that would restrict the assignment of the Intellectual Property. The Intellectual Property is reasonably fit and suitable to conduct the business of ADI as it is now being conducted. Except as otherwise provided on Schedule 3.16: (i) the Intellectual Property arises out of, and was developed through the sole, exclusive and original work of, the employees and contractors of ADI; (ii) to the knowledge of Seller and ADI, the Intellectual Property is not in the public domain; (iii) the Intellectual Property, specifically including the test engines utilized by ADI, is not the derivative work of a third party under United States Copyright Law, except as utilized pursuant to license as disclosed on the schedules hereto; and (iv) the Intellectual Property is owned by ADI free and clear of all liens, judgments or other encumbrances, as of the date of the Closing, ADI's right, title and interest in and to the Intellectual Property is valid and enforceable and uncontested and will be owned or available for continued use by ADI after the Closing. Any software or product that ADI or Seller created for the Bloomington School District, as an employee or independent contractor, is not the basis for any of ADI's current Intellectual Property and that ADI's Intellectual Property, including its test engine(s), is not is based on, derived from, or a derivative work of, any product created by or for the Bloomington School District by ADI or Seller.

                3.16.3  NO INFRINGEMENT.  Except as set forth on
                        ---------------
Schedules 3.11 and 3.16, no claims, notices, oppositions or demands have been asserted by any third party with respect to any of the Intellectual Property or any of the items listed in
Schedule 3.16, and no Person has interfered with, infringed upon, misappropriated, acted adversely to or otherwise come into conflict with the Intellectual Property that ADI or any of its Affiliates owns or has an exclusive license to use. ADI has not interfered with, infringed upon, misappropriated, acted adversely to or otherwise come into conflict with any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other Person or Persons, and there is no claim or action pending or, to the knowledge of Seller, threatened with respect thereto.

                3.16.4  ASSIGNMENT OF EMPLOYEES AND CONTRACTORS.
                        ---------------------------------------
Each employee of ADI or any of its Affiliates who created any of ADI's or its Affiliates' Intellectual Property and each independent contractor engaged by ADI or any of its Affiliates who created any of ADI's or its Affiliates' Intellectual Property has assigned to ADI or its Affiliates, by written agreement, all of such employee's or contractor's right, title and interest in such Intellectual Property. No current or former employee or independent contractor of ADI, has any rights to any of the Intellectual Property owned, developed or contributed to by ADI or its Affiliates.

                3.16.5  THIRD PARTY LICENSES AND ROYALTY
                        --------------------------------
OBLIGATIONS.  Except as set forth on Schedules 3.15 and 3.16,
-----------
there are no agreements with any Person pursuant to which ADI obtains rights to Intellectual Property material to the business of ADI or any of its Affiliates (other than software that is generally commercially available) that is owned by a party other than ADI. Other than license fees for software that is generally commercially available, ADI is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

                3.16.6  ADI'S DILIGENT PROTECTION OF
                        ----------------------------
INTELLECTUAL PROPERTY.  Except as otherwise disclosed on
---------------------
Schedules 3.11 and 3.16, ADI has taken reasonable and necessary precautions (i) to protect its rights in its and its Affiliates' Intellectual Property; (ii) to maintain the confidentiality of its and its Affiliates' trade secrets, know-how and other confidential Intellectual Property, and to Seller's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of ADI or its Affiliates, the result of which would be to materially compromise the value of the Intellectual Property or the rights of ADI or its Affiliates to apply for or enforce appropriate legal protection of ADI's or its Affiliates' Intellectual Property; and (iii) to ensure that all existing registrations and applications to Government Entities with respect to the Intellectual Property are in full force and effect and that all necessary fees required to maintain or continue those registrations and applications, as of the date of the Closing, have been paid.

                3.16.7  THIRD-PARTY SOFTWARE LICENSES. ADI
                        -----------------------------
has all necessary licenses to use all material third-party software used in ADI's business and in connection with its Intellectual Property. ADI's use of third-party software does not exceed the scope of those licenses and ADI is not in breach of any of the underlying agreements related to those licenses.

        3.17    LABOR MATTERS AND EMPLOYEE RELATIONS. Attached
                ------------------------------------
hereto as Schedule 3.17 is a list of all current employees of ADI, including their titles and annual wages, salary and bonus information. Except as otherwise set forth on Schedule 3.17 hereto:

                3.17.1 Neither Seller nor ADI has received notice (or has knowledge) that any present or former employee, or union or other collective bargaining agents claiming to represent any employee, of ADI has advanced a claim in writing or orally against ADI (whether under any foreign, federal, state or common law, through any Governmental Authority, under an employment agreement, collective bargaining agreement, personal service or independent contractor agreement or otherwise) that is currently pending or threatened, including without limitation, any claim for (i) overtime pay, other than overtime pay for the current period; (ii) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period);
(iii) vacations, time off (including, without limitation, potential sick leave) or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of ADI's current fiscal year; (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; (v) discrimination against employees on any basis; (vi) unlawful employment or termination practices;
(vii) unfair labor practices or alleged violations of collective bargaining agreements; (viii) any violation of occupational safety and/or health standards; (ix) benefits under any Employee
Plan or Compensation Agreement; (x) breach of any employment, personal service or independent contractor agreement; or (xi) the misclassification of employees as independent contractors.

                3.17.2 Except as set forth in Schedule 3.17, within the past five years, ADI has not been the subject of any union organizing activity or labor dispute, nor has there been any strike, slowdown, picketing or work stoppage of any kind called, or, to the knowledge of Seller, threatened to be called, against ADI. ADI has not violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices, including, without limitation, those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll-related Taxes. Except as set forth in Schedule 3.17, ADI is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of ADI, no union or other collective bargaining agent has been recognized or certified, or claims to be, or has requested recognition as, a representative of any of the employees of ADI and, to the knowledge of Seller, no representation campaign or election is now in progress or threatened with respect to any of the employees of ADI.

                3.17.3 There is not pending or threatened by written notice to any of ADI or Seller any charge or complaint against ADI by or before the National Labor Relations Board, any representative thereof or any comparable foreign or state agency or authority.

                3.17.4 Except as set forth on Schedule 3.17, neither Seller nor ADI has any written or oral contracts of employment with any current employee of ADI, except for oral employment contracts terminable at will without penalty.

        3.18    BENEFIT PLANS.
                -------------

                3.18.1 All of the Employee Plans and Compensation Arrangements that provide benefit coverage to employees or former employees of ADI are listed and described in Schedule
3.18, and complete and accurate copies of any such written Employee Plans and Compensation Arrangements (including any amendments, related trust agreements, IRS favorable determination letters and rulings, and related insurance policies) have been furnished to Purchaser, along with copies of any employee handbooks, summary plan descriptions or similar documents describing such Employee Plans and Compensation Arrangements. Any unwritten Employee Plans or Compensation Arrangements and prior Employee Plans or Compensation
Arrangements also are listed in Schedule 3.18, and complete descriptions and copies have been furnished to Purchaser.
"Prior" Employee Plans or Compensation Arrangements include, but are not limited to, all prior plans and arrangements that were terminated; all prior plans and arrangements that were merged or spun off from any existing plan or arrangement and all prior versions of all existing and prior plans and arrangements.
Except as disclosed in Schedule 3.18, neither Seller nor any of ADI is a party to and/or has in effect or to become effective after the date of this Agreement any plan arrangement or other scheme which will become an Employee Plan or Compensation Arrangement (including, but not limited to, any bonus, cash or deferred compensation, severance, medical, pension, profit sharing or thrift, stock option, employee stock ownership, life or group insurance, death benefit, vacation, sick leave, disability or trust agreement or arrangement) or any amendment to an Employee Plan or Compensation Arrangement.

                3.18.2 Seller has furnished to Purchaser all the Forms 5500, 5329, 5330, 945, 1096, 1099-R, 990-T and PBGC-1
filed for at least each of the last six Plan Years, for each of the existing and prior Employee Plans listed in Schedule 3.18 (including all attachments and schedules) and all actuarial reports, summaries of material modifications, summary annual reports and any other employer notices (including governmental filings and descriptions of material changes to Employee Plans) relating to such Employee Plans. Except as set forth in
Schedule 3.18, all Forms and notices required to be filed with the Internal Revenue Service, Department of Labor, Employee Benefit Security Administration or Pension Benefit Guaranty Corporation and all notices and disclosures required to be made to Plan participants and beneficiaries have been filed and/or made on a timely basis.

                3.18.3  Each Employee Plan and Compensation
Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws.

                3.18.4 Except as set forth in Schedule 3.18, neither ADI, nor any ERISA Affiliate (or former ERISA Affiliate) thereof, is contributing to, is required to contribute to, or has contributed within the last six years to, any Multiemployer
Plan, and none of ADI nor any ERISA Affiliate (or former ERISA Affiliate) thereof has incurred within the last six years, or reasonably expects to incur, any "withdrawal liability," as defined under Section 4201 ET SEQ. of ERISA. Also, except as set forth in Schedule 3.18 neither ADI nor any ERISA Affiliate
(or former ERISA Affiliate) thereof, is required to contribute to, or has contributed within the last six years to, any defined benefit pension plan with respect to which ADI is potentially jointly and severally liable under Section 412(c)(11)(B) of the Code.

                3.18.5 At all times on or prior to the Closing, each Employee Plan, to the extent such Employee Plan is intended to be tax-qualified, satisfies all minimum coverage, minimum participation, nondiscrimination and other qualification requirements, if any, imposed on such Employee Plan by the applicable terms of the Code and ERISA. Neither Seller nor ADI is aware of the existence of any facts or circumstances that could adversely affect the qualified status of any Employee Plan or the tax-exempt status of any related Plan Trust, or that is noncompliant with any law or regulation that could subject ADI or the Plan to any income tax, excise tax, penalty or civil liability.

                3.18.6 Neither Seller nor ADI is aware of the existence of any governmental inspection, investigation, audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead them to believe that any such governmental inspection, investigation, audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the knowledge of Seller and ADI, threatened against any of such plans or arrangements, and neither Seller nor ADI possesses any knowledge of any facts which could give rise to any such action, suit or claim.

                3.18.7 Except as described in Schedule 3.18, neither ADI nor any ERISA Affiliate thereof sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides medical or death benefit coverage to former employees of ADI, except to the extent required by Section 4980B of the Code. Schedule 3.18 lists all active and former employees of ADI eligible for a benefit, if any, described in the preceding sentence.

                3.18.8 Except as described in Schedule 3.18, with respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would adversely affect the qualified status of an Employee Plan or the tax-exempt status of any related Plan
Trust; (ii) no condition or event exists or is expected to occur that could subject, directly or indirectly, Seller or any ERISA Affiliate thereof or any Employee Plan to any material liability, contingent or otherwise, or the imposition of any lien on the assets of ADI or any ERISA Affiliate thereof or any Employee Plan under the Code or Title IV of ERISA whether to the Pension Benefit Guaranty Corporation, the Internal Revenue
Service or any other Person; (iii) no Employee Plan ever has incurred an "accumulated funding deficiency," as such term is defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and otherwise always has fully met the funding standards required under Title I of ERISA and
Section 412 of the Code; (iv) no "reportable event," as that term is defined in Section 4043(b)(1) through (8) of ERISA and, to the knowledge of Seller and ADI, Section 4043(b)(9) of ERISA, ever has occurred with respect to any Employee Plan and no reportable event requires prior notice; (v) there are no unfunded liabilities with respect to any Employee Plan, i.e., the actuarial present value of all "benefit liabilities" (determined within the meaning of Section 401(a)(2) of the Code) under such Employee Plan, whether or not vested, does not exceed the current value of the assets of such Employee Plan; (vi) no prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject Seller or any ERISA Affiliate thereof to any liability;
(vii) all contributions, premiums or payments accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by Seller, on or prior to Closing or, if later, within the time period required by ERISA and the Cod; (viii) all contributions were timely deposited into the Plan so as to not subject ADI to any late deposit excise tax or penalty or to negatively affect any contribution deduction ADI may have taken for the taxable year in which it was taken; and (ix) all income taxes each Employee Plan was required to withhold from each distribution made to any participant or beneficiary was properly withhold and timely deposited.

                3.18.9 With respect to ADI, Schedule 3.18 contains a complete and accurate list of all qualified beneficiaries, as defined under Section 4980B(g)(1) of the Code, as of the effective date of this Agreement (including qualified beneficiaries who are in the election period for continuation coverage but who have not yet elected continuation coverage), the date of the applicable qualifying event and the nature of the qualifying event relating to the duration of such coverage.
There have been no failures to provide continuation coverage as required by Section 4980B(f) of the Code. Seller agrees to provide to Purchaser at Closing an updated list of such qualified beneficiaries, as described above, effective as of the Closing Date.

                3.18.10 Except as disclosed on Schedule 3.18, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance or unemployment compensation) becoming due to any director or employee of ADI; (ii) result in the acceleration of vesting under any Employee Plan or Compensation Arrangement; or
(iii) materially increase any benefits otherwise payable under any Employee Plan; and any such payment or increase in benefits is fully deductible under the Code, including, but not limited to, Sections 162, 280G and 404.

                3.18.11 Except as set forth on Schedule 3.18, all Employee Plans that provide health and welfare benefits coverage to current and/or former employees, directors or independent contractors of ADI are fully insured.

                3.18.12 The assets in the Plan out of which the benefits accrued under the Plan are paid consist of an amount sufficient to provide for lump sum payments to those employees and/or former employees of ADI entitled to benefits under the Plan either upon termination of the Plan or in the event of a "change of control," as such term is defined in the Plan.

                3.18.13 No current or former employee of ADI is entitled to make a claim for long-term disability benefit coverage under any Employee Plan, except for those employees or former employees of ADI set forth in Schedule 3.18 who currently are receiving long-term disability benefit coverage under a long-term disability program previously sponsored by ADI that is fully insured. ADI retains no liability of any nature, including, but not limited to, the payment of insurance premiums, with respect to the provision of long-term disability coverage to the employees or former employees set forth in
Schedule 3.18.

                3.18.14 For purposes of this Agreement, the following terms shall have the meanings indicated: (i) "EMPLOYEE PLAN" shall mean any retirement or welfare plan or arrangement or any other employee benefit plan as defined in Section 3(3) of ERISA to which ADI or any ERISA Affiliate thereof contribute or to which ADI or any ERISA Affiliate thereof sponsor, maintain or otherwise are bound; (ii) "COMPENSATION ARRANGEMENT" shall mean any plan or compensation arrangement other than an Employee
Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of ADI or any ERISA Affiliate thereof any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder;
(iv) "MULTIEMPLOYER PLAN" means a plan, as defined in ERISA
Section 3(37), to which ADI or any ERISA Affiliate thereof has contributed, is contributing or is required to contribute; and
(v) "ERISA AFFILIATE" shall mean any trade or business related to ADI (or formerly related to ADI within the past six years) under the terms of Sections 414(b), (c), (m) or (o) of the Code.

        3.19    TITLE TO ASSETS. Except for leased assets
                ---------------
described in Schedule 3.19 or as otherwise set forth in Schedule 3.19, ADI has sole, good, valid and, in the case of Real Property, marketable title to, all Real Property, and all tangible and intangible personal properties and assets used in the conduct of the Business of ADI, including, without limitation, the Intellectual Property (and no Subsidiary or Affiliate of ADI has any right, title or interest therein); except for (i) such as are no longer used or useful in the conduct of the Business or as have been disposed of in the ordinary course of business consistent with past practices, (ii) with respect to owned Real Property, other than those which do not materially interfere with the use or materially detract from the value of the Real Property, as currently used and as reasonably anticipated to be used, all of which, to the knowledge of Seller, are described in Schedule 3.19, (iii) liens arising from current Taxes not yet due and payable and (iv) any other Encumbrances which are described in Schedule 3.19 and annotated to indicate whether such Encumbrances will be removed prior to or at Closing. Except pursuant to this Agreement, neither Seller nor ADI is a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the assets, properties or operations of ADI.

        3.20    ACCOUNTS RECEIVABLE. Except as disclosed on
                -------------------
Schedule 3.20, all of the accounts receivable of ADI reflect actual transactions, arose in the ordinary course of business and are not subject to offset or deduction.

        3.21    INSURANCE. Schedule 3.21 contains a complete list
                ---------
and brief description of all insurance policies maintained by ADI. All policies of insurance listed in Schedule 3.21 are in full force and effect and will remain in effect until the Closing Date and true and correct copies thereof have been delivered to Purchaser, including all amendments thereto.

        3.22    GUARANTIES. Except as set forth in Schedule 3.22,
                ----------
ADI is not, directly or indirectly, (i) liable, by guaranty or otherwise, upon or with respect to, (ii) obligated by discount or repurchase agreement or in any other way to provide funds in respect of or (iii) obligated to guarantee or assume any debt, dividend or other obligation of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

        3.23    FULL DISCLOSURE. To the knowledge of Seller, no
                ---------------
statement contained herein or in any certificate, Schedule, Exhibit, list or other instrument furnished to Purchaser pursuant to the provisions hereof contains, or will contain, any untrue statement of any material fact or omits, or will omit, to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.
        -------------------------------------------

        Purchaser represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

        4.1     ORGANIZATION AND STANDING. Purchaser is a corporation
                -------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified and licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification and/or licensing is necessary.

        4.2     AUTHORITY AND STATUS. Purchaser has the full corporate
                --------------------
power and authority to execute and deliver this Agreement and the Related Agreements to be executed and delivered by Purchaser, to carry out and perform its obligations under the terms of this Agreement and the Related Agreements to be executed and delivered by it and to consummate the transactions contemplated hereby, without the necessity of any act, approval or consent of any other Person whomsoever. All corporate action on the part of Purchaser and its directors and shareholders necessary for the authorization, execution, delivery and performance by Purchaser of this Agreement and the Related
Agreements to be executed and delivered by Purchaser has been taken or will have been taken on or prior to the Closing Date.
This Agreement and the Related Agreements to be executed and delivered by Purchaser constitute or will, when executed and delivered, constitute the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles.

        4.3     CONSENTS AND APPROVALS; NONCONTRAVENTION.
                ----------------------------------------

                4.3.1 Except as set forth on Schedule 4.3, there is no requirement applicable to Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation by Purchaser of the purchase of the Shares or to enable Purchaser to hold the Shares and conduct the full
Business and operations of ADI as presently conducted pursuant to this Agreement.

                4.3.2 Except as set forth on Schedule 4.3, the execution, delivery and performance of this Agreement by Purchaser do not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice, the lapse of time or both), (i) conflict with or result in any breach of any provision of the Articles or Certificate of Incorporation or Bylaws or other applicable governing instruments, each as amended to date, of Purchaser or (ii) violate, result in a breach of or constitute an occurrence of default under any provision of, or conflict with, or result in an acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, or result in the creation or imposition of any Encumbrance upon the property of Purchaser pursuant to any provision of any Material Contract; or (iii) violate any Material License or any applicable law, rule, regulation, order, writ, judgment, ordinance, injunction or decree of any Governmental Authority to which Purchaser is a party or is bound or by which the assets or business of Purchaser are affected, or (iv) violate any applicable law, rule, regulation, order, writ, judgment, ordinance, injunction or decree of any Governmental Authority to which Purchaser is a party or is bound.

        4.4     PURCHASE FOR INVESTMENT. Purchaser is purchasing the
                -----------------------
Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.
Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares.

        4.5     INSPECTIONS; NO OTHER REPRESENTATIONS. Purchaser
                -------------------------------------
agrees to accept the Shares and ADI on the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth in this Agreement. Notwithstanding the foregoing, nothing in this Section 4.5 shall limit, affect or impair the ability of Purchaser, its successors or assigns to rely upon the representations, warranties, covenants and obligations of Seller set forth herein.

        4.6     AVAILABILITY OF FUNDS. Purchaser has, and will have,
                ---------------------
as of the Closing Date, available sufficient cash, available or committed lines of credit or other immediately available funds to enable it to consummate the transactions contemplated hereby.

5.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.
        ------------------------------------------------

        The obligations of Purchaser to consummate the transactions contemplated by this Agreement to occur at Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Purchaser, but without prejudice to any other right or remedy which Purchaser may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of, Seller contained in this Agreement or any other certificate or Instrument furnished by Seller hereunder.

        5.1     REPRESENTATIONS TRUE AT CLOSING. The representations
                -------------------------------
and warranties of Seller and ADI shall be true and correct in all material respects as of the Closing Date, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). All other representations and warranties of Seller and ADI set forth in this Agreement shall be true and correct as of the Closing Date, as though made on the Closing Date, except (i) to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date, subject to clause
(iii) below); (ii) for changes in the accuracy of such representations or warranties that result from actions which are expressly permitted by this Agreement; or (iii) any inaccuracy in the representations and warranties that, individually or in the aggregate (and without regard to any materiality qualifiers contained therein) are not reasonably likely to have a Material Adverse Effect.

        5.2     COVENANTS. Each Shareholder and ADI shall have duly
                ---------
performed in all material respects all of the covenants, acts and undertakings to be performed by them and it on or prior to the Closing Date.

        5.3     NO MATERIAL ADVERSE CHANGE. Since the date of this
                --------------------------
Agreement, there shall not have been any Material Adverse Effect or any damage, destruction or loss materially adversely affecting the assets or the business of ADI.

        5.4     OFFICER'S CERTIFICATE. Each Shareholder, and a duly
                ---------------------
authorized officer of ADI without personal liability, shall deliver to Purchaser a certificate dated as of the Closing Date certifying to the compliance with the conditions set forth in Sections 5.1, 5.2 and 5.3 above.

        5.5     CONSENTS AND WAIVERS. Purchaser shall have received a
                --------------------
true and correct copy of each consent and waiver that has been marked with an asterisk on Schedule 3.9 in form and substance consistent with the requirements of Section 2.5 and otherwise reasonably satisfactory to Purchaser, without any conditions, changes, modifications or additions to the underlying contract, agreement, license, permit or other authorizations for which consent or approval was sought, other than those of an immaterial or ministerial nature or required under the provisions of this Agreement.

        5.6     REGULATORY APPROVALS. No action, suit or other
                --------------------
proceeding shall have been instituted, threatened or proposed by any Governmental Authority, and no order issued by any Governmental Authority shall be outstanding which would (i) enjoin, restrain, prohibit or obtain substantial damages against Purchaser or any of its Affiliates in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby, (ii) prohibit or limit the ownership or operation by Purchaser or any of its Affiliates of all or any portion of the business, operations or assets of Purchaser or any of its Affiliates,
(iii) compel Purchaser or any Affiliate of Purchaser to dispose of or hold separate all or any portion of the business, operations or assets of Purchaser or any of its Affiliates, (iv) impose limitations (than routine reporting requirements) on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of ADI, including the right to vote such capital stock on all matters properly presented to the applicable shareholders, or (v) prohibit Purchaser or any of its Affiliates from effectively controlling in any respect the business or operations of Purchaser or its Affiliates. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law, including state governmental approvals.

        5.7     JUDGMENT. There shall not be in effect on the date on
                --------
which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing; provided that Purchaser shall have used good faith, best efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

        5.8     MATERIAL CONTRACTS.  Seller shall have delivered to
                ------------------
Purchaser not later than 7 days prior to the Closing Date, true, complete and correct copies of such Material Contracts which were not, as of the date of this Agreement, delivered to Purchaser.

        5.9     DELIVERIES. Seller shall have made or stands willing
                ----------
to make all the deliveries to Purchaser described in Section
7.2.1.

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.
        ---------------------------------------------

        The obligations of Seller to consummate the transactions contemplated by this Agreement to occur at Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Seller, but without prejudice to any other right or remedy which Seller may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of, Purchaser contained in this Agreement or any other certificate or instrument furnished by Purchaser hereunder.

        6.1     REPRESENTATIONS TRUE AT CLOSING. The representations
                -------------------------------
and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations shall be true and correct in all material respects as of such earlier date) as though made at and as of the Closing Date.

        6.2     COVENANTS. Purchaser shall have duly performed in all
                ---------
material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date.

        6.3     OFFICERS' CERTIFICATE. A duly authorized officer of
                ---------------------
Purchaser shall deliver a certificate dated as of the Closing
Date certifying, without personal liability, to the compliance with the conditions set forth in Sections 6.1 and 6.2 above.

        6.4     REGULATORY APPROVALS.  No action, suit or other
                --------------------
proceeding shall have been instituted, threatened or proposed by any Governmental Authority, and no order issued by any Governmental Authority shall be outstanding which would (i) enjoin, restrain, prohibit or obtain substantial damages against Seller or any of its Affiliates in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby, (ii) prohibit or limit the ownership or operation by Seller or any of its Affiliates of all or any portion of the business, operations or assets of Seller or any of its Affiliates, (iii) compel Seller or any Affiliate of Seller to dispose of or hold separate all or any portion of the business, operations or assets of Seller or any of its Affiliates, or (iv) prohibit Seller or any of its Affiliates from effectively controlling in any respect the business or operations of Seller or its Affiliates. For purposes of this Section 6.4, Affiliates of Seller shall not include ADI.

        6.5     JUDGMENT. There shall not be in effect on the date on
                --------
which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing; provided that ADI and Seller shall have used good faith, best efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

        6.6     DELIVERIES. Purchaser shall have made or stand willing
                ----------
to make all the deliveries to Seller described in Section 7.2.2.

7.      CLOSING.
        -------

        7.1     TIME AND PLACE OF CLOSING.  Subject to the
                -------------------------
satisfaction or, to the extent permitted by law, waiver, of the closing conditions set forth in Articles 5 and 6, and subject to Sections 7.2.1 and 7.2.2, the Closing shall be held at the offices of Rider, Weiner & Frankel, P.C., located at 655 Little Britain Road, New Windsor, NY 12553, as of July 1, 2005 on the date and time specified by Purchaser by notice to Seller, provided it is at least three business days after the consents described in Section 5.5 shall have been obtained or waived (or at such other place and/or on such other date as Purchaser and Seller may mutually agree).

        7.2     TRANSACTIONS AT CLOSING. At the Closing, each of the
                -----------------------
following transactions shall occur:

                7.2.1    At the Closing, Seller shall deliver to
Purchaser the following:

                (i) all certificates representing the Shares, duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to Purchaser and its counsel;

                (ii) copies of the consents and waivers described in
Section 5.5 which have been obtained;

                (iii) certificates of compliance or a certificate of good standing of ADI and tax status, as of the most recent practicable date, from the appropriate Governmental Authority of the jurisdiction of its incorporation and any other jurisdiction which is set forth in Schedule 3.1 hereto;

                (iv) certified copies of resolutions of the Board of Directors of ADI approving the transactions set forth in this Agreement;

                (v) certificate of incumbency for the officers of ADI;

                (vi) the Non-Competition Agreements, executed by ADI;

		(vii) the certificate of Seller and a duly authorized officer of ADI described in Section 5.4;

                (viii) an opinion of counsel for Seller and ADI in such form as counsel to the parties shall agree;

                (ix) the License Agreements, executed by Licensee(s);

                (x) all minute books, corporate seals and corporate records of ADI;

                (xi) copies of the Certificate of Incorporation or other applicable governing instruments, and all amendments thereof, of ADI, certified by the Secretary of State of the state in which such entity is incorporated;

                (xii) copies of the bylaws or other applicable governing instruments of ADI certified by the Secretary as being correct, complete and in full force and effect on the Closing
Date;

                (xiii) the resignation of each of the directors and officers of ADI;

                (xiv) the Borg Employment Agreement, Gerard
Employment Agreement and Brazelton Employment Agreement described in Section 2.7;

                (xv) the Employee Proprietary Rights Agreements for Martin Borg, Karen Gerard and Paul Brazelton;

                (xvi) the Existing Employee Proprietary Rights
Agreements

                (xvii) such other documents and instruments as counsel for Purchaser shall reasonable require.

                7.2.2 At the Closing, Purchaser shall deliver to Seller, or shall cause to be delivered to the Shareholders as indicated, the following:

                (i)  the Cash Portion of the Purchase Price;

                (ii) the Stock Portion of the Purchase Price;

                (iii) the Byrne Note and the Levinson Note;

                (iv) the Non-Competition Agreements, executed by Purchaser;

                (v) certified copies of the resolutions of the Board of Directors of Purchaser approving the transactions set forth in this Agreement;

                (vi) certificates of incumbency for the officers of Purchaser;

                (vii) the certificate of a duly authorized officer of Purchaser described in Section 6.3;

                (viii) an opinion of counsel for Purchaser in such form as counsel to the parties shall agree.

                (ix) the Registration Rights Agreement; and

                (xi) such other documents and instruments as counsel for Seller shall reasonably require.


8.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION
        --------------------------------------------------------------

        8.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SELLER
                ----------------------------------------------------
AND ADI. All representations, warranties, agreements, covenants
-------
and obligations made or undertaken by Seller and ADI in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Purchaser and shall survive the Closing hereunder for a period of twenty-four months from the Closing Date, or for such longer period as is set forth in Section 8.4 to the extent applicable, and shall not merge in the performance of any obligation by any party hereto. Subject to the limitations set forth in this
Article 8, Seller agrees from and after Closing to jointly and severally indemnify and hold Purchaser or any of Purchaser's Affiliates, including ADI, and their respective successors and assigns, harmless from and against all liability, loss, damages or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) (collectively, "DAMAGES") suffered or incurred by Purchaser or any of Purchaser's Affiliates, including ADI, and their respective successors or assigns arising from, resulting from or relating to:

                8.1.1 any misrepresentation by, or breach of any covenant, agreement or warranty, of Seller or ADI contained in this Agreement or the Related Agreements or any certificate, Schedule, document or instrument furnished by Seller or ADI pursuant thereto; or

                8.1.2 (i) the business or operations of ADI on or prior to the Closing Date except as disclosed on the Schedules hereto; or (ii) liabilities or obligations of ADI attributable to acts or omissions, or the business or operations, of Seller or any of its Affiliates (other than ADI); and in the case of either clause (i) or (ii) irrespective of when any claim, suit, action, proceeding or investigation in respect of such matters is asserted or made. It is understood and agreed by Seller that since ADI will be owned by Purchaser following the Closing, any recovery by Purchaser hereunder after Closing will be against Seller, who will have no right of reimbursement or contribution against ADI. Any examination, inspection or audit of the assets or business of ADI conducted pursuant to this Agreement shall in no way limit, affect or impair the ability of Purchaser, its successors or assigns to rely upon the representations, warranties, covenants and obligations of Seller set forth herein.

        8.2     SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF
                ---------------------------------------------
PURCHASER. All representations, warranties, agreements,
---------
covenants and obligations made or undertaken by Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Seller and shall survive the Closing hereunder for a period of twenty-four (24) months, or for such longer period as is set forth in Section 8.4 to the extent applicable, and shall not merge in the performance of any obligation by any party hereto. Subject to the limitations set forth in this Article 8, Purchaser agrees from and after Closing to indemnify and hold Seller harmless from and against all Damages, suffered or incurred by Seller, its Affiliates and its successors or assigns arising from (i) any misrepresentation by, or breach of any covenant or warranty of, Purchaser contained in this Agreement, the Related Agreements or any certificate, document or instrument furnished by Purchaser pursuant thereto and (ii) the business or operations of ADI following the Closing Date.

        8.3     ASSERTION OF INDEMNIFICATION CLAIMS. All claims for
                -----------------------------------
indemnification under Section 8.1, 8.2, or Article 2 shall be asserted and resolved as follows:

                8.3.1   DEFENSE OF CLAIMS.  (a) If any action or
                        -----------------
proceeding is commenced by a third party against a party entitled to indemnification under Sections 8.1, 8.2 or Article 2 (an "Indemnitee") in respect of which the Indemnitee proposes to hold any party or parties obligated to provide such indemnification with respect thereto (the "Indemnitor(s)") liable under the provisions of Sections 8.1, 8.2 or Article 2 (a "Covered Proceeding"), the Indemnitee shall give the Indemnitor(s) prompt written notice of such Covered Proceeding and copies of all pleadings filed relating thereto within twenty
(20) days after the Indemnitee's receipt thereof.

                8.3.2 If the Indemnitor(s) shall, at its (their) option, elect by prompt written notice to each Indemnitee to contest or defend any such Covered Proceeding, the Indemnitor(s) shall, subject to the provisions of this Section 8.3, be entitled, at its or their sole cost and expense, to contest or defend the same with counsel of its or their own choosing, but reasonably satisfactory to the Indemnitee, and in such event the Indemnitee shall not settle, compromise, pay or discharge the same without the prior written consent of the Indemnitor(s) (which consent shall, however, not be unreasonably withheld or delayed), so long as the Indemnitor(s) is(are) actively contesting and defending the same in good faith.

                8.3.3 Notwithstanding the foregoing provisions of this Section 8.3, if the Covered Proceeding does not seek only monetary damages, but seeks any injunction or other equitable relief or specific performance against any Indemnitee, then the Indemnitee shall be entitled to elect not to contest, and shall be entitled to settle and discharge, any claim to the extent that such claim seeks such injunctive or other equitable relief or specific performance.

                8.3.4 Notwithstanding anything to the contrary contained in this Section 8.3:

                        8.3.4.1 Even if the Indemnitee fails to give the Indemnitor(s) timely notice of a Covered Proceeding or otherwise defaults in its obligations under this Section 8.3, the sole remedy of the Indemnitor(s) for such default shall be to offset against the indemnification liability otherwise payable by the Indemnitor(s) to the Indemnitee the amount of damages actually suffered by the Indemnitor(s) as a result of such default.

                        8.3.4.2 In the event the Indemnitor(s) elect(s) (and is (are) entitled as provided herein) to defend a Covered
Proceeding, the Indemnitee shall be entitled to participate in the defense thereof with its own separate counsel and receive copies of all pleadings and other papers in connection therewith. In such event, the fees and expenses of such Indemnitee's counsel shall, except as otherwise provided in this
Section 8.3, be borne by the Indemnitee, unless the Indemnitee on advice of counsel reasonably determines that it may have one or more defenses available to it which are different from or in additional to those available to the Indemnitor or the Covered
Proceeding also involves or could reasonably be expected to have an adverse effect upon material matters beyond the scope of the indemnification obligations set forth in this Agreement. In such event, the Indemnitor shall not have the right to direct the defense thereof, but may still participate in such defense with its own separate counsel and receive copies of all pleadings and other papers in connection therewith.

                        8.3.4.3  If the Indemnitor(s) do(es) not (or is
(are) not entitled to) elect to contest or defend a Covered
Proceeding, or after so electing do(es) not actively contest and defend the same in good faith, and in conformity with the requirements of this Section 8.3, the Indemnitee shall be entitled to contest, defend and/or settle such Covered
Proceeding on such terms and with such counsel as the Indemnitee reasonably deems appropriate, and at the sole cost and expense of the Indemnitor(s).

                        8.3.4.4 If the Indemnitor(s) is (are) otherwise entitled to control the settlement of a Covered Proceeding
(subject to the requirements and limitations of this Section
8.3), the Indemnitor(s) will be entitled to control such settlement only if (A) the terms of such settlement require no more than the payment of money (i.e., such settlement does not require the Indemnitee to admit any wrongdoing or take or refrain from taking any action), (B) the full amount of such monetary settlement is paid by the Indemnitor(s), and (C) the Indemnitee receives as part of such settlement a legally binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to the Indemnitee, providing that the Covered Proceeding and any claimed liability or obligation of the Indemnitee with respect thereto is being fully satisfied by reason of such settlement and that the Indemnitee is being released from any and all obligations or liabilities it may have with respect thereto.

                        8.3.4.5 No Indemnitor shall have any right to defend any Covered Proceeding (except with respect to any Covered Proceeding in which such Indemnitor is a named party and then, only as to such Indemnitor's individual defense) unless each Indemnitor unconditionally acknowledges in writing, within a reasonable period of time after any Indemnitee gives notice of such Covered Proceeding, that each Indemnitor is obligated to indemnify each Indemnitee, subject to the limitations of Section
8.4, with respect to such Covered Proceeding as provided in
Section 8.1, Section 8.2 and and this Section 8.3.

        8.4     CERTAIN LIMITATIONS ON OBLIGATION TO INDEMNIFY.
                ----------------------------------------------
Notwithstanding anything contained in this Article 8 to the contrary, no party shall have any obligation to indemnify any other party or hold it harmless pursuant to this Article 8,
Article 2 or otherwise:

                8.4.1 with regard to any claim for breach or alleged breach of any representation or warranty of such party, unless such claim is asserted by notice to Seller or Purchaser, as the case may be, on or prior to the second anniversary of the Closing Date; provided, however that (i) any claim for violation of the representations and warranties regarding title to the Shares of ADI contained in Section 3.3 or elsewhere in this Agreement or in any documents or instruments delivered pursuant hereto shall survive indefinitely, (ii) any claim for violation of the representations and warranties set forth in Sections 3.6, 3.14, 3.16, 3.17 and 3.18, shall survive until the expiration of the applicable statute of limitations applicable to any claim or right of action related thereto, (iii) the covenants and agreements contained in this Agreement to be performed at Closing or during the period following Closing will survive until fully performed in accordance with their terms, and (iv) the covenants and agreements contained in Sections 2.3 and 2.14 shall survive indefinitely;

                8.4.2 until the aggregate amount of such other party's Damages exceeds Ten Thousand Dollars ($10,000) (the "Threshold
Amount"), in which case Seller or Purchaser, as the case may be, shall then be liable for such Threshold Amount and any amounts in excess of the Threshold Amount; provided, however, that the limitations on Seller's indemnification obligations set forth in this Section 8.4.2 (i.e. the Threshold Amount) shall not apply
(i) to any claim for a violation of the representations in
Section 3.3 and representations and warranties regarding title to the Shares of ADI contained in this Agreement or in any documents or instruments delivered pursuant hereto, (ii) with respect to the covenants and agreements contained in Sections
2.3 and 2.14.

                8.4.3 indemnification in amounts greater than that set forth in Section 8.4.3.1 below.

                        8.4.3.1 Any indemnification payable under the terms of this Agreement shall be, to the extent permitted by law, an adjustment to Purchase Price. Except for any indemnification pursuant to breaches of representations or warranties described in 8.4.3.2, in no event when aggregated with other indemnification payments made hereunder to an Indemnitee by an Indemnitor, shall indemnification obligations of Purchaser or Seller, pursuant to Section 8 exceed an amount equal to Two Hundred Ninety-Five Thousand Two Hundred Fifty
($295,250.00) Dollars.

                        8.4.3.2 Indemnification pursuant to breaches of representations or warranties contained in Sections 3.3, 3.6, 3.14, 3.16, 3.17 and 3.18 shall, in no event when aggregated with other indemnity payments made hereunder to an Indemnitee by an Indemnitor, exceed an amount equal to One Million One Hundred and Sixty-Five Thousand ($1,165,000.00) Dollars.

9.      TERMINATION.
        -----------

        9.1     AGREEMENT BETWEEN SELLER AND PURCHASER. This Agreement
                --------------------------------------
may be terminated at any time prior to the Closing, and the purchase and sale of the Shares abandoned, by written agreement among Seller and Purchaser.

        9.2     TERMINATION BY SELLER. This Agreement may be
                ---------------------
terminated at any time prior to the Closing by Seller, and the purchase and sale of the Shares abandoned, upon written notice to Purchaser, upon the occurrence of any of the following:

                9.2.1   CONDITIONS. If on any date determined for
                        ----------
the Closing in accordance with Section 7.1 if each condition set forth in Article 5 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Purchaser on such date and either (i) a condition set forth in Article 6 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Seller on such date or (ii) Purchaser has nonetheless refused to consummate the Closing. Notwithstanding the foregoing, Seller may not rely on the failure of any condition set forth in
Article 6 to be satisfied if such failure was caused by Seller's failure to act, or to cause ADI to act, in good faith or a breach of or failure to perform, or to cause ADI to perform, any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                9.2.2   UPSET DATE. If the Closing shall not have
                        ----------
occurred on or prior to September 1, 2005 (the "Upset Date") unless the failure of the Closing to occur was caused by Seller's failure to act, or to cause ADI to act, in good faith or a breach of or failure to perform, or to cause ADI to perform, any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

        9.3     TERMINATION BY PURCHASER. This Agreement may be
                ------------------------
terminated at any time prior to the Closing by Purchaser, and the purchase and sale of the Shares abandoned, upon written notice to Seller, upon the occurrence of any of the following:

                9.3.1   CONDITIONS. If on any date determined for the
                        ----------
Closing in accordance with Section 7.1 if each condition set forth in Article 6 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Seller on such date and either (i) a condition set forth in
Article 5 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Purchaser on such date or (ii) Seller has nonetheless refused to consummate the Closing. Notwithstanding the foregoing, Purchaser may not rely on the failure of any condition set forth in Article 5 to be satisfied if such failure was caused by Purchaser's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                9.3.2   UPSET DATE. If the Closing shall not have
                        ----------
occurred on or prior to the Upset Date, unless the failure of the Closing to occur was caused by Purchaser's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

        9.4     EFFECT OF TERMINATION. If this Agreement is terminated
                ---------------------
as provided in this Article 9, then, subject to Purchaser's right to specific performance provided below, which may be asserted without termination of this Agreement, this Agreement will forthwith become null and void, and there will be no liability on the part of any party to any other party or any other Person in respect thereof; provided that:

                9.4.1   SURVIVING OBLIGATIONS. The obligations of the
                        ---------------------
parties described in Sections 2.15, 9.4, 9.5 and 10.4 (and all other provisions of this Agreement relating to expenses) will survive any such termination.

                9.4.2   WITHDRAWAL OF APPLICATIONS. All filings,
                        --------------------------
applications and other submissions relating to the consummation of the transaction contemplated hereby shall, to the extent practicable, be withdrawn from the Governmental Authority or other Person to whom made.

                9.4.3   BREACH BY PURCHASER. No such termination will
                        -------------------
relieve Purchaser from liability for a breach by Purchaser of this Agreement, and, in such event, Seller shall have the right to monetary damages.

                9.4.4   BREACH BY SELLER. No such termination will
                        ----------------
relieve Seller from liability for a breach of this Agreement. Purchaser may elect to specifically enforce rather than terminate this Agreement in the event of Seller's breach, and, in such event, the parties recognize that monetary damages alone will not be adequate. Purchaser, therefore, shall be entitled, in addition to any other remedies which may be available, including monetary damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

        9.5     ATTORNEYS' FEES. Notwithstanding any provision in this
                ---------------
Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses
(whether incurred at trial or on appeal).

        9.6     EXCLUSIVITY. In the absence of fraud and other than
                -----------
any action to enforce Sections 10.2 and 10.4 hereof, after the Closing Date, Sections 2.4, 2.8, 2.9, 2.14, 2.16 and 10.2 and
the provisions of Article 8 shall provide the sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant set forth in or made pursuant to this Agreement; provided, however, that this provision shall not be construed to apply to the enforcement of the Non-Competition Agreements or non-competition provisions of the Borg Employment Agreement, Gerard Employment Agreement and Brazelton Employment Agreement and the Employee Proprietary Rights Agreements.

10.     GENERAL PROVISIONS.
        ------------------

        10.1    NOTICES. All notices, requests, demands and other
                -------
communications hereunder shall be in writing and shall be delivered by courier or personal delivery, telecopier (to be followed promptly by written confirmation mailed by certified mail as provided below) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                10.1.1  If to Seller:
                        ------------
                        Martin Borg and Karen Gerard
                        c/o Achievement Data, Inc.
                        112 North Third Street
                        Suite 400
                        Minneapolis, MN 55401

                        Russell Leverenz, Debbie Leverenz
                        895 Sunwood Court
                        Eagan, MN  55123

                        Kevin Byrne
                        9357 Esk Lane
                        Inver Grove Heights, MN ______

                        Brad Begley
                        4114 Sunnyside Road
                        Edina, MN  55424

                with a copy to:
                --------------
                        Rider Bennett LLP
                        33 South Sixth Street
                        Suite 4900
                        Minneapolis, MN 55402
                        Att:  Dennis Knoer, Esq.

                10.1.2  If to Purchaser:
                        ---------------
                        Touchstone Applied Science Associates, Inc.
                        4 Hardscrabble Heights
                        Brewster, NY  10509
                        Att:  Andrew L. Simon, President and CEO

                with a copy to:
                --------------
                        Rider, Weiner & Frankel, P.C.
                        655 Little Britain Road
                        New Windsor, NY  12553
                        Att:  Maureen Crush, Esq.


                10.1.3 If delivered personally by courier or facsimile transmission (confirmed as aforesaid and provided written confirmation and receipt is obtained by the sender), the date on which the delivery of a notice, request, instruction or document is effective shall be the date on which such delivery is actually received. Notices given by mail as aforesaid shall be effective and deemed received upon the date of actual receipt.

                10.1.4 Any party hereto may change its address specified for notices herein by designating a new address by notice given to the other party in accordance with this Section
10.1.

        10.2    FURTHER ASSURANCES. Each party hereto covenants
                ------------------
that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

        10.3    WAIVER. Any failure on the part of any party
                ------
hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a waiver of any failure other than that waived.

        10.4    EXPENSES.  Except as otherwise set forth herein,
                --------
all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same. In the case of Sellers, it is understood and agreed that the fees and expenses of Rider Bennett LLP in connection with this Agreement and the closing of the transactions contemplated herein incurred through and including the Closing Date shall be paid by ADI.

        10.5    ASSIGNMENT. Neither this Agreement nor any of the
                ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

        10.6    HEADINGS. The section and other headings in this
                --------
Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

        10.7    ENTIRE AGREEMENT; AMENDMENT. This Agreement
                ---------------------------
constitutes the entire agreement among the parties hereto and, except as specifically set forth in this Agreement, supersedes and cancels any prior agreements, representations, warranties or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be modified, changed, waived, discharged or terminated orally, other than by an agreement in writing signed by the party against whom or which the enforcement of such modification, change, waiver, discharge or termination is sought.

        10.8    COUNTERPARTS. This Agreement may be executed in
                ------------
multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument, binding on all parties hereto, even though all the parties are not signatory to the same counterpart. Any counterpart of this Agreement which has attached to it separate signature pages, which taken together contain the signature of all parties hereto, shall for all purposes be deemed a fully executed original and a facsimile transmission shall be deemed to be an original signature.

        10.9    PRONOUNS AND NUMBER. All pronouns used herein
                -------------------
shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

        10.10   SCHEDULES AND EXHIBITS INCORPORATED. All
                -----------------------------------
Schedules and Exhibits attached hereto are incorporated herein by reference, and all blanks in such Schedules and Exhibits, if any, will be filled in as required in order to consummate the transactions contemplated herein and in accordance with this Agreement.

        10.11   SEVERABILITY. In the event that any provision of
                ------------
this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

        10.12   GOVERNING LAW. This Agreement shall be governed
                -------------
by and construed in accordance with the laws of the State of New
York without regard to the conflicts of law principles of such State.

        10.13   JURISDICTION. Except as otherwise expressly
                ------------
provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or related to, this Agreement, or the transactions contemplated hereby, may be brought in either the United States District Court for the Southern District of New York or any New York state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have that the venue of any such suit, action or proceeding which is brought in any such court is improper or that the suit, action or proceeding has been brought in an inconvenient forum; provided, however, that if such court for any reason determines that it does not have subject matter or personal jurisdiction over one or more necessary parties or one or more claims in such suit, action or proceeding, or if the consent to jurisdiction and venue or the waiver of forum conveniens contained in this Section 10.13 is deemed not to be enforceable by such court, or if such court determines for any reason that venue is not proper or that forum non conveniens applies, a party may bring such suit, action or proceeding in any court having jurisdiction with respect thereto, and, provided further, that any judgment obtained in any court pursuant to this Section 10.13 may be domesticated and enforced anywhere in the world. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the generality of the foregoing, each party hereto agrees that service upon such party as provided in
Section 10.1 shall be deemed effective service of process on such party.

        10.14   THIRD-PARTY BENEFICIARIES. No person other than
                -------------------------
the parties hereto and their respective successors and permitted assigns (and in the case of Article 8, the parties specified therein) is intended to be a beneficiary of this Agreement. In executing this Agreement, the parties do not intend to create third-party beneficiary rights in anyone not a party to this Agreement.

        10.15    WAIVER OF JURY TRIAL. Each of the parties hereto
                 --------------------
hereby irrevocably waives any and all right to trial by jury in any suit, action, proceeding, counterclaim or crossclaim seeking to enforce any provision of, or based on any matter arising out of or related to, this Agreement or the transactions contemplated hereby.


        IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed under seal on its behalf, all on the day and year first above written.

                                        TOUCHSTONE APPLIED SCIENCE
                                        ASSOCIATES, INC.


					By:_____________________________
						Andrew L. Simon
						President and CEO

					ACHIEVEMENT DATA, INC.


					By:_______________________
						Martin Borg
						President

					SELLER:  SHAREHOLDERS

                                        _________________________
                                                Martin Borg


                                        _________________________
                                                Kevin Byrne


                                        _________________________
                                                Karen Gerard


                                        _________________________
                                                Brad Begley


                                        _________________________
                                                Russell Leverenz


                                        _________________________
                                                Debbie Leverenz

                               EXHIBIT A

                         CERTAIN DEFINITIONS

	1.1.	"AFFILIATES" means any Person directly or indirectly
controlling, controlled by, or under common control with, the Person with respect to whom the term "Affiliate" is used.
Notwithstanding the foregoing a Person shall be deemed an "Affiliate" of a Person with respect to whom the term
"Affiliate" is used if 10% or more of the voting securities of such Person is owned, directly or indirectly, by the Person with respect to whom the term "Affiliate" is used.

	1.2 	"BORG EMPLOYMENT AGREEMENT" shall mean the Employment
Agreement between Martin Borg and ADI in the form of Exhibit "G" annexed hereto.

	1.3 	"BRAZELTON EMPLOYMENT AGREEMENT" shall mean the
Employment Agreement between Paul Brazelton and ADI in the form of Exhibit "I" annexed hereto.

	1.4	"BUSINESS" shall mean the operation of an online
evaluation and assessment company and any related businesses, including, without limitation, internet, software and other technology efforts conducted by ADI or otherwise conducted ancillary to the Business, as such operations are currently conducted by ADI.

	1.5	"CAPITALIZED LEASE OBLIGATIONS" means (without
duplication) that portion of any obligation of ADI as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

	1.6	"CERCLA" shall mean the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended.

	1.7	"CLOSING" shall mean the consummation of the
transactions provided for in this Agreement.

	1.8	"CLOSING DATE" shall mean the date on which the
Closing occurs pursuant to Section 7.1 hereof.

	1.9	"CODE" shall mean the Internal Revenue Code of 1986,
as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

	1.10	"CONTRACTS" means all contracts, agreements, options,
leases, commitments, undertakings, written and oral, and other similar rights and interests of ADI relating to the conduct of the business and operations of ADI, plus such contracts entered into between the date hereof and the Closing Date (including amendments or other modifications of existing contracts).

	1.11	"EMPLOYEE PROPRIETARY RIGHTS AGREEMENT" shall mean
those certain Employee Proprietary Rights Agreements entered into between each of Martin Borg, Karen Gerard and Paul
Brazelton, as Employees, and ADI as Employer in the form of Exhibits "F".

	1.12	"ENCUMBRANCE" means any claim, mortgage, lien,
security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses) of any nature whatsoever.

	1.13	"ENVIRONMENTAL LAW" means any Legal Requirement
pertaining to land use, air, soil, surface water, groundwater (including protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (i) Clean Air Act (42 U.S.C.ss. 7401, ET SEQ.), (ii) Clean Water Act (33 U.S.C.ss. 1251 et SEQ.), (iii) Resource Conservation and Recovery Act (42 U.S.C.ss. 6901, ET SEQ.) ("RCRA"), (iv) Comprehensive Environmental Response Compensation Liability Act, as amended (42 U.S.C.ss. 9601, ET SEQ.) ("CERCLA"), (v) Safe Drinking Water Act (42 U.S.C.ss. 300f ET SEQ.), (vi) Toxic Substance Control Act (15 U.S.C. ss. 2601, ET SEQ.), (vii) Rivers and Harbors Act (33 U.S.C.ss. 401, ET SEQ.), (viii) Endangered Species Act (16 U.S.C.ss. 1531, ET SEQ.), and (ix) Occupational Safety and Health Act (29 U.S.C.ss. 651, ET seq.), together with any other applicable federal, state or local laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, ground water, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

	1.14	"EXISTING EMPLOYEE PROPRIETARY RIGHTS AGREEMENTS"
shall mean those certain Existing Employee Proprietary Rights Agreements to be entered into between each existing employee of ADI other than Martin Borg, Karen Gerard and Paul Brazelton, in the form of Exhibit "K".

	1.15	"GAAP" means generally accepted accounting principles
as in effect from time to time in the United States.

	1.16	"GERARD EMPLOYMENT AGREEMENT' shall mean that certain
Employment Agreement entered into between Karen Gerard and ADI in the form of Exhibit "H" annexed hereto.

	1.17	"GOVERNMENTAL AUTHORITY" means (i) the United States
of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

	1.18	"HAZARDOUS  MATERIALS"  shall mean (i) hazardous
materials, contaminants, constituents, hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations, as amended: the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 ET SEQ., RCRA, 42 U.S.C.ss. 6901 ET SEQ., CERCLA, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.ss. 9601 ET SEQ., the Clean Water Act, 33 U.S.C.ss. 1251 ET SEQ., and the Toxic Substance Control Act, 15 U.S.C.ss. 2601 ET SEQ., (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and/or asbestos-containing materials, (v) polychlorinated biphenyls (PCBs), or PCB-containing materials or fluids, (vi) any other substances with respect to which any federal, state or local agency or other Governmental
Authority may require either an environmental investigation or environmental remediation, and (vii) any other hazardous or noxious substance, material, pollutant or solid or liquid waste that is regulated by any Environmental Laws.

        1.19 "INDEBTEDNESS" means, at any particular time, with respect to ADI, all indebtedness of ADI for borrowed money or on account of advances to ADI or obligations under acquisition agreements, in respect of which ADI is liable or evidenced by any bond, debenture, note or similar instrument issued by ADI, including all principal, accrued and unpaid interest, prepayment premiums, penalties and other fees or charges related thereto, any Capitalized Lease Obligations, swaps, collars, caps, hedges or other agreements relating to the fixing of interest rates of indebtedness.

        1.20 "MATERIAL ADVERSE EFFECT" shall mean any change, effect or circumstance (other than any change, effect or circumstance resulting from the public announcement of the transactions contemplated by this Agreement) that, individually or when taken together with all other changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), financial condition or results of operation of ADI, as the case may be.

        1.21 "MATERIAL CONTRACTS" means, with respect to ADI, (i) all Contracts currently in effect which involve either (a)
payments or receipts in excess of $5,000 on an annual basis or which are not terminable on notice or have a term of one year or
more   (b) material nonmonetary obligations or commitments; (ii)
all leases of Real Property; (iii) all collective bargaining agreements and (iv) all Employee Plans and Compensation Arrangements.

        1.22 "NON-COMPETITION AGREEMENT" shall mean each of the Non-Competition Agreements of each of Russell Leverenz, Debbie
Leverenz, Kevin Byrne and Brad Begley, substantially in the form attached hereto as Exhibit "E".

        1.23 "PERSON" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

        1.24 "RCRA" shall mean the Resource Conservation and Recovery Act, and the rules and regulations promulgated thereunder.

        1.25 "REAL PROPERTY" means all of the fee estates and buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interest which are used by ADI, or owned by ADI, as of the date hereof, in the business or operations of ADI, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date hereof and the Closing Date.

        1.26 "SUBSIDIARY" shall mean, as to any Person, any other Person of which at least 50% of the equity and voting interests are owned, directly or indirectly, by such first Person and shall include, with respect to ADI, its former wholly-owned subsidiary, Expert Coding, Inc.

        1.27 "TAX" (and, with correlative meaning, "TAXES" and "Taxable") means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding and other taxes and assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, and any interest, additions and penalties with respect to a failure to file a Tax Return or a failure to file a complete and correct Tax Return and any interest in respect of such additions or penalties.

        1.28 "TAX RETURNS" means all federal, state, local and foreign income and franchise Tax returns and Tax reports (including any attached Schedules) and other Tax statements and other similar filings required to be filed, including any information return (including, without limitation, any information return required to be filed under Section 60501 of the Code), claim for refund, amended return or declaration of estimated Tax.

        2.2     LIST OF ADDITIONAL DEFINITIONS.  The following is a
                ------------------------------
list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

     Term                                       Section
     ----                                       -------

      ADI                                       Preamble
      ADI License Agreement                     2.18.1
      ADI Related Agreement                     3.2
      Aggregate Deemed Sales Price              2.8.6.2
      Agreement                                 Preamble
      Agreement Period                          2.8.6.2
      Booked Taxes                              2.8.1
      Byrne Note                                2.2.1.3
      Cap                                       8.4.3
      Cash Portion                              2.2.1.1
      Claim Notice                              8.3.1
      COBRA                                     2.9.1
      Compensation Arrangement                  3.18.14
      Confidentiality Agreement                 2.15
      Covered Proceeding                        8.3.1
      Damages                                   8.1
      Election Notice                           2.18.2
      Employee Plan                             3.18.14
      Employee Plans and Compensation
        Arrangements                            2.9.1
      Enforcement Action                        2.18.2
      ERISA                                     3.18.14
      ERISA Affiliate                           3.18.14
      Expert Coding                             3.1.1
      Fair Market Value                         2.2.1.5
      Final Report                              2.8.1
      Financial Statements                      3.5.1
      Indemnifiable Plan Damages                2.9.3
      Indemnifiable Tax Damages                 2.8.2.1
      Indemnitee(s)                             8.3.1
      Indemnitor(s)                             8.3.1
      Intellectual Property                     3.16
      Investment Interests                      3.4
      Leverenz Note                             2.2.1.2
      Material Licenses                         3.12
      Multiemployer Plan                        3.18.14
      Plan                                      2.9.3
      Plan Liabilities                          2.9.3
      Plan Years                                3.18.2
      Purchase Price                            2.2.1
      Purchaser                                 Preamble
      Registration Rights Agreement             2.2.1.4
      Related Agreements                        3.2 and 4.2
      Reporting Period                          2.8.2.1 and 2.9.3
      Retiree Medical Plans                     2.9.2
      Section 338(h)(10) Elections              2.8.6.1
      Seller                                    Preamble
      Seller Consolidated Group                 2.8.2.1
      Seller Related Agreements                 3.2
      Shares                                    Preamble
      Shareholder                               Preamble
      Stock                                     2.2.1.4
      Stock Portion                             2.2.1.4
      Straddle Period                           2.8.2.1 and 2.9.3
      Taxing Authority                          2.8.6.2
      Threshold Amount                          8.4.2
      Upset Date                                9.22

                              EXHIBIT B

                            LEVERENZ NOTE

THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SUPERIOR INDEBTEDNESS AND THE RIGHTS OF THE HOLDERS OF SUPERIOR INDEBTEDNESS UPON THE TERMS OF THAT CERTAIN LOAN AGREEMENT DATED JULY 1, 2005 BY AND BETWEEN THE ISSUER OF THIS NOTE AND HUDSON UNITED BANK AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.


U.S. $24,750.00                               July 1, 2005

      FOR VALUE RECEIVED, the undersigned, Touchstone
Applied Science Associates, Inc. a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Russell Leverenz, an individual with a residence address at 895 Sunwood Court, Eagan, MN 55123 (the "Lender"), the principal sum of TWENTY-FOUR THOUSAND SEVEN HUNDRED AND FIFTY AND 00/100 DOLLARS ($24,750.00), which principal sum shall bear interest from the date hereof at the rate of five (5.0%) percent per annum on the unpaid principal balance ("Interest"), calculated on the basis of a 360 day year consisting of twelve 30 day months.

      Subject to the provisions for prepayment described below, principal and interest on the unpaid principal balance shall be paid commencing on January 1, 2006, and continuing on the 1st day of each succeeding July 1 and January 1 thereafter, to and including July 1, 2008, in equal installments of FOUR THOUSAND FOUR HUNDRED NINETY-THREE AND 37/100 DOLLARS ($4,493.37).

      All payments shall be in lawful money of the United States.
The entire outstanding principal balance and accrued interest thereon, if any, shall in any event be due and payable on July
1, 2008 (the "Maturity Date").

      If all or a portion of the principal or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Borrower hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full at 9.0% per annum (and until the date such overdue amount is paid in full, "Interest" on such overdue amount shall mean interest at such rate).

      This Note is being delivered pursuant to that certain Stock Purchase Agreement, dated June ___, 2005 among the Borrower and the Lender and the other Sellers, and Achievement Data, Inc., a Minnesota corporation (the "Stock Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

      1.  SUBORDINATION.
          -------------

          The Lender's right to payment pursuant to the terms of this Note shall be subordinated to any and all indebtedness of the Borrower pursuant to that certain Loan Agreement dated July 1, 2005, by and between Hudson United Bank and the Borrower (the "Loan Agreement"), and the terms and provisions of the Loan Agreement are incorporated herein by reference.

     2.   PAYMENT.
          -------

          Payments of principal and Interest shall be made by certified or bank cashier's check payable to the Lender at the Lender's principal address set forth in Section 4 hereof (or at such other place as the Lender hereof shall notify the Borrower in writing) in lawful money of the United States of America, The Borrower may prepay this Note at any time, without premium or penalty, in whole or in part, with accrued interest to the date of such payment on the amount prepaid. If the Maturity Date or any semi-annual payment date occurs on a date that is not a Business Day then the payment then due shall be paid on the next succeeding Business Day. "Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks in the city of New York, New York are authorized or required to be closed.

     3.   DEFAULT AND REMEDIES.
          --------------------

          (a)    If any of the following events or conditions
(each an "Event of Default") shall occur and be continuing:

                 (i)     the Borrower shall fail to pay an
installment of principal and interest within 10 days of when and as the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise;

                 (ii)    an involuntary proceeding shall be
commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower or (C) the winding-up, liquidation or dissolution of the Borrower;
and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                 (iii) the Borrower (A) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consents to, or fails to contest in a timely and appropriate manner, the commencement against of any proceeding or the filing of any petition described in clause (v) above, (C) applies for or consents to the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors, (F) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (G) takes any action for the purpose of effecting any of the foregoing;

then, in the case of an Event of Default, the Lender may, at any time during the continuance of such Event of Default, by written notice to the Borrower, declare the entire outstanding principal sum, together with all accrued and unpaid Interest, to be due and payable.

          (b) In the case of an Event of Default, the Borrower will pay to the Lender such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

          (c) The Borrower shall promptly furnish the Lender notice of any Event of Default or event which, with notice, lapse of time or both, would become an Event of Default under this Section 3.

     4.   NOTICES
          -------

          All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by certified mail, return receipt requested, postage prepaid or (ii) via a reputable nationwide overnight courier, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt of confirmation of delivery after it is sent by certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent via a reputable nationwide overnight courier service.

        If to the Borrower to:     Touchstone Applied Science
                                   Associates, Inc.
                                   4 Hardscrabble Heights
                                   P.O. Box 2280
                                   Brewster, NY  10590
                                   Att:  President

        With a copy to:            Rider, Weiner & Frankel, P.C.
                                   655 Little Britain Road
                                   New Windsor, NY  12553
                                   Att:  Maureen Crush, Esq.

        If to the Lender to:       Mr. Russell Leverenz
                                   895 Sunwood Court
                                   Eagan, MN  55123

        With a copy to:            Rider Bennett LLP
                                   33 South Sixth Street
                                   Suite 4900
                                   Minneapolis, MN 55402
                                   Att:  Dennis Knoer, Esq.

Either party may give any notice, instruction or communication in connection with this Note using any other means (including personal delivery or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is received by the party to whom it was sent. Either party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Note notice thereof in the manner set forth in this Section 4.

     5.   MISCELLANEOUS.
          -------------

          This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York of the United States District Court for the Southern District of New York, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court (or, to the extent permitted by law, in such federal court). The Borrower agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          If any provision of this Note shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

          This Note may not be changed, amended or modified except by agreement in writing signed by the Borrower and the Lender.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the day and year first above written.

                                          TOUCHSTONE APPLIED SCIENCE
                                          ASSOCIATES, INC.


					By:_____________________________
                                              Name:   Andrew L. Simon
                                              Title:  President

                              EXHIBIT C

                              BYRNE NOTE

THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SUPERIOR INDEBTEDNESS AND THE RIGHTS OF THE HOLDERS OF SUPERIOR INDEBTEDNESS UPON THE TERMS OF THAT CERTAIN LOAN AGREEMENT DATED JULY 1, 2005 BY AND BETWEEN THE ISSUER OF THIS NOTE AND HUDSON UNITED BANK AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

U.S. $138,600.00                            July 1, 2005

          FOR VALUE RECEIVED, the undersigned, Touchstone Applied Science Associates, Inc. a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Kevin Byrne, an individual with a residence address at 9357 Esk Lane, Inver Grove Heights, MN _________, (the "Lender"), the principal sum of ONE HUNDRED THIRTY-EIGHT THOUSAND SIX HUNDRED AND 00/100 DOLLARS ($138,600.00), which principal sum shall bear interest from the date hereof at the rate of five (5.0%) percent per annum on the unpaid principal balance ("Interest"), calculated on the basis of a 360 day year consisting of twelve 30 day months.

          Subject to the provisions for prepayment described below, principal and interest on the unpaid principal balance shall be paid commencing on January 1, 2006, and continuing on the 1st day of each succeeding July 1 and January 1 thereafter, to and including July 1, 2008, in equal installments of TWENTY-FIVE THOUSAND ONE HUNDRED SIXTY-TWO AND 85/100 DOLLARS ($25,162.85).

          All payments shall be in lawful money of the United States. The entire outstanding principal balance and accrued interest thereon, if any, shall in any event be due and payable on July
1, 2008 (the "Maturity Date").

          If all or a portion of the principal or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Borrower hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full at 9.0% per annum (and until the date such overdue amount is paid in full, "Interest" on such overdue amount shall mean interest at such rate).

          This Note is being delivered pursuant to that certain Stock Purchase Agreement, dated June ___, 2005 among the Borrower and the Lender and the other Sellers, and Achievement Data, Inc., a Minnesota corporation (the "Stock Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

     1.   SUBORDINATION.
          -------------

          The Lender's right to payment pursuant to the terms of this Note shall be subordinated to any and all indebtedness of the Borrower pursuant to that certain Loan Agreement dated July 1, 2005, by and between Hudson United Bank and the Borrower (the "Loan Agreement"), and the terms and provisions of the Loan Agreement are incorporated herein by reference.

     2.   PAYMENT.
          -------

          Payments of principal and Interest shall be made by certified or bank cashier's check payable to the Lender at the Lender's principal address set forth in Section 4 hereof (or at such other place as the Lender hereof shall notify the Borrower in writing) in lawful money of the United States of America, The Borrower may prepay this Note at any time, without premium or penalty, in whole or in part, with accrued interest to the date of such payment on the amount prepaid. If the Maturity Date or any semi-annual payment date occurs on a date that is not a Business Day then the payment then due shall be paid on the next succeeding Business Day. "Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks in the city of New York, New York are authorized or required to be closed.

     3.   DEFAULT AND REMEDIES.
          --------------------

          (a)    If any of the following events or conditions
(each an "Event of Default") shall occur and be continuing:

                 (i)     the Borrower shall fail to pay an
installment of principal and interest within 10 days of when and as the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise;

                 (ii)    an involuntary proceeding shall be
commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower or (C) the winding-up, liquidation or dissolution of the Borrower; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                 (iii) the Borrower (A) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consents to, or fails to contest in a timely and appropriate manner, the commencement against of any proceeding or the filing of any petition described in clause (v) above, (C) applies for or consents to the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors, (F) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (G) takes any action for the purpose of effecting any of the foregoing;

then, in the case of an Event of Default, the Lender may, at any time during the continuance of such Event of Default, by written notice to the Borrower, declare the entire outstanding principal sum, together with all accrued and unpaid Interest, to be due and payable.

          (b) In the case of an Event of Default, the Borrower will pay to the Lender such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

          (c) The Borrower shall promptly furnish the Lender notice of any Event of Default or event which, with notice, lapse of time or both, would become an Event of Default under this Section 3.

     4.   NOTICES
          -------

          All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by certified mail, return receipt requested, postage prepaid or (ii) via a reputable nationwide overnight courier, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt of confirmation of delivery after it is sent by certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent via a reputable nationwide overnight courier service.

        If to the Borrower to:  Touchstone Applied Science
                                Associates, Inc.
                                4 Hardscrabble Heights
                                P.O. Box 2280
                                Brewster, NY  10590
                                Att:  President

        With a copy to:         Rider, Weiner & Frankel, P.C.
                                655 Little Britain Road
                                New Windsor, NY  12553
                                Att:  Maureen Crush, Esq.

        If to the Lender to:    Mr. Kevin Byrne
                                9357 Esk Lane
                                Inver Grove Heights, MN

        With a copy to:         Rider Bennett LLP
                                33 South Sixth Street
                                Suite 4900
                                Minneapolis, MN 55402
                                Att:  Dennis Knoer, Esq.

Either party may give any notice, instruction or communication in connection with this Note using any other means (including personal delivery or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is received by the party to whom it was sent. Either party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Note notice thereof in the manner set forth in this Section 4.




     5.   MISCELLANEOUS.
          -------------

          This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York of the United States District Court for the Southern District of New York, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court (or, to the extent permitted by law, in such federal court). The Borrower agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          If any provision of this Note shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

          This Note may not be changed, amended or modified except by agreement in writing signed by the Borrower and the Lender.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the day and year first above written.

                                          TOUCHSTONE APPLIED SCIENCE
                                          ASSOCIATES, INC.


                                        By:_____________________________
                                             Name:   Andrew L. Simon
                                             Title:  President

                              EXHIBIT D

                    REGISTRATION RIGHTS AGREEMENT

                    REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated
July 1, 2005, by and among TOUCHSTONE APPLIED SCIENCE
ASSOCIATES, INC., a Delaware corporation (the "Company"), and the individuals who are signatory hereto (collectively, the "ADI
Stockholders").

                        W I T N E S S E T H:
                        -------------------

      WHEREAS, pursuant to the Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), the Company has purchased from the ADI Stockholders all of the outstanding shares of capital stock of Achievement Data, Inc. ("ADI");

      WHEREAS, as part of the consideration paid to the ADI Stockholders, the Company has issued to the ADI Stockholders shares of the Common Stock, par value $0.0001 per share (the "Common Stock") of the Company in the respective amounts set forth opposite each such ADI Stockholder's name on Exhibit A attached hereto (collectively, the "Shares");

      WHEREAS, the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore, may not be sold, transferred or assigned except pursuant to an effective registration statement under the Securities Act or an exemption therefrom;

      WHEREAS, in order to induce the ADI Stockholders to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to register the Shares under the Securities Act, and applicable state securities laws, upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

      1.  COMPANY'S AGREEMENT TO REGISTER THE SHARES.  No later
          ------------------------------------------
than September 30, 2005, the Company shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3, which shall include the Shares, in addition to any other unregistered outstanding shares of Common Stock as the Company determines to be appropriate; provided, however, that if the Company, for any reason, is ineligible to use Form S-3 for such registration, and must, instead, use Form SB-2 or any other long-form registration statement, the Company may, upon written notice to the ADI Stockholders no later than September 15, 2005, postpone the deadline for the filing of such registration statement until October 31, 2005, in order to allow the Company sufficient time to complete such long-form registration statement. Upon the filing of such registration statement with the SEC, the Company shall file such applications or registrations under applicable blue sky laws with respect to the ADI Stockholders. After the filing of such registration statement, the Company shall use its best efforts to respond promptly to any SEC comments, and make such additional filings as shall be reasonably necessary in order to have such registration statements declared effective by the SEC.

      2.  DEMAND REGISTRATION.  If, for any reason, by October
          -------------------
31, 2005, the Company shall have failed to file a registration statement with the SEC including the Shares, at any time thereafter, some or all of the ADI Shareholders who, collectively, own at least 50% of the Shares originally issued to the ADI Shareholders, may request registration, which shall not be required to be underwritten under the Securities Act of all or any portion of their respective Shares Any such request from the ADI Shareholders shall be deemed to be a request from all ADI Shareholders, and accordingly, the Company shall include all Shares in the registration. A registration requested as described in this Section 2 is referred to herein as a "Demand Registration". Within ten (10) days of its receipt of a request for a Demand Registration from ADI Stockholders in accordance with this Section 2, the Company shall notify all other stockholders of the Company who own of record unregistered shares of the Company's Common Stock and offer such stockholders the opportunity to include their shares in the Demand Registration. Within seventy-five (75) days after its receipt of a request for a Demand Registration, the Company shall use commercially reasonable efforts to file with the SEC a registration statement including the Shares and any other shares of other stockholders of the Company who respond to the Company's notice pursuant to this Section 2(a) in a timely manner. The Company shall not be required to effect more than one (1) Demand Registration.

      3.  RESTRICTIONS ON DEMAND REGISTRATION.  Notwithstanding
          -----------------------------------
any other provision of this Agreement to the contrary:

          (a) the Company will not be obligated to effect any Demand Registration within 180 days after the effective date of a previous registration in which the ADI Stockholders were given piggyback rights to have such ADI Stockholder's Shares included in such registration;

          (b) if the Company's board of directors in good faith determines that the filing of a registration statement in connection with any requested Demand Registration would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company or any of its Subsidiaries has then taken substantial steps, or would require disclosure of facts or circumstances which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company or any of its Subsidiaries has then taken substantial steps, then the Company may delay such registration for a period of up to 90 days so long as the Company is still pursuing the action that allowed such delay (it being agreed that the Company may not delay requested registrations pursuant to this Section 3(b) more than once during any period of 360 consecutive days). If the Company postpones the filing of a registration statement pursuant to this Section 3(b), it will promptly notify in writing the ADI Stockholders when the events or circumstances permitting such postponement have ended.

      4.  PIGGYBACK REGISTRATIONS. Whenever the Company proposes
          -----------------------
to register any of its Common Stock under the Securities Act (other than pursuant to Form S-4, S-8 or the equivalent form) and the registration form to be used may be used for the registration of Shares (a "Piggyback Registration"), the Company will give prompt written notice to all ADI Stockholders of its intention to effect such a registration and will include in such registration all Shares with respect to which the Company has received written requests for inclusion in such registration within 20 days after the receipt of the Company's notice.

      5.  REGISTRATION PROCEDURES.  Whenever the ADI
          -----------------------
Stockholders have requested that the Shares be registered pursuant to this Agreement, the Company will, subject to the provisions of Section 7, use its commercially reasonable efforts to effect the registration of the Shares, and pursuant thereto the Company shall, as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to the Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

          (b) notify each ADI Stockholder of the effectiveness of such registration statement and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the earlier of (i) a period of not less than six months and not more than one year (or, in the case of a 415 Registration, not more than two years) and (ii) the date as of which there are no longer any shares covered by such registration statements that are Shares, in each case in order to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement;

          (c) furnish to each ADI Stockholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), exhibits, and such other documents as such seller and underwriter, if any, may reasonably request in order to facilitate the disposition of the Shares owned by such seller in accordance with the procedures described therein;

          (d) use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as any seller and underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the Shares owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in such prospectus not misleading and, at the request of any such seller, promptly prepare and file a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements in such prospectus not misleading;

          (f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the applicable registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and applicable rules and regulations thereunder;

          (g) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

          (h) use its commercially reasonable efforts to cause all Shares covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers of such Shares to consummate the disposition of such Shares in accordance with the procedures set forth in such registration statement;

          (i) notify the ADI Stockholders (i) when the registration statement, the prospectus or any prospectus supplement related to such registration statement or any post effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post effective amendment to such registration statement, when the same has become effective; (ii) notify the ADI Stockholders of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information; (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (j) at least five days before filing a registration statement or prospectus and as promptly as practicable prior to filing any amendments or supplements thereto, furnish to legal counsel representing the holders of the Shares covered by such registration statement copies of all such documents proposed to be filed;

          (k) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed in connection herewith, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest possible moment;

      6.  REGISTRATION EXPENSES.
          ---------------------

          (a) All expenses incidental to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company, and the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the ADI Stockholders for the reasonable fees and disbursements of one law firm chosen by them with respect to review of a registration statement including the Shares.

          (c) Notwithstanding the foregoing, the Company shall not pay any commissions or fees incurred by any ADI Stockholder in connection with the sale of any of the Shares.

      7.  INDEMNIFICATION.
          ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Shares, against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment of such registration statement or supplement to such registration statement or any omission or alleged omission of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use in such registration statement or by such holder's failure to deliver to the purchaser a copy of the related registration statement or prospectus or any amendments or supplements to such registration statement after the Company has furnished such holder with copies of the same, in each case to the extent that such document was required to be delivered and the damages, liabilities or expenses are caused by a failure to deliver such document.

          (b) In connection with any registration in which a holder of Shares is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any related registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in any such registration statement, prospectus or preliminary prospectus or any amendment of such registration statement or supplement to such registration statement or any omission or alleged omission of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder or on such holder's behalf, in such holder's capacity as a holder of Shares and not in such holder's capacity as a director or officer of the Company, if applicable, expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Shares pursuant to the registration statement, prospectus or amendment upon which the claim for indemnification is based.

          (c) Any person entitled to indemnification under this Section will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one law firm for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of any indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term of such settlement a requirement that the claimant or plaintiff give to such indemnified party a release from all liability in respect to such claim or litigation.

          (e) If the indemnification provided for in this
Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to in this Agreement, each indemnifying party, in lieu of indemnifying such indemnified party thereunder, will, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the omissions or violations (or alleged omissions or violations) which resulted in such loss, claim, damage or liability. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event will any contribution by a holder hereunder exceed the net proceeds from the offering received by such holder. The Company and each holder of Shares agrees that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by any method of allocation which does not take into account the equitable considerations referred to in this
Section 8(e). No Person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      8.  MISCELLANEOUS.
          -------------

          (a) Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (b) Except as otherwise provided in this Agreement, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Shares; provided that no such amendment or waiver will adversely affect the rights hereunder of any party hereto when compared with its effect on the other similarly-situated parties to this Agreement without the prior written approval of a majority-in-interest of such adversely affected parties.

          (c) All covenants and agreements in this Agreement by or on behalf of any of the parties to this Agreement will bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement; provided, however, that an ADI Stockholder may not transfer or assign any of its rights under this Agreement without the prior written consent of the Company in each instance.

          (d) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (e) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

          (f) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms of such agreement, document or instrument, and if applicable, of this Agreement. The use of the words "include" or "including" in this Agreement will be by way of example rather than by limitation. The use of the words "or," "either" or "any" will not be exclusive.

          (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law of conflict of law rules.

          (h) All communications or notices required or permitted by this Agreement shall be in writing and shall be sent in accordance with the notice provisions contained in the Purchase Agreement.

          (i) Each party to this Agreement hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party to this Agreement hereby agrees and consents that any such claim, demand, action, or cause of action will be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                        TOUCHSTONE APPLIED SCIENCE
                                        ASSOCIATES, INC.

                                        By ________________________
                                           Andrew L. Simon, President


ADI STOCKHOLDERS:

                              (EXHIBIT A)

                  SHARES ISSUED TO ADI STOCKHOLDERS

                              EXHIBIT E

                     NON-COMPETITION AGREEMENT

                   SELLER POST-CLOSING AGREEMENT
                   -----------------------------

 	This Agreement, made, executed and delivered as of the 1st day of July, 2005, by _____________________, an individual residing at ___________________________ ("Seller"), in favor of
Achievement Data, Inc., a Minnesota corporation ("ADI"), with its principal place of business at 112 North Third Street, Suite 400, Minneapolis, MN 55401 and Touchstone Applied Science Associates, Inc., a Delaware corporation, with its principal place of business at 4 Hardscrabble Heights, Brewster, NY  10509
("Purchaser").

                               RECITALS

      Whereas, in accordance with that certain Stock Purchase Agreement dated July 1, 2005, (the "Agreement") by and among Purchaser, Martin Borg, Kevin Byrne, Karen Gerard, Brad Begley, Russell Leverenz and Debbie Leverenz and ADI (the "Stock Purchase Agreement"), Purchaser shall acquire one hundred percent (100%) of the issued and outstanding capital stock of ADI. The execution and delivery of this Agreement is an express condition to the fulfillment by the Seller of Seller's obligations under the Stock Purchase Agreement; and

      Whereas, Purchaser and ADI would suffer substantial damage and Purchaser's investment in developing the strategy underlying the acquisition of ADI would be negatively impacted, if the undersigned Seller engaged in activities prohibited by this Agreement.

      NOW THEREFORE, in consideration of the foregoing and the covenants of Seller hereinafter contained, Seller agrees with the Purchaser as follows:

                              AGREEMENT

      1.  RESTRICTIVE COVENANT.  In consideration of the sums
          --------------------
paid to Seller pursuant to the Stock Purchase Agreement, Seller agrees that s/he will not for a period of one (1) year from and after the date hereof, without the prior written consent of Purchaser, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Seller) directly or indirectly:

          (a) render any services as an officer, director, employee, partner, consultant or in any similar role or have any interest as a stockholder, lender or other financial or beneficial interest in any entity which competes with the
Purchaser, ADI or a Subsidiary 	of Purchaser or ADI
("Subsidiary" means a company 50% or more of the voting securities of which are owned by Purchaser); provided,
however, that ownership of not 	more than two percent (1 %)
of any class of securities traded actively, over-the-counter or through a stock exchange shall not violate this subparagraph (a);

          (b) own, manage, control, operate, participate in, consult with, render services to, as an employee, consultant, contractor, or otherwise assist in any manner any person or entity that owns, manages, controls or engages in any educational product and assessment business, which publishes, manages, operates, licenses, markets or distributes any educational, test preparation or assessment books or instructional material, including, without limitation, journals, student resource books, work books, work sheets, assessments, test preparation or other educational materials, for any of school grades K through 12, or any software, web site and/or internet-based publishing or distribution system relating to any of the foregoing, in each case whether in print, film, tape, electronic, internet or other media or forms, anywhere in the world, in any language;

          (c) solicit, induce or persuade any employee or contractor of Purchaser, ADI or a Subsidiary of Purchaser to leave employment with that entity for any reason;

          (d) hire or retain or assist others in hiring or retaining any individuals who are employees or contractors of Purchaser, ADI or a Subsidiary of Purchaser who were employees or contractors at any time during the twelve (12) month period prior to the date of this Agreement;

          (e) solicit, call on or take away any Customers of ADI, Purchaser or a Subsidiary of Purchaser ("Customer" means any person or entity to whom ADI, Purchaser or a Subsidiary of Purchaser has provided goods or services, or to whom ADI, Purchaser or a Subsidiary of Purchaser has submitted a proposal to provide goods or services and who Seller has been introduced to by or through ADI or has become acquainted with by working for ADI);

          (f) perform or supply any services or products (as an employee, contractor or otherwise) to such Customers;

          (g) induce or persuade or assist others in inducing or persuading any such Customer to reduce or discontinue doing business with ADI, Purchaser or a Subsidiary of Purchaser or to purchase from another person or entity goods or services supplied or which could be supplied by ADI, Purchaser or a Subsidiary of Purchaser to that Customer; or

          (h) interfere with any business relationship between ADI, Purchaser or a Subsidiary of Purchaser and any other person or entity.



      2.  ADDITIONAL CONSIDERATION.  This Agreement, and the
          ------------------------
restrictive covenant contained herein, is made as an additional enticement for Purchaser to enter into the above mentioned Stock
Purchase Agreement and is incident thereto.

      3.  CONFIDENTIAL INFORMATION AND NON-DISCLOSURE.  Seller
          --------------------------------------------
understands and acknowledges that as a result of Seller's involvement with ADI, Seller may have had access to confidential information of ADI including, without limitation, ADI's trade secrets and proprietary information regarding its test engines, inventions, patentable technologies, technical information, computer code, source codes, mask works, software development tools, specifications, schematics, processes, techniques, designs, know-how, marketing plans, business strategy, pricing information, financial data, customer lists, referral and vendor sources (collectively "Confidential Information"). Seller understands and acknowledges that such Confidential Information, even though it may have been or may be developed or otherwise acquired by Seller, is the exclusive property of ADI and Seller shall not at any time, from this date forward, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use or exploit, any of ADI's Confidential Information, without the written consent of Purchaser, except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Seller.

      4.  SURRENDER OF ADI CONFIDENTIAL INFORMATION.  In
          -----------------------------------------
connection with the execution of this Agreement, Seller shall deliver to Purchaser (a) all Confidential Information and (b) all documents, computer discs, electronic files, computer code, materials, equipment, documents, drawings and other information both in hard copy and in machine readable form that in any way relate to the Confidential Information. Seller shall not make or retain any hard or electronic copies of any such information or materials, make or retain any summaries or descriptions of any such information or materials, and/or erase any hard drives or otherwise delete any such information or materials from any laptop or desktop computers, computer networks or other electronic devices or services of ADI.

      5.  OWNERSHIP OF ADI PROPERTY AND RIGHTS.
          ------------------------------------

          (a)    INVENTIONS.  Seller understands and acknowledges that
                 ----------
as a result of Seller's involvement with ADI, Seller may have conceived, developed or produced ideas, inventions, documentation, computer code, tools, procedures, techniques, know-how, improvements and/or other materials, whether or not they were reduced to practice or made or conceived by Seller solely or jointly with others that relate to ADI's business
(collectively "Inventions"). Seller acknowledges and understands that ADI shall be deemed the sole creator and owner of the Inventions.

          (b)    INTELLECTUAL PROPERTY RIGHTS.  ADI shall solely own
                 ----------------------------
and have exclusive worldwide right, title and interest in and to the Confidential Information and Inventions, and to all modifications, enhancements and derivative works thereof, in all United States and worldwide trademarks, service marks, trade dress, copyrights, patents, trade secrets and all other intellectual property rights related thereto and to the ADI business (including all renewals and extensions thereof) (collectively "Intellectual Property Rights"). Seller understands and acknowledges that no license or other interest of any kind in the Confidential Information, Inventions or Intellectual Property Rights has been directly or indirectly granted to Seller. Seller represents and warrants that Seller will not, from this date forward, challenge or otherwise impair
ADI or Purchaser's rights to the Confidential Information, Inventions or the validity or enforceability of the Intellectual Property Rights.

          (c)    ASSIGNMENT OF RIGHTS.  From the moment of creation,
                 --------------------
Seller irrevocably assigns and transfers to ADI all right, title and interest worldwide in and to all of the Inventions, to all modifications, enhancements and derivative works thereof, and to all worldwide Intellectual Property Rights related thereto. The above assignment includes without limitation the exclusive right for ADI to exploit the Inventions by and through all media, platforms, processes, and other means now known or hereafter devised. Seller further irrevocably waives all rights to assert any moral rights in any way regarding the Inventions and/or the Intellectual Property Rights related thereto.

          (d)    NOTICE REQUIRED BY MINNESOTA LAW:  Pursuant to
                 --------------------------------
Minnesota Statute Section 181.78(3), Seller is hereby notified that Paragraph 5(c) regarding assignment of Inventions does not apply to any invention for which no equipment, supplies, facility or trade secret information of ADI was used and which was developed entirely on Seller's own time, and (1) which does not relate (a) directly to the business of ADI or (b) to ADI's actual or demonstrably anticipated research or development, or
(2) which does not result from any work performed by Seller for ADI.

      6.  EQUITABLE RELIEF FOR BREACH.  Because the breach or
          ---------------------------
anticipated breach of the restrictions set forth in this Agreement shall result in the immediate and irrevocable harm and injury to Purchaser and/or ADI, for which the Purchaser and/or ADI will not have an adequate remedy at law, Seller agrees that the Purchaser and/or ADI shall be entitled to relief in equity to enjoin temporarily and/or permanently such breach or anticipated breach and to seek any and all other legal and equitable remedies to which each may be entitled. If the Purchaser and/or ADI prevails in any action at equity or at law brought to enforce this Agreement, Seller agrees to pay all costs of litigation including the reasonable attorneys' fees and expenses of the Purchaser and ADI. In the event the foregoing restrictions are considered by a court of competent jurisdiction to be excessive in its duration of scope, it shall be considered modified and valid for such duration and for such business and area as such court may determine to the maximum extent permitted by applicable law.

      7.  GOVERNING LAW.  This Agreement shall, with respect to
          -------------
any and all matters, including, but not limited to, validity, construction or performance, be governed by the laws of the State of Minnesota.

      8.  SEVERABILITY.  All provisions of this Agreement are
          ------------
intended to be severable. Each provision of this Agreement constitutes a separate and distinct covenant. In the event any term, provision, or restriction in this Agreement is held to be illegal, invalid, or unenforceable in any respect, such findings shall in no way affect the legality, viability, or enforceability of all other provisions of this Agreement.
Seller and Purchaser agree that any such unenforceable term, provision or restriction shall be deemed modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law.

      9.  NO WAIVER.  Neither any failure or delay on the part
          ---------
of any party in exercising its rights shall operate as a waiver, nor shall a single or partial exercise preclude any further exercise in any right, power, or privilege by any party.

      10. SUCCESSORS AND ASSIGNS.  This Agreement shall be
          ----------------------
binding upon and inure to the benefit of the Purchaser, ADI and Seller and their respective successors and assigns and legal representatives.

      11. ENTIRE AGREEMENT.  This Agreement sets forth the
          ----------------
parties' final and entire Agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. No waiver, alteration or modification of any provision of this Agreement will be valid unless made in writing and signed by all of the parties hereto.

      12. COUNTERPARTS.  This Agreement may be executed in one
          ------------
or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.

                                          Touchstone Applied Science
                                          Associates, Inc.

                                          By:________________________
                                                Name:
                                                Title:

                                          Seller:

                                          __________________________
                                          Name:

                                          Achievement Data, Inc.

                                          By:________________________
                                                Name:
                                                Title:

                              EXHIBIT F

               EMPLOYEE PROPREITARY RIGHTS AGREEMENT

                        ACHIEVEMENT DATA, INC.
                 PROPRIETARY INFORMATION AGREEMENT
                 ---------------------------------

      As a condition of my employment by Achievement Data, Inc., a Minnesota Corporation, its successors or assigns ("ADI"), and in consideration of my compensation and other benefits, I, ____________________________, agree as follows:

      1.  NOT AN EMPLOYMENT AGREEMENT.  This Proprietary
          ---------------------------
Information Agreement shall not be deemed to be an employment agreement. I understand that nothing in this Proprietary Information Agreement changes, modifies or replaces or is intended to change, modify or replace the terms on my existing employment agreement ADI dated July 1, 2005. No representative of ADI has the authority to enter into an agreement contrary to this, except in a written contract of employment executed by the President of ADI and me.

      2.  CONFIDENTIAL INFORMATION AND INVENTIONS.  I
          ---------------------------------------
acknowledge that I will have access to ADI's trade secrets and proprietary information regarding its test engines, Test Scout and other technologies. ADI=s trade secrets and proprietary information shall include without limitation ideas, computer code, source codes, mask works, software development tools, specifications, schematics, processes, techniques, designs, know-how, marketing plans, financial data, customer lists, referral and vendor sources, and testing methods (collectively "Confidential Information").

      I may also have access to proprietary information or materials belonging to other parties which ADI is required to keep confidential (collectively "Third Party Information"). During my employment, I may also conceive, develop or produce ideas, inventions, documentation, computer code, tools, procedures, techniques, know-how, improvements and/or other materials, whether or not they are reduced to practice or made or conceived by me solely or jointly with others that relate to ADI's business (collectively "Inventions").

      2.  CONFIDENTIALITY.  During and after my employment, I
          ---------------
will not disclose or otherwise distribute the Confidential Information, Inventions or Third Party Information to any third party. I will use the Confidential Information, Inventions and Third Party Information only to perform my duties as an employee of ADI, and for no other purpose. I further agree that after I leave ADI, I will not incorporate, use or exploit any of the Confidential Information, Inventions or Third Party Information (disclosed separately or embodied in ADI's products, procedures or operations), or assist others in doing so.

      3.  PROPERTY RIGHTS.  ADI shall solely own and have
          ---------------
exclusive worldwide right, title and interest in and to the Confidential Information and Inventions, and to all modifications, enhancements and derivative works thereof, in all United States and worldwide trademarks, service marks, trade dress, copyrights, patents, trade secrets and all other intellectual property rights related thereto (including all renewals and extensions thereof) (collectively "Intellectual Property Rights"). No license or other interest of any kind in the Confidential Information, Inventions or Third Party Information is directly or indirectly granted to me. During and after my employment with ADI, I will not challenge or otherwise impair ADI's rights to the Confidential Information, Inventions, its products, and/or the validity or enforceability of its Intellectual Property Rights.

      4.  ASSIGNMENT.  I agree that the Inventions are made
          ----------
within the scope of my employment with ADI, are commissioned at ADI's specific request and control, and shall be deemed "works made for hire" under the United States copyright laws, and ADI shall be the sole creator and owner of the Inventions. From the moment of creation, I irrevocably assign and transfer to ADI all right, title and interest worldwide in and to all of the Inventions, to all modifications, enhancements and derivative works thereof, and to all worldwide Intellectual Property Rights related thereto. The above assignment includes without limitation the exclusive right for ADI to exploit the Inventions by and through all media, platforms, processes, and other means now known or hereafter devised. I further irrevocably waive all rights to assert any moral rights in any way regarding the Inventions and/or the Intellectual Property Rights related thereto.

      NOTICE REQUIRED BY MINNESOTA LAW: Pursuant to Minnesota Statute Section 181.78(3), I am hereby notified that this Paragraph 4 regarding assignment of Inventions does not apply to any invention for which no equipment, supplies, facility or trade secret information of ADI was used and which was developed entirely on my own time, and (1) which does not relate (a) directly to the business of ADI or (b) to ADI's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by me for ADI.

      5.  REPRESENTATIONS.  I warrant that in performing my job
          ---------------
at ADI, I have not and will not violate any legal or equitable duties owed to any of my current or previous employers, customers or other business or consulting relationships (collectively "Relationships"), including without limitation duties relating to protecting confidential information or refraining from competitive activities. I further warrant that
(a) I have not and will not disclose to anyone at ADI any confidential or proprietary information or material of a current or previous Relationship; (b) I will not in any way use, incorporate or refer to any confidential or proprietary information or material of a current or previous Relationship in performing my job at ADI; and (c) my Inventions shall be new and original, and shall not use or incorporate any materials or intellectual properties of third parties, except for such materials as specifically authorized in advance by ADI for which ADI has or obtains a license to use.

      6.  PRIOR INVENTIONS.  I understand that all inventions,
          ----------------
if any, which I made prior to my employment with ADI are excluded from this Agreement. I warrant that Exhibit "A" represents a complete and accurate list of all of my prior inventions, including numbers of all patent, trademark and copyright applications or registrations and brief descriptions of all unpatented, untrademarked or uncopyrighted inventions which are not the property of a current or previous Relationship. I agree to notify ADI in writing before I make any disclosure or perform any work on behalf of ADI which appears to threaten or conflict with my rights in a prior invention. In the event I fail to give such notice, I agree that I will have no right to make any claim at any time against ADI regarding the prior invention. To the extent that I incorporate any of my prior inventions into ADI's products or services, I hereby grant to ADI a non-exclusive, irrevocable, royalty free, perpetual and worldwide license, with the right to sublicense, to make, have made, modify, copy, perform, display, make derivative works, distribute, use and/or sell such prior inventions as part of or in connection with such product or service.

      7.  CONFLICTING INTEREST.  While I am employed by ADI, I
          --------------------
will devote all working hours of each business day to performing my employment services for ADI. I also agree that during such employment, I will not engage in any other employment, consulting or other activity relating to ADI=s business or which would conflict with my obligations to ADI, and will not have any direct or indirect financial interest in any company that may compete with ADI; provided, I may own one percent (1%) or less of the outstanding or preferred stock of any corporation listed on a national securities exchange.

      8.  NO SOLICITATION.  During my employment with ADI and
          ---------------
for a period of one (1) year thereafter, I will not (for my benefit or for the benefit of any other person or entity other than ADI) in any way (a) solicit, induce or persuade any employee or contractor of ADI to leave ADI for any reason, (b) hire or retain or assist others in hiring or retaining any individuals who are employees or contractors of ADI or who were employees or contractors during the 6 (six) month period prior to such hiring or retaining, (c) solicit, call on or take away any Customers (as hereafter defined) of ADI, (d) perform or supply any services or products in competition with products or services provided by ADI or its affiliated entities (as an employee, contractor or otherwise) to such Customers, and/or (e) induce or persuade or assist others in inducing or persuading any such Customer to reduce or discontinue doing business with ADI or to purchase from another person or entity goods or services supplied or which could be supplied by ADI to that Customer. The term "Customer" means any person or entity to whom ADI has provided goods or services, or to whom ADI has submitted a proposal to provide goods or services and who I have been introduced to by ADI or have become acquainted with by working for ADI.

      9.  TERMINATION.  In the event my employment is terminated
          -----------
for any reason, I resign or otherwise leave ADI's employ or at any other time upon ADI's request, I will immediately deliver to ADI (a) all Confidential Information, Third Party Information and Inventions, and (b) all documents, computer discs, electronic files, computer code, materials, equipment, documents, drawings and other information both in hard copy and in machine readable form that in any way relate to the Confidential Information, Third Party Information, Inventions or my employment or other work at ADI. I will not make or retain any hard or electronic copies of any such information or materials, make or retain any summaries or descriptions of any such information or materials, and/or erase any hard drives or otherwise delete any such information or materials from any laptop or desktop computers, computer networks or other electronic devices or services of ADI. Immediately upon my termination or other departure, I agree to sign and deliver to ADI the "Termination Certificate" in Exhibit "B." During my employment with ADI and at all times thereafter, I agree that I will not disparage ADI to third parties.

      10. ENFORCEMENT.  I agree that ADI will be irreparably
          -----------
harmed and money damages will be inadequate compensation to ADI in the event I breach any provision of this Agreement. Accordingly, I agree that all the provisions of this Agreement shall be specifically enforceable, and ADI shall be entitled to injunctive relief against me in addition to other available remedies, for my breach of any provision of this Agreement. I further agree that all of the provisions of this Agreement are reasonable and necessary to protect ADI's Confidential Information, contractual obligations regarding Third Party Information, Inventions, goodwill of its business and its competitive position in the marketplace, and that such provisions are fair and will not prevent me from earning a sufficient livelihood. I also agree that any claim I may have against ADI shall not constitute a defense to ADI's enforcement of this Agreement.

      11. GOVERNING LAW AND VENUE.  This Agreement shall be
          -----------------------
interpreted and enforced according to the substantive laws of the State of Minnesota, without application of its conflicts or choice of law rules. I irrevocably submit to the jurisdiction and venue of the state and/or federal courts located in Hennepin County, Minnesota for any action or proceeding regarding this Agreement.

      12. ASSIGNMENT.  I agree that I have no right to assign or
          ----------
otherwise transfer any of my rights or obligations under this Agreement, in whole or in part.

      13. WAIVER.  I agree that ADI's failure to enforce any
          ------
provision of this Agreement shall not be deemed a waiver unless such waiver is in writing and signed by ADI.

      14. VALIDITY.  If any provision of this Agreement is held
          --------
by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.

      15. SUCCESSORS.  This Agreement shall be binding upon me,
          ----------
my heirs, executors and other legal representatives, and shall be for ADI's benefit.

      16. ENTIRE AGREEMENT.  This Agreement constitutes the
          ----------------
entire agreement regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings, whether oral or written. This Agreement cannot be modified or amended, except by a writing signed by both ADI and me. Exhibits "A" and "B" are fully incorporated herein.

      17. ATTORNEYS' FEES.  In the event a dispute arises
          ---------------
regarding this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, in addition to any other relief to which it is entitled.

      18. SURVIVAL.  I agree that all of the provisions of this
          --------
Agreement shall survive the termination of this Agreement or my employment with ADI except for Paragraph 7.




                                          Dated as of July 1, 2005

                                          ____________________
                                          (Name of Employee)

                              (EXHIBIT "A")

                        LIST OF PRIOR INVENTIONS


      ______ No prior inventions

      ______ See below

Title            Date of Creation          Identifying Number and Brief
-----            ----------------          Description
                                           ----------------------------

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

                              (EXHIBIT "B")

                        TERMINATION CERTIFICATE

      I hereby certify that:

      (a) I have delivered and returned to ADI (i) all Confidential Information, Third Party Information and
Inventions, and (ii) all notes, records, computer discs, electronic files, computer code, materials, equipment, drawings, documents and other information in any way related to my employment or other work for ADI (collectively "Materials");

      (b) I have not made or retained any hard or electronic copies of any of the Materials, and to not have in my possession, at home or otherwise, any of the Materials or copies thereof; and

      (c) I have fully complied with and will continue to fully comply with all the provisions of the ADI Proprietary
Information Agreement previously signed by me, including without limitation reporting Inventions and keeping confidential all of the Confidential Information, Third Party Information and
Inventions.


DATED: ______________________     ______________________________________
                                          (Name of Employee)

                              EXHIBIT G

                      BORG EMPLOYMENT AGREEMENT


                         EMPLOYMENT AGREEMENT


	AGREEMENT dated as of the 1st day of July, 2005 by and between ACHIEVEMENT DATA, INC., a Minnesota corporation with its principal place of business at 112 North Third Street, Suite 400, Minneapolis, MN 55401 (the "Corporation") and MARTIN BORG, an individual residing at 11980 45th Avenue North, Plymouth, MN 44552 ("Employee").

                         W I T N E S S E T H:
                         -------------------

	WHEREAS, on the Effective Date hereof, the Corporation has become a wholly-owned subsidiary of Touchstone Applied Science
Associates, Inc. ("TASA"), a Delaware corporation; and

        WHEREAS, the Corporation recognizes the importance of retaining its highly qualified employees by offering a certain degree of security to such individuals against changes; and

	WHEREAS, the Corporation desires to assure fair treatment of such qualified employees and thereby increasing their willingness to remain with the Corporation; and

	WHEREAS, the Board of Directors (the "Board") of the Corporation in recognition of the acquisition of the Corporation by TASA, believes it is essential to provide Employee with such degree of security and secure the services of Employee for the Corporation, and, in order to accomplish these objectives, the Board has caused the Corporation to enter into this Agreement.

	NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

        1.      EMPLOYMENT AND TERM.  Subject to the terms and
                -------------------
conditions of this Agreement, the Corporation agrees to employ Employee, and Employee hereby accepts employment by the Corporation, for a term beginning July 1, 2005 (the "Effective Date") and, except as set forth in the next sentence, ending on October 31, 2008 ("Employment Term"). In the event of a "Change of Control" of the Corporation (as defined in Section 2 below) during the term of this Agreement, this Agreement shall remain in effect for the period commencing on the date of Change of Control and ending on the later of: (x) the date, not to exceed October 31, 2008, provided by Employee in a written notice of his election to terminate the Agreement (the "Change of Control Election Notice"); provided Employee has given such Change of Control Election Notice to the Corporation and TASA within thirty (30) days of the date of the Change of Control; and (y) if no Change of Control Election Notice is given within such thirty (30) day period, the last day of the Employment Term; in each case unless sooner terminated as provided in this Agreement.


      2.        CERTAIN DEFINITIONS.
                -------------------

                (a) A reference herein to a section of the Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

                (b) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

                (c) "Subsidiary(ies)" means a company 50% or more of the voting securities of which are owned by TASA, the Corporation or a Subsidiary of TASA or the Corporation.

                (d) "Employee Benefit Plan" means any written plan providing benefits for employees of the Corporation.

                (e)     CHANGE OF CONTROL.  For the purposes of this
                        -----------------
Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following:

                       (i)   A.      The acquisition (other than from ADI
or TASA) by any person, entity or "group", within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose TASA or its Subsidiaries, or any Executive
Benefit Plan which acquired beneficial ownership of voting securities of TASA or ADI) or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or an underwriter temporarily holding securities pursuant to an offering of such securities) of: (x) 40% or more of then outstanding shares of TASA's common stock, or the combined voting power of TASA's then outstanding voting securities entitled to vote generally in the election of directors; or (y)
50% or more of the then outstanding shares of ADI's common stock or the combined voting power of ADI's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of determining whether or not a "Change of Control" has occurred with respect to TASA, the following transactions shall be excluded from the calculation of the change in ownership of TASA's securities:

                             (1)     The offer or issuance of shares of
common stock pursuant to, or upon the exercise of any stock incentive plan, of TASA, or the reservation of shares for issuance pursuant to such plans;

                             (2)     The offer, sale, assignment or
transfer of any of the shares of common stock of TASA owned beneficially owned beneficially or otherwise by Cahill Warnock
Strategic Partners Fund, L.P. and Strategic Associates, L.P.;


                             B.      Any stockholder-approved
liquidation or dissolution or sale of all or substantially all of ADI's assets

and
---

                       (ii)  As a condition of, or in connection
with, continuing employment of Employee by TASA, ADI or any successor thereto, either:

                             A.      Employee is required to, and refuses
to, relocate more than fifty (50) miles from Minneapolis, MN; or

                             B.      There is a material change in duties
inconsistent with Employee's position (including status, offices and titles and authority, duties or responsibilities as contemplated by Section 3 of this Agreement, and excluding isolated, insubstantial and inadvertent actions which are remedied by the Corporation promptly after receipt of notice thereof given by Employee).



        3.      DUTIES.  During the Term of this Agreement, Employee
                ------
shall serve in a capacity as President and Chief Executive
Officer and shall serve in such other capacity or capacities as the Corporation may from time to time prescribe. Employee shall report to the President of TASA. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Corporation and which are normally associated with the position of Chief Executive
Officer, consistent with the Bylaws of the Company and as required by the Board of Directors of the Corporation, including, but not limited to executive, administrative, development, production, marketing and other services and duties for the Corporation, at the present location of the Corporation or any office or location fifty (50) or less miles from Minneapolis, MN. The employment relationship between the parties shall be governed by the policies and practices established by the Board of Directors, except that when the terms of this Agreement differ from or are in conflict with the policies or practices of the Corporation, this Agreement shall control. During the Employment Term, and excluding any periods of vacation and sick leave, Employee agrees to devote full time, best efforts to the business and affairs of the Corporation and to perform faithfully and efficiently such responsibilities.
During the Employment Term it shall not be a violation of this Agreement for Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures to fulfill speaking engagements and (C) manage personal investments, so long as Employee's duties in connection therewith do not interfere with Employee's duties under this Agreement.

        4.      COMPENSATION.
                ------------

                (a) BASE SALARY.  During the Term of this Agreement,
                    -----------
the Corporation shall pay to Employee, in equal installments at such intervals as are in effect from time to time for officers of TASA, an annual base salary (the "Base Salary") of One
Hundred Seventy-Five Thousand ($175,000.00) Dollars.

                (b) BONUS.  In addition to Base Salary, from and
                    -----
after November 1, 2005, and in connection with each twelve month period thereafter during the Employment Term (November 1 - October 31), Employee shall be eligible to participate in such Senior Level Bonus Program as is established for executive level employees of TASA and approved by the Compensation Committee of TASA.

                (c) INCENTIVE, SAVINGS, WELFARE BENEFIT PLANS AND
                    ---------------------------------------------
RETIREMENT PLANS.  In addition to Base Salary, Employee shall be
----------------
eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation or TASA to executive level employees as a class in accordance with the terms of such plans, practices, programs and policies, as amended from time to time.

                (d) KEY MAN INSURANCE.  Employee agrees that, subject
                    -----------------
to approval of the Chief Executive Officer of TASA, the Corporation or TASA may obtain key man life insurance with respect to Employee, and in connection therewith, Employee agrees to submit to all reasonable and customary examinations requested by the provider of such life insurance.

                (e) EXPENSES.  Employee shall be entitled to
                    --------
reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder in accordance with the policies, practices and procedures of the Corporation as amended from time to time.

                (f) VACATION.  During the Employment Term, Employee
                    --------
shall be entitled to paid vacation in accordance with the plans, practices, policies and programs of the Corporation as amended from time to time.

                (g) DISABILITY.  The Corporation shall pay Employee
                    ----------
for any period, up to a maximum of two months in each thirty-six month period during the Term of this Agreement in which, pursuant to written certification of his physician, he is unable substantially to perform his duties because of physical or mental disability or incapacity, an amount equal to the Base
Salary due him for such period pursuant to Section 4(a), less the aggregate amount of all income disability benefits which for such period he may receive by reason of (i) any group health insurance plan, or disability insurance plan paid for by the Corporation, in each case which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation or any subsidiary or affiliate of the Corporation (including TASA) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.


        5.      STOCK OPTIONS.
                -------------

                (a) As part of the consideration to be paid to Employee for his services hereunder, Employee shall be eligible to participate in any stock incentive plan adopted by TASA (the "Plan") for which an executive level employee may participate.

                (b) TASA hereby agrees that it shall cause to be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options heretofore granted to Employee under the Plan. TASA covenants that it will keep such registration statement current until Employee is no longer employed by the Corporation. TASA hereby agrees that, for so long as either TASA does not have an effective registration statement on Form S-8 or TASA has an effective registration statement on Form S-8 but Employee is restricted in his ability to resell shares acquired pursuant to the exercise of options because of the provisions of General Instruction C.2(b) to Form S-8, Employee shall have "piggyback" registration rights with respect to the options granted to Employee under the Plan and the shares underlying such options.

                (c) As an incentive to enter into this Agreement, TASA, immediately upon the Effective Date of this Agreement, shall deliver to Employee a Stock Option Agreement pursuant to its 2000 Stock Option Incentive Plan, granting to Employee ten
(10) year options for 40,000 shares of the common stock of the Corporation at fair market value as of the Effective Date, exercisable one year after the anniversary of the date of the grant.

        6.      RIGHTS OF TERMINATION.
                ---------------------

                (a) CAUSE.  During the Term of this Agreement, the
                    -----
Corporation shall have the right, at any time effective upon notice to Employee, to terminate Employee's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Employee, which in the reasonable opinion of the President of TASA is intended to result in material personal enrichment of Employee or any material detriment to the Corporation, (ii) failure by Employee to perform any of Employee's material obligations under Section 3 of this Agreement which are not remedied within twenty (20) days after receipt of written notice from the Corporation; provided, however, that Employee shall be subject to immediate termination hereunder if Employee has previously engaged in and received notice to cure such failure; (iii) conviction by Employee of a felony, (iv) any act of embezzlement or misappropriation of funds, (v) material breach of any representation or warranty hereunder; (vi) fraud or gross negligence in the performance of his duties hereunder, or (vii) material breach of the provisions of Section 8 or 9 hereof.

                (b) DISABILITY; DEATH.  In the event that Employee,
                    -----------------
due to physical or mental disability or incapacity, is unable to fully perform his duties hereunder in the reasonable opinion of the President of TASA for (i) a period of ninety (90) or more days in any one hundred and eighty (180) day period, the Corporation may terminate Employee's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after such notice is given to Employee (the "Disability Effective Date"). In the event that Employee is able to and recommences rendering services and fully performing his duties hereunder within such 30-day notice period, Employee shall be reinstated and such notice shall be without further force or effect. If Employee dies during the Term, this Agreement shall terminate immediately upon his death.

                (c) NOTICE OF TERMINATION.  Any termination of
                    ---------------------
Employee's employment by the Corporation or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 17 of this Agreement.

                (d) DATE OF TERMINATION.  "Date of Termination" means
                    -------------------
the date a Notice of Termination is given, or any later date specified therein, as the case may be; provided, however, that if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be.

        7.      EFFECTS OF TERMINATION.  In the event that Employee's
                ----------------------
employment is terminated pursuant to Section 6 hereof, Employee's employment hereunder shall terminate without further obligations to Employee, other than those obligations accrued or earned and vested (if applicable) by Employee through the Date of Termination, including for this purpose all "Accrued
Obligations", defined as those obligations accrued or earned and vested (if applicable) by Employee as of the Date of Termination, including, for this purpose (i) Employee's pro rata
Base Salary accrued but unpaid as of the Date of Termination,
(ii) any compensation previously deferred by Employee (together with any accrued earnings thereon) and not yet paid by the Corporation, (iii) any accrued vacation pay not yet paid by the Company (iv) if applicable, all amounts payable to the estate or designated beneficiaries of Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation and (v) if termination is a result of the death or Disability of Employee, such Bonus, if any, pursuant to
Section 4(b) hereof calculated pro rata, based upon the actual number of complete months that Employee is employed in the applicable fiscal year of the Corporation. In addition:



                (i)   All Accrued Obligations specified in:

                      (x) Sections 7(i), (ii) and (iii) shall be paid to Employee in a lump sum in cash within 30 days of the Date of Termination.

                      (y)     Section 7(iv) shall be paid in
accordance with Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of such Accrued Obligations; and

                      (z) Section 7(v), if any, shall be paid not later than the date bonuses are paid to executive level employees under the Senior Level Bonus Program in effect for the applicable fiscal year of termination.

                (ii)  all then non-exercisable options shall
immediately and automatically terminate, and

                (iii) any registration rights theretofore granted which have not been invoked with respect to shares of Common Stock of the Corporation either acquired by Employee pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate.

        8.      CONFIDENTIALITY.
                ---------------

                (a) Employee understands and acknowledges that as a result of Employee's employment with the Corporation, and involvement with the business of the Corporation he is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, technology, processes, formulas, software, inventions and developments whether patented or not, trade secrets, technical information, know-how, plans, specifications, financial information and business strategy, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers and vendors, research and development reports, industry and competitive analyses, invention records and agreements, opinions of counsel, employee intellectual property and confidentiality agreements, licenses to and from third parties, and the like, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the Corporation to be held by Employee in trust and solely for the Corporation's benefit. Employee shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.

                (b) Upon the termination of his employment with the Corporation for any reason, Employee shall promptly deliver to the Corporation, and keep no copies of, all confidential information, whether drawings, manuals, letters, notes, notebooks, reports, and all other materials regardless of the media in which stored or the form thereof, and copies thereof, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Employee's possession or control.

                (c) For purposes of this Section 8 and Section 9, the term "Corporation" includes the Corporation, TASA and any other predecessor corporation, and Subsidiaries and joint ventures of either.

            4)  Employee represents and warrants to the
Corporation that the execution and delivery of this Agreement shall not conflict with, or violate the terms of, or constitute a breach of any other agreement or document to which he is a party, including, but not limited to any employment, consulting, non-competition, restrictive covenant or similar agreement or form of confidentiality agreement.

                (e) Employee represents and warrants to the Corporation that all data provided in his resume, related papers and oral interviews is true, complete and correct and acknowledges that falsification, misrepresentation or deliberate omission of data will be deemed a material breach of this Agreement and sufficient cause for immediate termination of employment. Employee shall provide such information and consents as shall be requested in connection with a background investigation to be conducted by the Corporation, including, but not limited to, criminal conduct.

        9.      NON-COMPETITION.
                ---------------

                (a) Employee agrees that for a period commencing on the date hereof and ending on October 31, 2008 unless a different date applies pursuant to the provisions of 9(b) (the
"Expiration Date"), he shall not, anywhere in the United States
(or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

                        (i) own, manage, operate, control, or invest in, any business which develops, publishes, manages, operates, licenses, markets or distributes any software, web site and/or internet-based distribution system relating to K-12 testing, test development, test preparation and/or assessment business and instructional materials related to any such K-12 testing, test development, test preparation and/or assessment business, or render any services as an officer, director, employee, partner, member, consultant or otherwise to, or have any interest as a stockholder, partner, member, investor, lender or otherwise in, any entity which is engaged in such activities, in each case whether in print, film, tape, electronic, internet or other media or forms; provided further that the foregoing shall not prohibit Employee from owning in the aggregate less than 1% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market;
which, if performed by Employee would violate this Section 9; or

                        (ii) solicit or attempt to solicit business of any customers of the Corporation (including prospective customers solicited by the Corporation during the term of his employment) for products or services the same or in competition with those offered, sold, produced or under development by the Corporation during the term of his employment therewith or dealt in by Employee during his employment with the Corporation.

                (b) Notwithstanding the foregoing Section 9(a), the terms and provisions of Section 9(a) shall not apply in the event of a termination by the Corporation without Cause, and shall not apply:

                        (i)     twenty-four months after the date of
termination set forth by Employee in the Change of Control
Election Notice in the event a Change of Control occurs on or prior to June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in
Section 1 hereof; or

                        (ii) twelve months after the date of termination set forth by Employee in the Change of Control Election Notice in the event a Change of Control occurs after June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof; or

                        (iii)   eighteen months after the Date of
Termination as set forth in the Notice of Termination as provided in Section 6(c) in the event of a termination for Cause as defined in Section 6 hereof on or prior to June 30, 2006; or

                        (iv) twelve months after the Date of Termination as set forth in the Notice of Termination as provided in Section
6(c) in the event of a termination for Cause as defined in
Section 6 hereof after June 30, 2006.

                (c)     NON-SOLICITATION AND NON-HIRE.   Employee agrees
                        -----------------------------
that for a period beginning on the date hereof and ending two years after the applicable Expiration Date, he shall not, directly or indirectly, solicit or attempt to solicit for any business endeavor any employee of the Corporation, or solicit or attempt to solicit, or interfere with any business relationship between the Corporation and any other person or entity which existed during the term of employment ("Current Business
Relationship"); provided, however, that for the two year period after the applicable Expiration Date, "Current Business
Relationship" shall be limited to any business relationship between the Corporation and any other person or entity existing on the applicable Expiration Date or which the Corporation is taking reasonable steps to procure at the time of or immediately prior to the applicable Expiration Date; and provided, further, however, that nothing in this Section 9(c) shall prohibit
Employee from soliciting business from any such person or entity related to a contract or business relationship that was not in existence on the applicable Expiration Date or which expired after the applicable Expiration Date by its terms without renewal or extension or continuing negotiation with respect thereto.

                (d) Nothing in this Section 9 shall waive any of the obligations of Employee under Section 8.

        10.     REMEDIES AND SURVIVAL.  Because the Corporation does
                ---------------------
not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Employee's competition, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of any of the provisions of Sections 8 or 9, be available to the Corporation. A breach of any provision of Section 8 or 9 shall constitute irreparable harm and be deemed a material breach under this Agreement. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Employee's employment with the Corporation for any reason whatsoever.

        11.     SEVERANCE PAYMENT.
                -----------------

		(a)	The Company shall pay to Employee a severance
payment in the amounts and under the circumstances set forth as follows:

                        (i) in the event a Change of Control occurs on or prior to June 30, 2006, and a Change of Control Election
Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof, twenty-four months of his then current base salary as in effect on the Employee's last day of employment;

                        (ii) in the event a Change of Control occurs after June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof, twelve months of his then current base salary as in effect on the Employee's last day of employment.

                (b) The severance payment shall be payable in full within twenty (20) business days after the termination of Employee's employment, unless the parties agree otherwise.

                <c)     The Employee agrees that prior to payment of
the severance payment pursuant to this Section 11, Employee shall, as a condition thereto, execute a release, based on the Corporation's standard form (including mutual confidentiality and non-disparagement provisions), of any and all claims he may have against the Corporation and TASA and each of its officers, directors, employees and affiliates, except for his right to enforce any post-employment obligations to him, including but not limited to obligations of the Company under this Agreement and stock option agreements.

        12.     GUARANTY OF OBLIGATIONS.   To the extent that the
                -----------------------
Corporation is obligated to make payment to Employee under the terms of this Agreement and, without defense or set-off therefore, fails to do so, TASA hereby guarantees to Employee payment of such payment obligations.

        13.     SET-OFF.  The payments and performance by the
                -------
Corporation as provided for in this Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Employee.

        14.     ENTIRE AGREEMENT.  This Agreement and the Employee
                ----------------
Proprietary Rights Agreement between the Corporation and
Employee and dated the date hereof, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Employee. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

        15.     SEVERABILITY.  If any provision of this Agreement is
                ------------
held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

        16.     SUCCESSORS AND ASSIGNS.  This Agreement is personal to
                ----------------------
Employee and shall not be assignable by Employee.  This
Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives, heirs, and successors. This
Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. As used in the Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

        17.     COMMUNICATIONS AND NOTICES.  All notices and other
                --------------------------
communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party, or delivered by overnight courier to such address with evidence of delivery; provided, however, that any notice of change of address shall be effective only upon receipt.

        18.     CONSTRUCTION; COUNTERPARTS.  The headings contained in
                --------------------------
this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        19.     VALIDITY.  The invalidity or unenforceability of any
                --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
Failure by a party to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Employee with respect to the subject matter hereof.

        20.     GOVERNING LAW.  This Agreement shall be governed by
                -------------
and construed under the laws of the State of New York and any cause of action asserted under this Agreement shall be brought in a court of competent jurisdiction in the County of Putnam and State of New York.

        IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

                                    ACHIEVEMENT DATA, INC.


                                    By:____________________________
                                         Name:   Andrew L. Simon
                                         Title:  Vice President


                                    EMPLOYEE:


                                    ____________________________
                                         Martin Borg

With respect to Paragraph 12:

TOUCHSTONE APPLIED SCIENCE
  ASSOCIATES, INC.


By:____________________________
     Name:   Andrew L. Simon
     Title:  President

                              EXHIBIT H

                    GERARD EMPLOYMENT AGREEMENT

                        EMPLOYMENT AGREEMENT

	AGREEMENT dated as of the 1st day of July, 2005 by and between ACHIEVEMENT DATA, INC., a Minnesota corporation with its principal place of business at 112 North Third Street, Suite 400, Minneapolis, MN 55401 (the "Corporation") and KAREN GERARD, an individual residing at 7032 114th Avenue North, Champlin, MN 55316("Employee").


                         W I T N E S S E T H:
                         -------------------

	WHEREAS, on the Effective Date hereof, the Corporation has become a wholly-owned subsidiary of Touchstone Applied Science
Associates, Inc. ("TASA"), a Delaware corporation; and

        WHEREAS, the Corporation recognizes the importance of retaining its highly qualified employees by offering a certain degree of security to such individuals against changes; and

	WHEREAS, the Corporation desires to assure fair treatment of such qualified employees and thereby increasing their willingness to remain with the Corporation; and

	WHEREAS, the Board of Directors (the "Board") of the Corporation in recognition of the acquisition of the Corporation by TASA, believes it is essential to provide Employee with such degree of security and secure the services of Employee for the Corporation, and, in order to accomplish these objectives, the Board has caused the Corporation to enter into this Agreement.

	NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:


        1.      EMPLOYMENT AND TERM.  Subject to the terms and
                -------------------
conditions of this Agreement, the Corporation agrees to employ Employee, and Employee hereby accepts employment by the Corporation, for a term beginning July 1, 2005 (the "Effective Date") and, except as set forth in the next sentence, ending on October 31, 2008 ("Employment Term"). In the event of a "Change of Control" of the Corporation (as defined in Section 2 below) during the term of this Agreement, this Agreement shall remain in effect for the period commencing on the date of Change of Control and ending on the later of: (x) the date, not to exceed October 31, 2008, provided by Employee in a written notice of her election to terminate the Agreement (the "Change of Control Election Notice"); provided Employee has given such Change of Control Election Notice to the Corporation and TASA within thirty (30) days of the date of the Change of Control; and (y) if no Change of Control Election Notice is given within such thirty (30) day period, the last day of the Employment Term; in each case unless sooner terminated as provided in this Agreement.

        2.      CERTAIN DEFINITIONS.
                -------------------

                (a) A reference herein to a section of the Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

                (b) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

                (c) "Subsidiary(ies)" means a company 50% or more of the voting securities of which are owned by TASA, the Corporation or a Subsidiary of TASA or the Corporation.

                (d) "Employee Benefit Plan" means any written plan providing benefits for employees of the Corporation.

                (e)     CHANGE OF CONTROL.  For the purposes of this
                        -----------------
Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following:

                        (i)  A.      The acquisition (other than from ADI or
TASA) by any person, entity or "group", within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose TASA or its Subsidiaries, or any Executive
Benefit Plan which acquired beneficial ownership of voting securities of TASA or ADI) or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or an underwriter temporarily holding securities pursuant to an offering of such securities) of: (x) 40% or more of then outstanding shares of TASA's common stock, or the combined voting power of TASA's then outstanding voting securities entitled to vote generally in the election of directors; or (y)
50% or more of the then outstanding shares of ADI's common stock or the combined voting power of ADI's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of determining whether or not a "Change of Control" has occurred with respect to TASA, the following transactions shall be excluded from the calculation of the change in ownership of TASA's securities:

                             (1)     The offer or issuance of shares of
common stock pursuant to, or upon the exercise of any stock incentive plan, of TASA, or the reservation of shares for issuance pursuant to such plans;

                             (2)     The offer, sale, assignment or
transfer of any of the shares of common stock of TASA owned beneficially or otherwise by Cahill Warnock Strategic Partners
Fund, L.P. and Strategic Associates, L.P.;


                             B.      Any stockholder-approved
liquidation or dissolution or sale of all or substantially all of ADI's assets

and
---

                        (ii) As a condition of, or in connection with, continuing employment of Employee by TASA, ADI or any successor thereto, either:

                              A.     Employee is required to, and refuses
to, relocate more than fifty (50) miles from Minneapolis, MN; or

                              B.     There is a material change in duties
inconsistent with Employee's position (including status, offices and titles and authority, duties or responsibilities as contemplated by Section 3 of this Agreement, and excluding isolated, insubstantial and inadvertent actions which are remedied by the Corporation promptly after receipt of notice thereof given by Employee).



        3.      DUTIES.  During the Term of this Agreement, Employee
                ------
shall serve in a capacity as Vice President of Operations and shall serve in such other capacity or capacities as the Corporation may from time to time prescribe. Employee shall report to the President of the Corporation. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Corporation and which are normally associated with the position of Vice President of Operations, consistent with the Bylaws of the Company and as required by the President of the Corporation, including, but not limited to providing overall planning, direction and control to achieve operating and financial goals by establishing and maintaining effective customer rapport and mutually beneficial business relationships with clients, long-term and short-term operating and financial goals including budgets and forecasts, participating in the sales process, selecting, training staff and serving as the source of development and evaluation of managers, human resource responsibility and other duties as assigned for the Corporation, at the present location of the Corporation or any office of the Corporation as requested. The employment relationship between the parties shall be governed by the policies and practices established by the Board of Directors, except that when the terms of this Agreement differ from or are in conflict with the policies or practices of the Corporation, this Agreement shall control. During the Employment Term, and excluding any periods of vacation and sick leave, Employee agrees to devote full time, best efforts to the business and affairs of the Corporation and to perform faithfully and efficiently such responsibilities. During the Employment Term it shall not be a violation of this Agreement for Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures to fulfill speaking engagements and (C) manage personal investments, so long as Employee's duties in connection therewith do not interfere with Employee's duties under this Agreement.

        4.      COMPENSATION.
                ------------

                (a)     BASE SALARY.  During the Term of this Agreement,
                        -----------
the Corporation shall pay to Employee, in equal installments at such intervals as are in effect from time to time for officers of TASA, an annual base salary (the "Base Salary") of One
Hundred Twenty Thousand ($120,000.00) Dollars.

                (b)     BONUS.  In addition to Base Salary, from and
                        -----
after November 1, 2005, and in connection with each twelve month period thereafter during the Employment Term (November 1 -
October 31), Employee shall be eligible to participate in such Senior Level Bonus Program as is established for executive level employees of TASA and approved by the Compensation Committee of TASA.

                (c)     INCENTIVE, SAVINGS, WELFARE BENEFIT PLANS AND
                        ---------------------------------------------
RETIREMENT PLANS.  In addition to Base Salary, Employee shall be
----------------
eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation or TASA to executive level employees as a class in accordance with the terms of such plans, practices, programs and policies, as amended from time to time.

                (d)     KEY MAN INSURANCE.  Employee agrees that, subject
                        -----------------
to approval of the Chief Executive Officer of TASA, the Corporation or TASA may obtain key man life insurance with respect to Employee, and in connection therewith, Employee agrees to submit to all reasonable and customary examinations requested by the provider of such life insurance.

                (e)     EXPENSES.  Employee shall be entitled to
                        --------
reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of her duties hereunder in accordance with the policies, practices and procedures of the Corporation as amended from time to time.

                (f)     VACATION.  During the Employment Term, Employee
                        --------
shall be entitled to paid vacation in accordance with the plans, practices, policies and programs of the Corporation as amended from time to time.

                (g)     DISABILITY.  The Corporation shall pay Employee
                        ----------
for any period, up to a maximum of two months in each thirty-six month period during the Term of this Agreement in which, pursuant to written certification of her physician, she is unable substantially to perform her duties because of physical or mental disability or incapacity, an amount equal to the Base
Salary due him for such period pursuant to Section 4(a), less the aggregate amount of all income disability benefits which for such period she may receive by reason of (i) any group health insurance plan, or disability insurance plan paid for by the Corporation, in each case which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation or any subsidiary or affiliate of the Corporation (including TASA) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

        5.      STOCK OPTIONS.
                -------------

               (a) As part of the consideration to be paid to Employee for her services hereunder, Employee shall be eligible to participate in any stock incentive plan adopted by TASA (the "Plan") for which an executive level employee may participate.

               (b) TASA hereby agrees that it shall cause to be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options heretofore granted to Employee under the Plan. TASA covenants that it will keep such registration statement current until Employee is no longer employed by the Corporation. TASA hereby agrees that, for so long as either TASA does not have an effective registration statement on Form S-8 or TASA has an effective registration statement on Form S-8 but Employee is restricted in her ability to resell shares acquired pursuant to the exercise of options because of the provisions of General Instruction C.2(b) to Form
S-8, Employee shall have "piggyback" registration rights with respect to the options granted to Employee under the Plan and the shares underlying such options.

                (c) As an incentive to enter into this Agreement, TASA, immediately upon the Effective Date of this Agreement, shall deliver to Employee a Stock Option Agreement pursuant to its 2000 Stock Option Incentive Plan, granting to Employee ten
(10) year options for 20,000 shares of the common stock of the Corporation at fair market value as of the Effective Date, exercisable one year after the anniversary of the date of the grant.

        6.      RIGHTS OF TERMINATION.
                ---------------------

                (a)     CAUSE.  During the Term of this Agreement, the
                        -----
Corporation shall have the right, at any time effective upon notice to Employee, to terminate Employee's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Employee, which in the reasonable opinion of the President of TASA is intended to result in material personal enrichment of Employee or any material detriment to the Corporation, (ii) failure by Employee to perform any of Employee's material obligations under Section 3 of this Agreement which are not remedied within twenty (20) days after receipt of written notice from the Corporation; provided, however, that Employee shall be subject to immediate termination hereunder if Employee has previously engaged in and received notice to cure such failure; (iii) conviction by Employee of a felony, (iv) any act of embezzlement or misappropriation of funds, (v) material breach of any representation or warranty hereunder; (vi) fraud or gross negligence in the performance of her duties hereunder, or (vii) material breach of the provisions of Section 8 or 9 hereof.

                (b)     DISABILITY; DEATH.  In the event that Employee,
                        -----------------
due to physical or mental disability or incapacity, is unable to fully perform her duties hereunder in the reasonable opinion of the President of TASA for (i) a period of ninety (90) or more days in any one hundred and eighty (180) day period, the Corporation may terminate Employee's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after such notice is given to Employee (the
"Disability Effective Date"). In the event that Employee is able to and recommences rendering services and fully performing her duties hereunder within such 30-day notice period, Employee shall be reinstated and such notice shall be without further force or effect. If Employee dies during the Term, this Agreement shall terminate immediately upon her death.

                (c)     NOTICE OF TERMINATION.  Any termination of
                        ---------------------
Employee's employment by the Corporation or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 17 of this Agreement.

                (d)     DATE OF TERMINATION.  "Date of Termination" means
                        -------------------
the date a Notice of Termination is given, or any later date specified therein, as the case may be; provided, however, that if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be.

        7.      EFFECTS OF TERMINATION.  In the event that Employee's
                ----------------------
employment is terminated pursuant to Section 6 hereof, Employee's employment hereunder shall terminate without further obligations to Employee, other than those obligations accrued or earned and vested (if applicable) by Employee through the Date of Termination, including for this purpose all "Accrued
Obligations", defined as those obligations accrued or earned and vested (if applicable) by Employee as of the Date of Termination, including, for this purpose (i) Employee's pro rata
Base Salary accrued but unpaid as of the Date of Termination,
(ii) any compensation previously deferred by Employee (together with any accrued earnings thereon) and not yet paid by the Corporation, (iii) any accrued vacation pay not yet paid by the Company (iv) if applicable, all amounts payable to the estate or designated beneficiaries of Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation and (v) if termination is a result of the death or Disability of Employee, such Bonus, if any, pursuant to
Section 4(b) hereof calculated pro rata, based upon the actual number of complete months that Employee is employed in the applicable fiscal year of the Corporation. In addition:



                (i)     All Accrued Obligations specified in:

                  	(x)	Sections 7(i), (ii) and (iii) shall be
paid to Employee in a lump sum in cash within 30 days of the Date of Termination.

                  	(y)	Section 7(iv) shall be paid in
accordance with Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of such Accrued Obligations; and

                  	(z)	Section 7(v), if any, shall be paid not
later than the date bonuses are paid to executive level employees under the Senior Level Bonus Program in effect for the applicable fiscal year of termination.

                (ii)    all then non-exercisable options shall
immediately and automatically terminate, and

                (iii)   any registration rights theretofore
granted which have not been invoked with respect to shares of Common Stock of the Corporation either acquired by Employee pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate.

        8.      CONFIDENTIALITY.
                ---------------

                (a) Employee understands and acknowledges that as a result of Employee's employment with the Corporation, and involvement with the business of the Corporation she is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, technology, processes, formulas, software, inventions and developments whether patented or not, trade secrets, technical information, know-how, plans, specifications, financial information and business strategy, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers and vendors, research and development reports, industry and competitive analyses, invention records and agreements, opinions of counsel, employee intellectual property and confidentiality agreements, licenses to and from third parties, and the like, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the Corporation to be held by Employee in trust and solely for the Corporation's benefit. Employee shall not at any time, either during or subsequent to her employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.

                (b) Upon the termination of her employment with the Corporation for any reason, Employee shall promptly deliver to the Corporation, and keep no copies of, all confidential information, whether drawings, manuals, letters, notes, notebooks, reports, and all other materials regardless of the media in which stored or the form thereof, and copies thereof, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Employee's possession or control.

                (c) For purposes of this Section 8 and Section 9, the term "Corporation" includes the Corporation, TASA and any other predecessor corporation, and Subsidiaries and joint ventures of either.

                4)  Employee represents and warrants to the
Corporation that the execution and delivery of this Agreement shall not conflict with, or violate the terms of, or constitute a breach of any other agreement or document to which she is a party, including, but not limited to any employment, consulting, non-competition, restrictive covenant or similar agreement or form of confidentiality agreement.

                (e) Employee represents and warrants to the Corporation that all data provided in her resume, related papers and oral interviews is true, complete and correct and acknowledges that falsification, misrepresentation or deliberate omission of data will be deemed a material breach of this Agreement and sufficient cause for immediate termination of employment. Employee shall provide such information and consents as shall be requested in connection with a background investigation to be conducted by the Corporation, including, but not limited to, criminal conduct.

        9.      NON-COMPETITION.
                ---------------

                (a) Employee agrees that for a period commencing on the date hereof and ending on October 31, 2008 unless a different date applies pursuant to the provisions of 9(b) (the
"Expiration Date"), she shall not, anywhere in the United States
(or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

                        (i) own, manage, operate, control, or invest in, any business which develops, publishes, manages, operates, licenses, markets or distributes any software, web site and/or internet-based distribution system relating to K-12 testing, test development, test preparation and/or assessment business and instructional materials related to any such K-12 testing, test development, test preparation and/or assessment business, or render any services as an officer, director, employee, partner, member, consultant or otherwise to, or have any interest as a stockholder, partner, member, investor, lender or otherwise in, any entity which is engaged in such activities, in each case whether in print, film, tape, electronic, internet or other media or forms; provided further that the foregoing shall not prohibit Employee from owning in the aggregate less than 1% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market;
which, if performed by Employee would violate this Section 9; or

                        (ii) solicit or attempt to solicit business of any customers of the Corporation (including prospective customers solicited by the Corporation during the term of her employment) for products or services the same or in competition with those offered, sold, produced or under development by the Corporation during the term of her employment therewith or dealt in by Employee during her employment with the Corporation.

		(b)	Notwithstanding the foregoing Section 9(a), the
terms and provisions of Section 9(a) shall not apply in the event of a termination by the Corporation without Cause, and shall not apply:

                        (i)     twenty-four months after the date of
termination set forth by Employee in the Change of Control
Election Notice in the event a Change of Control occurs on or prior to June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in
Section 1 hereof; or

                        (ii) twelve months after the date of termination set forth by Employee in the Change of Control Election Notice in the event a Change of Control occurs after June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof; or

                        (iii)   eighteen months after the Date of
Termination as set forth in the Notice of Termination as provided in Section 6(c) in the event of a termination for Cause as defined in Section 6 hereof on or prior to June 30, 2006; or

                        (iv) twelve months after the Date of Termination as set forth in the Notice of Termination as provided in Section
6(c) in the event of a termination for Cause as defined in
Section 6 hereof after June 30, 2006.

                (c)     NON-SOLICITATION AND NON-HIRE.   Employee agrees
                        -----------------------------
that for a period beginning on the date hereof and ending two years after the applicable Expiration Date, he shall not, directly or indirectly, solicit or attempt to solicit for any business endeavor any employee of the Corporation, or solicit or attempt to solicit, or interfere with any business relationship between the Corporation and any other person or entity which existed during the term of employment ("Current Business
Relationship"); provided, however, that for the two year period after the applicable Expiration Date, "Current Business
Relationship" shall be limited to any business relationship between the Corporation and any other person or entity existing on the applicable Expiration Date or which the Corporation is taking reasonable steps to procure at the time of or immediately prior to the applicable Expiration Date; and provided, further, however, that nothing in this Section 9(c) shall prohibit
Employee from soliciting business from any such person or entity related to a contract or business relationship that was not in existence on the applicable Expiration Date or which expired after the applicable Expiration Date by its terms without renewal or extension or continuing negotiation with respect thereto.

                (d) Nothing in this Section 9 shall waive any of the obligations of Employee under Section 8.

        10.     REMEDIES AND SURVIVAL.  Because the Corporation does
                ---------------------
not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Employee's competition, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of any of the provisions of Sections 8 or 9, be available to the Corporation. A breach of any provision of Section 8 or 9 shall constitute irreparable harm and be deemed a material breach under this Agreement. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Employee's employment with the Corporation for any reason whatsoever.

        11.     SEVERANCE PAYMENT.
                -----------------

                (a) The Company shall pay to Employee a severance payment in the amounts and under the circumstances set forth as follows:

                        (i) in the event a Change of Control occurs on or prior to June 30, 2006, and a Change of Control Election
Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof, twenty-four months of her then current base salary as in effect on the Employee's last day of employment;

                        (ii) in the event a Change of Control occurs after June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof, twelve months of her then current base salary as in effect on the Employee's last day of employment.

                (b) The severance payment shall be payable in full within twenty (20) business days after the termination of Employee's employment, unless the parties agree otherwise.

                (c) The Employee agrees that prior to payment of the severance payment pursuant to this Section 11, Employee shall, as a condition thereto, execute a release, based on the Corporation's standard form (including mutual confidentiality and non-disparagement provisions), of any and all claims she may have against the Corporation and TASA and each of its officers, directors, employees and affiliates, except for her right to enforce any post-employment obligations to her, including but not limited to obligations of the Company under this Agreement and stock option agreements.

        12.     GUARANTY OF OBLIGATIONS.   To the extent that the
                -----------------------
Corporation is obligated to make payment to Employee under the terms of this Agreement and, without defense or set-off therefore, fails to do so, TASA hereby guarantees to Employee payment of such payment obligations.

        13.     SET-OFF.  The payments and performance by the
                -------
Corporation as provided for in this Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Employee.

        14.     ENTIRE AGREEMENT.  This Agreement and the Employee
                ----------------
Proprietary Rights Agreement between the Corporation and
Employee and dated the date hereof, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Employee. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

        15.     SEVERABILITY.  If any provision of this Agreement is
                ------------
held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

        16.     SUCCESSORS AND ASSIGNS.  This Agreement is personal to
                ----------------------
Employee and shall not be assignable by Employee.  This
Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives, heirs, and successors. This
Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. As used in the Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

        17.     COMMUNICATIONS AND NOTICES.  All notices and other
                --------------------------
communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party, or delivered by overnight courier to such address with evidence of delivery; provided, however, that any notice of change of address shall be effective only upon receipt.

        18.     CONSTRUCTION; COUNTERPARTS.  The headings contained in
                --------------------------
this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        19.     VALIDITY.  The invalidity or unenforceability of any
                --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
Failure by a party to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Employee with respect to the subject matter hereof.

        20.     GOVERNING LAW.  This Agreement shall be governed by
                -------------
and construed under the laws of the State of New York and any cause of action asserted under this Agreement shall be brought in a court of competent jurisdiction in the County of Putnam and State of New York.

        IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

                                    ACHIEVEMENT DATA, INC.


                                    By:____________________________
                                         Name:   Andrew L. Simon
                                         Title:  vice President


                                    EMPLOYEE:


                                    ____________________________
                                         Karen Gerard

With respect to Paragraph 12:

TOUCHSTONE APPLIED SCIENCE
  ASSOCIATES, INC.


By:____________________________
      Name:   Andrew L. Simon
      Title:  President

                              EXHIBIT I

                   BRAZELTON EMPLOYMENT AGREEMENT

                         EMPLOYMENT AGREEMENT


	AGREEMENT dated as of the 1st day of July, 2005 by and between ACHIEVEMENT DATA, INC., a Minnesota corporation with its principal place of business at 112 North Third Street, Suite 400, Minneapolis, MN 55401 (the "Corporation") and PAUL BRAZELTON, an individual residing at ____________________________, MN _______
("Employee").

                          W I T N E S S E T H:
                          -------------------

        WHEREAS, on the Effective Date hereof, the Corporation has become a wholly-owned subsidiary of Touchstone Applied Science
Associates, Inc. ("TASA"), a Delaware corporation; and

        WHEREAS, the Corporation recognizes the importance of retaining its highly qualified employees by offering a certain degree of security to such individuals; and

	WHEREAS, the Corporation desires to assure fair treatment of such qualified employees and thereby increasing their willingness to remain with the Corporation; and

	WHEREAS, the Board of Directors (the "Board") of the Corporation in recognition of the acquisition of the Corporation by TASA, believes it is essential to provide Employee with such degree of security and secure the services of Employee for the Corporation, and, in order to accomplish these objectives, the Board has caused the Corporation to enter into this Agreement.

	NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

        1.      EMPLOYMENT AND TERM.  Subject to the terms and
                -------------------
conditions of this Agreement, the Corporation agrees to employ Employee, and Employee hereby accepts employment by the Corporation, for a term beginning July 1, 2005 (the "Effective Date") and, except as set forth in the next sentence, ending on October 31, 2007 (the "Employment Term").


        2.      CERTAIN DEFINITIONS.
                -------------------

                (a) A reference herein to a section of the Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

                (b) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

                (c) "Subsidiary(ies)" means a company 50% or more of the voting securities of which are owned by TASA, the Corporation or a Subsidiary of TASA or the Corporation.

                (d) "Employee Benefit Plan" means any written plan providing benefits for employees of the Corporation.



        3.      DUTIES.  During the Term of this Agreement, Employee
                ------
shall serve in a capacity as [Lead Developer]________________________ and shall serve in such other capacity or capacities as the Corporation may from time to time prescribe. Employee shall report to the President of the Corporation. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Corporation and which are normally associated with the position of Lead Developer, and as required by the President of the Corporation, including, but not limited to [maintenance and extension of the existing platform, leading the development team; development of innovative technologies, prototypes, components, processes and/or algorithms to successfully execute contract work or develop new business opportunities]; and other services and duties for the Corporation, at the present location of the Corporation or any office of the Corporation as requested. The employment relationship between the parties shall be governed by the policies and practices established by the Board of Directors, except that when the terms of this Agreement differ from or are in conflict with the policies or practices of the Corporation, this Agreement shall control. During the Employment Term, and excluding any periods of vacation and sick leave, Employee agrees to devote full time, best efforts to the business and affairs of the Corporation and to perform faithfully and efficiently such responsibilities. During the Employment Term it shall not be a violation of this Agreement for Employee to
(A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures to fulfill speaking engagements and (C) manage personal investments, so long as Employee's duties in connection therewith do not interfere with Employee's duties under this Agreement.

        4.      COMPENSATION.
                ------------

                (a)     BASE SALARY.  During the Term of this Agreement,
                        -----------
the Corporation shall pay to Employee, in equal installments at such intervals as are in effect from time to time for employees of TASA, an annual base salary (the "Base Salary") of One
Hundred Six Thousand Nine Hundred and Forty-Two ($106,942.00)
Dollars.

                (b)     INCENTIVE, SAVINGS, WELFARE BENEFIT PLANS AND
                        ---------------------------------------------
RETIREMENT PLANS.  In addition to Base Salary, Employee shall be
----------------
eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation or TASA to Employee in accordance with the terms of such plans, practices, programs and policies, as amended from time to time.

                (c)     EXPENSES.  Employee shall be entitled to
                        --------
reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder in accordance with the policies, practices and procedures of the Corporation as amended from time to time.

                (d)     VACATION.  During the Employment Term, Employee
                        --------
shall be entitled to paid vacation in accordance with the plans, practices, policies and programs of the Corporation as amended from time to time.

                (e)     DISABILITY.  During the Employment Term, Employee
                        ----------
shall be entitled to paid disability in accordance with the plans, practices, policies and programs of the Corporation as amended from time to time.

        5.      RIGHTS OF TERMINATION.
                ---------------------

                (a)     CAUSE.  During the Term of this Agreement, the
                        -----
Corporation shall have the right, at any time effective upon notice to Employee, to terminate Employee's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Employee, (ii) failure by Employee to perform any of Employee's obligations under Section 3 of this Agreement which are not remedied within ten (10) days after receipt of written notice from the Corporation; provided, however, that Employee shall be subject to immediate termination hereunder if Employee has previously engaged in and received notice to cure such failure; (iii) commission by Employee of a felony or any act of embezzlement or misappropriation of funds,
(iv) material breach of any representation or warranty hereunder or fraud or negligence in the performance of his duties hereunder, or (v) breach of the provisions of Section 8 or 9 hereof.

                (b)     DISABILITY; DEATH.  In the event that Employee,
                        -----------------
due to physical or mental disability or incapacity, is unable to fully perform his duties hereunder in the reasonable opinion of the President for (i) a period of ninety (90) or more days in any one hundred and eighty (180) day period, the Corporation may terminate Employee's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after such notice is given to Employee (the "Disability
Effective Date"). In the event that Employee is able to and recommences rendering services and fully performing his duties hereunder within such 30-day notice period, Employee shall be reinstated and such notice shall be without further force or effect. If Employee dies during the Term, this Agreement shall terminate immediately upon his death.

                (c)     NOTICE OF TERMINATION.  Any termination of
                        ---------------------
Employee's employment by the Corporation or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 16 of this Agreement.

                (d)     DATE OF TERMINATION.  "Date of Termination" means
                        -------------------
the date a Notice of Termination is given, or any later date specified therein, as the case may be; provided, however, that if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be.

        7.      EFFECTS OF TERMINATION.  In the event that Employee's
                ----------------------
employment is terminated pursuant to Section 6 hereof, Employee's employment hereunder shall terminate without further obligations to Employee, other than:

		(a)	those obligations accrued or earned and vested
(if applicable) by Employee through the Date of Termination, including for this purpose all "Accrued Obligations", defined as those obligations accrued or earned and vested (if applicable) by Employee as of the Date of Termination, including, for this purpose (i) Employee's pro rata Base Salary accrued but unpaid as of the Date of Termination, (ii) any compensation previously deferred by Employee (together with any accrued earnings thereon) and not yet paid by the Corporation, (iii) any accrued vacation pay not yet paid by the Company (iv) if applicable, all amounts payable to the estate or designated beneficiaries of Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation and
(v) if termination is a result of the death or Disability of Employee, such bonus, if any, pursuant to Section 4(b) hereof calculated in accordance with the bonus program as in effect on the date of death or Disability. In addition:



                        (i)     All Accrued Obligations specified in:

                                (x)   Sections 7(i), (ii) and (iii) shall be
paid to Employee in a lump sum in cash within 30 days of the Date of Termination

                                (y)   Section 7(iv) shall be paid in
accordance with Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of such Accrued Obligations; and

                                (z)   Section 7(v), if any, shall be paid not
later than the date bonuses are paid to similar level employees under the bonus program in which employee is participating for the applicable fiscal year of termination.

                        (ii) all then non-exercisable options shall immediately and automatically terminate, and

                        (iii)   any registration rights theretofore
granted which have not been invoked with respect to shares of Common Stock of TASA either acquired by Employee pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate; and

                (b) In the event that Employee's employment hereunder during the Employment Term is terminated by the Corporation for other than Cause, or other than Death or other than Disability, the Corporation shall pay to Employee in a lump sum in cash within 30 days after the Date of Termination a lump sum severance payment in an amount equal to three (3) months' of the Employee's Base Salary for the year which includes the Date of Termination.

        8.      CONFIDENTIALITY.
                ---------------

                (a) Employee understands and acknowledges that as a result of Employee's employment with the Corporation, and involvement with the business of the Corporation he is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, technology, processes, formulas, software, inventions and developments whether patented or not, trade secrets, technical information, know-how, plans, specifications, financial information and business strategy, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers and vendors, research and development reports, industry and competitive analyses, invention records and agreements, opinions of counsel, employee intellectual property and confidentiality agreements, licenses to and from third parties, and the like, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the Corporation to be held by Employee in trust and solely for the Corporation's benefit. Employee shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.

                (b) Upon the termination of his employment with the Corporation for any reason, Employee shall promptly deliver to the Corporation, and keep no copies of, all confidential information, whether drawings, manuals, letters, notes, notebooks, reports, and all other materials regardless of the media in which stored or the form thereof, and copies thereof, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Employee's possession or control.

                (c) For purposes of this Section 8 and Section 9, the term "Corporation" includes the Corporation, TASA and any other predecessor corporation, and Subsidiaries and joint ventures of either.

                4) Employee represents and warrants to the Corporation that the execution and delivery of this Agreement shall not conflict with, or violate the terms of, or constitute a breach of any other agreement or document to which he is a party, including, but not limited to any employment, consulting, non-competition, restrictive covenant or similar agreement or form of confidentiality agreement.

                (e) Employee represents and warrants to the Corporation that all data provided in his resume, related papers and oral interviews is true, complete and correct and acknowledges that falsification, misrepresentation or deliberate omission of data will be deemed a material breach of this Agreement and sufficient cause for immediate termination of employment. Employee shall provide such information and consents as shall be requested in connection with a background investigation to be conducted by the Corporation, including, but not limited to, criminal conduct.

        9.      NON-COMPETITION.
                ---------------

                (a) Employee agrees that, for a period commencing on the date hereof and ending one year after the termination of his employment with the Corporation for any reason, he shall not, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

                        (i) solicit or attempt to solicit business of any customers of the Corporation (including prospective customers solicited by the Corporation during the term of his employment) for products or services the same or in competition with those offered, sold, produced or under development by the Corporation during the term of his employment therewith or dealt in by Employee during his employment with the Corporation;

                        (ii) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

                        (iii)   interfere with any business
relationship between the Corporation and any other person or entity;

                        (iv) use the name of the Corporation or a name similar thereto or derivative thereof; or

                        (v) own, manage, operate, control, or invest in, any business which publishes, manages, operates, licenses, markets or distributes any software, web site and/or internet-based distribution system relating to K-12 testing, test development, test preparation and/or assessment business and instructional materials related to any such K-12 testing, test development, test preparation and/or assessment business, or render any services as an officer, director, employee, partner, member, consultant or otherwise to, or have any interest as a stockholder, partner, member, investor, lender or otherwise in, any entity which is engaged in such activities, in each case whether in print, film, tape, electronic, internet or other media or forms; provided further that the foregoing shall not prohibit Employee from owning in the aggregate less than 1% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market; which, if performed by Employee would violate this Section 9.

        10.     REMEDIES AND SURVIVAL.  Because the Corporation does
                ---------------------
not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Employee's competition, the Corporation and each of its Subsidiaries shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of any of the provisions of Sections 8 or 9, be available to the Corporation and each of its Subsidiaries. A breach of any provision of Section 8 or 9 shall constitute irreparable harm and be deemed a material breach under this Agreement. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Employee's employment with the Corporation for any reason whatsoever.

        11.     SET-OFF.  The payments and performance by the
                -------
Corporation as provided for in this Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Employee.

        12.     ENTIRE AGREEMENT.  This Agreement sets forth the
                ----------------
entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Employee. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

        13.     SEVERABILITY.  If any provision of this Agreement is
                ------------
held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

        14.     SUCCESSORS AND ASSIGNS.  This Agreement is personal to
                ----------------------
Employee and shall not be assignable by Employee.  This
Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives, heirs, and successors. This
Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. As used in the Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

        15.     COMMUNICATIONS AND NOTICES.  All notices and other
                --------------------------
communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party, or delivered by overnight courier to such address with evidence of delivery; provided, however, that any notice of change of address shall be effective only upon receipt.

        16.     CONSTRUCTION; COUNTERPARTS.  The headings contained in
                --------------------------
this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        17.     VALIDITY.  The invalidity or unenforceability of any
                --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
Failure by a party to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Employee with respect to the subject matter hereof.

        18.     GOVERNING LAW.  This Agreement shall be governed by
                -------------
and construed under the laws of the State of New York and any cause of action asserted under this Agreement shall be brought in a court of competent jurisdiction in the County of Putnam and State of New York.

        IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

                                    ACHIEVEMENT DATA, INC.


                                    By:____________________________
                                         Name:   Andrew L. Simon
                                         Title:  Vice President


                                    EMPLOYEE:


                                    ____________________________
                                             Paul Brazelton

                              EXHIBIT J

                          LICENSE AGREEMENT

                 Achievement Data, Inc. and PLATO, Inc.

This License Agreement (the "Agreement") is made as of this 1st day of July, 2005 (the "Effective Date") by and between Achievement Data, Inc., a Minnesota corporation, with its principal place of business at 112 North Third Street, Suite 400,
Minneapolis, MN  55401 ("Licensor") and _______________________,
with its principal place of business at
____________________________ ("Licensee").

        WHEREAS, Licensor and Licensee entered into a License and Development Agreement on ______________ (the "2001 Agreement") whereby Licensor was to license an online assessment system to Licensee and Licensor was to perform website development and integration services for Licensee;

        WHEREAS, the development portion of the transaction under the 2001 Agreement is completed and Licensor and Licensee desire to terminate the 2001 Agreement and enter into this Agreement regarding a license for the continued use of certain licensed materials by Licensee.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.      TERMINATION OF PRIOR AGREEMENTS. As of June 30, 2005, the
        -------------------------------
2001 Agreement and any other prior agreements between Licensor and Licensee are hereby terminated in their entirety, and neither party shall have any further obligation to the other party under the 2001 Agreement.

2.      LICENSE.  Licensor hereby grants Licensee a non-exclusive,
        -------
world-wide license to utilize the Licensed Materials (as defined below) solely for use by Licensee in its Product developed under the 2001 Agreement. The Licensed Materials shall mean modules and materials related to the online assessment system required for the Product to function at its current operational level under the 2001 Agreement. The Licensed Materials shall not include any future modifications or enhancements to the existing Licensed Materials. ADI owns and retains all right, title and interest in the Licensed Materials and this Agreement shall not be deemed to transfer ownership rights of the Licensed Materials to Licensee or any third party.

3.      LICENSE FEE.  As consideration for the license granted
        -----------
hereunder, Licensee agrees to pay Licensor an annual License Fee of _______________ Dollars. The License Fee shall be due on September 1 of each year for as long as this Agreement is in effect.

4.      NOTIFICATION OF SUB-LICENSEES.  To the extent that the
        -----------------------------
rights granted to any third party pursuant to the 2001 Agreement license are different or more expansive than the rights granted under this Agreement, Licensee shall notify any third party who has a license to the Product or a sublicense based on the 2001 agreement that: (a) the license agreement between the Licensee and the Third Party shall now be governed by the terms of this Agreement; (b) that any sublicense must be based on this Agreement; and (c) any more expansive or different license or sublicense granted pursuant to the 2001 agreement is now terminated.

5.      CONFIDENTIAL INFORMATION.  Licensor and Licensee each
        ------------------------
acknowledge that, in the course of its relationship with the other, each has or will acquire or have access to information or various kinds respecting each other's business, including but not limited to business, technical or data processing information, trade secret or other proprietary information acquired by either party from the other, which is not freely available from other public or published services (the "Confidential Information"). Licensor and Licensee each acknowledge that all Confidential Information disclosed by the other party or its employees, subcontractors, officers or agents, for the purposes of work or which comes to the attention of either party or its employees, officers and agents, during the course of such work, is confidential in nature and constitutes a valuable asset of said party. The receiving party shall (a) keep the disclosing party's Confidential Information confidential; (b) shall not use the disclosing party's Confidential Information except as necessary for this Agreement; and (c) shall not disclose to third parties any of the disclosing party's Confidential Information.

6.      TERM AND TERMINATION.
        --------------------
        (a) The license granted under this Agreement shall continue in effect for so long as Licensee continues to timely pay the License Fee under Paragraph 3 of the Agreement.

        (b) If Licensee fails to pay the License Fee, after Licensor has notified Licensee of a late or failed payment, Licensor may terminate this Agreement and the License granted hereunder shall terminate.

        (c) Either party may terminate this Agreement for a material breach that is not cured within thirty (30) days notice delivered by the non-breaching party.

        (d) Upon termination of this agreement, (i) all licenses granted under this Agreement cease; (ii) Licensee shall promptly cease all use and reproduction of the Licensed Materials; and
(iii) Licensee shall promptly return all copies of the Licensed
Materials to Licensor (including additional Licensed Materials from the 2001 Agreement) or destroy all copies in its possession with written confirmation of such destruction to Licensor.

        (e) Licensor has and reserves all rights and remedies that it has by operation of law or otherwise to enjoin the unlawful or unauthorized use of the Licensed Materials by Licensee.

7.      DISCLAIMER AND LIMITATION OF LIABILITY.
        --------------------------------------
LICENSOR DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY THAT THE LICENSED MATERIALS ARE ERROR-FREE OR COMPATIBLE WITH ALL EQUIPMENT AND SOFTWARE CONFIGURATIONS OR THAT THE LICENSED MATERIALS ARE FIT FOR THE PARTICULAR PURPOSE DESCRIBED IN THIS AGREEMENT. LICENSOR IS NOT LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT, INCLUDING THE LOSS OF PROFITS, REVENUE, DATA OR USE OR COST OR PROCUREMENT OF SUBSTITUTE GOODS INCURRED BY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY.

8.      GOVERNING LAW.  This Agreement shall be governed and
        -------------
construed in accordance with the laws of the State of Minnesota.

9.      INDEPENDENT CONTRACTORS.  It is expressly agreed that
        -----------------------
Licensor and Licensee are acting hereunder as independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

10.     ENTIRE UNDERSTANDING.  This Agreement expresses the
        --------------------
complete understanding of the parties and supersedes all prior representations, agreements and understandings, whether written or oral. This Agreement may not be altered except by a written document signed by both parties.

11.     ASSIGNMENT.  Neither party may assign, sublicense or
        ----------
transfer its rights or delegate its obligations under this Agreement without the other party's prior written consent, which shall not be unreasonably withheld. This Agreement is binding on the successors and assigns of the parties to this Agreement.

12.     NOTICES.  Notices given pursuant to this Agreement shall be
        -------
in writing and shall be effective as of the date (a) personally delivered; (b) sent by facsimile transmission with confirmation of receipt; (c) three (3) business days after deposit in the United States Mails if sent by certified mail with return receipt requested, properly addressed with proper postage affixed; or (d) delivered if sent by overnight courier service to a party. Notices shall be sent to the parties at the following addresses:

        To Licensor:
             Achievement Data, Inc.
             112 North Third Street, Suite 400
             Minneapolis, MN  55401
             Attn: Martin Borg, President

        To Licensee:



	IN WITNESS WHEREOF, the parties hereto or have caused its duly authorized representatives to execute this AGREEMENT.

						LICENSOR:

						Achievement Data, Inc.

                                                By:___________________________

                                                Name:   Martin Borg
                                                Title:  President

						LICENSEE:

						By:___________________________

						Name:______________________

						Title: ______________________

                              EXHIBIT K

           EXISTING EMPLOYEE PROPRIETARY RIGHTS AGREEMENT

                        ACHIEVEMENT DATA, INC.
                  PROPRIETARY INFORMATION AGREEMENT
                  ---------------------------------

        As a condition of my employment by Achievement Data, Inc., a Minnesota Corporation, its successors or assigns ("ADI"), in connection with the acquisition of one hundred percent (100%) of the issued and outstanding capital stock of ADI by Touchstone Applied Science Associates, Inc. ("TASA") and in consideration of my compensation and other benefits, I, ____________________________, agree as follows:

        1.      EMPLOYMENT AT-WILL.  This Proprietary Information
                ------------------
Agreement shall not be deemed to be an employment agreement. I understand that nothing in this Proprietary Information
Agreement changes, or is intended to change, the basic premise that my employment with ADI is at-will, meaning that it can be terminated, with or without cause or notice, at any time by either my option or the option of ADI. No representative of ADI has the authority to enter into an agreement contrary to this, except in a written contract of employment executed by the President of ADI and me. ADI may in its sole discretion modify, enlarge or eliminate any of the privileges or benefits of my employment at ADI without notice consistent with applicable law.

        2.      TERMINATION OF EMPLOYMENT AGREEMENT.  I hereby
                -----------------------------------
acknowledge that the Employment Agreement dated _______________ between me and ADI will terminate effective June 30, 2005 ("Termination Date"). I am waiving the requirement that written notice of such termination be given prior to the Termination Date as provided in Paragraph 11 of the Employment Agreement. Effective upon the Termination Date, I am relieving ADI of any and all obligations to me pursuant to the Employment Agreement. Nothing in this Agreement shall restrict me from entering into any other employment or consulting agreement with ADI at any time.

        3.      TASA EMPLOYEE HANDBOOK.  I hereby acknowledge and
                ----------------------
understand that as of the Termination Date, the Employment Handbook provided by ADI, dated January 2004, as administered by Gevity, and all prior ADI employment handbooks shall terminate and the policies and benefits contained therein shall be deemed terminated and of no force and effect as it pertains to my employment with ADI subsequent to the Termination Date. As of July 1, 2005, the terms and conditions of my employment will be governed exclusively by the TASA Personnel Handbook, as it may be amended from time to time, a copy of which has been provided to me in connection with the execution of this Agreement.

        4.      CONFIDENTIAL INFORMATION AND INVENTIONS.  I
                -----------------------------------------
acknowledge that I will have access to ADI's trade secrets and proprietary information regarding its test engines, Test Scout and other technologies. ADI=s trade secrets and proprietary information shall include without limitation ideas, computer code, source codes, mask works, software development tools, specifications, schematics, processes, techniques, designs, know-how, marketing plans, financial data, customer lists, referral and vendor sources, and testing methods (collectively "Confidential Information").

        I may also have access to proprietary information or materials belonging to other parties which ADI is required to keep confidential (collectively "Third Party Information"). During my employment, I may also conceive, develop or produce ideas, inventions, documentation, computer code, tools, procedures, techniques, know-how, improvements and/or other materials, whether or not they are reduced to practice or made or conceived by me solely or jointly with others that relate to ADI's business (collectively "Inventions").

        5.      CONFIDENTIALITY.  During and after my employment, I
                ---------------
will not disclose or otherwise distribute the Confidential Information, Inventions or Third Party Information to any third party. I will use the Confidential Information, Inventions and Third Party Information only to perform my duties as an employee of ADI, and for no other purpose. I further agree that after I leave ADI, I will not incorporate, use or exploit any of the Confidential Information, Inventions or Third Party Information (disclosed separately or embodied in ADI's products, procedures or operations), or assist others in doing so.

        6.      PROPERTY RIGHTS.  ADI shall solely own and have
                ---------------
exclusive worldwide right, title and interest in and to the Confidential Information and Inventions, and to all modifications, enhancements and derivative works thereof, in all United States and worldwide trademarks, service marks, trade dress, copyrights, patents, trade secrets and all other intellectual property rights related thereto (including all renewals and extensions thereof) (collectively "Intellectual Property Rights"). No license or other interest of any kind in the Confidential Information, Inventions or Third Party Information is directly or indirectly granted to me. During and after my employment with ADI, I will not challenge or otherwise impair ADI's rights to the Confidential Information, Inventions, its products, and/or the validity or enforceability of its Intellectual Property Rights.

        7.      ASSIGNMENT.  I agree that the Inventions are made
                ----------
within the scope of my employment with ADI, are commissioned at ADI's specific request and control, and shall be deemed "works made for hire" under the United States copyright laws, and ADI shall be the sole creator and owner of the Inventions. From the moment of creation, I irrevocably assign and transfer to ADI all right, title and interest worldwide in and to all of the Inventions, to all modifications, enhancements and derivative works thereof, and to all worldwide Intellectual Property Rights related thereto. The above assignment includes without limitation the exclusive right for ADI to exploit the Inventions by and through all media, platforms, processes, and other means now known or hereafter devised. I further irrevocably waive all rights to assert any moral rights in any way regarding the Inventions and/or the Intellectual Property Rights related thereto.

        NOTICE REQUIRED BY MINNESOTA LAW: Pursuant to Minnesota Statute Section 181.78(3), I am hereby notified that this Paragraph 7 regarding assignment of Inventions does not apply to any invention for which no equipment, supplies, facility or trade secret information of ADI was used and which was developed entirely on my own time, and (1) which does not relate (a) directly to the business of ADI or (b) to ADI's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by me for ADI.

        8.      REPRESENTATIONS.  I warrant that in performing my job
                ---------------
at ADI, I have not and will not violate any legal or equitable duties owed to any of my current or previous employers, customers or other business or consulting relationships
(collectively "Relationships"), including without limitation duties relating to protecting confidential information or refraining from competitive activities. I further warrant that
(a) I have not and will not disclose to anyone at ADI any confidential or proprietary information or material of a current or previous Relationship; (b) I will not in any way use, incorporate or refer to any confidential or proprietary information or material of a current or previous Relationship in performing my job at ADI; and (c) my Inventions shall be new and original, and shall not use or incorporate any materials or intellectual properties of third parties, except for such materials as specifically authorized in advance by ADI for which ADI has or obtains a license to use.

        9.      PRIOR INVENTIONS.  I understand that all inventions,
                ----------------
if any, which I made prior to my employment with ADI are excluded from this Agreement. I warrant that Exhibit "A" represents a complete and accurate list of all of my prior inventions, including numbers of all patent, trademark and copyright applications or registrations and brief descriptions of all unpatented, untrademarked or uncopyrighted inventions which are not the property of a current or previous
Relationship. I agree to notify ADI in writing before I make any disclosure or perform any work on behalf of ADI which appears to threaten or conflict with my rights in a prior invention. In the event I fail to give such notice, I agree that I will have no right to make any claim at any time against ADI regarding the prior invention. To the extent that I incorporate any of my prior inventions into ADI's products or services, I hereby grant to ADI a non-exclusive, irrevocable, royalty free, perpetual and worldwide license, with the right to sublicense, to make, have made, modify, copy, perform, display, make derivative works, distribute, use and/or sell such prior inventions as part of or in connection with such product or service.

        10.     CONFLICTING INTEREST.  While I am employed by ADI, I
                --------------------
will devote all working hours of each business day to performing my employment services for ADI. I also agree that during such employment, I will not engage in any other employment, consulting or other activity relating to ADI=s business or which would conflict with my obligations to ADI, and will not have any direct or indirect financial interest in any company that may compete with ADI; provided, I may own one percent (1%) or less of the outstanding or preferred stock of any corporation listed on a national securities exchange.

        11.     NO SOLICITATION.  During my employment with ADI and
                ---------------
for a period of one (1) year thereafter, I will not (for my benefit or for the benefit of any other person or entity other than ADI) in any way (a) solicit, induce or persuade any employee or contractor of ADI to leave ADI for any reason, (b) hire or retain or assist others in hiring or retaining any individuals who are employees or contractors of ADI or who were employees or contractors during the 6 (six) month period prior to such hiring or retaining, (c) solicit, call on or take away any Customers (as hereafter defined) of ADI, (d) perform or supply any services or products in competition with products or services provided by ADI or its affiliated entities (as an employee, contractor or otherwise) to such Customers, and/or (e) induce or persuade or assist others in inducing or persuading any such Customer to reduce or discontinue doing business with ADI or to purchase from another person or entity goods or services supplied or which could be supplied by ADI to that Customer. The term "Customer" means any person or entity to whom ADI has provided goods or services, or to whom ADI has submitted a proposal to provide goods or services and who I have been introduced to by ADI or have become acquainted with by working for ADI.

        12.     RESTRICTIVE COVENANT.  Without the prior written
                --------------------
consent of ADI, I agree that for a period of one (1) year from and after the date of my termination of employment with ADI for any reason, I will not, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

                (a) render any services as an officer, director, employee, partner, consultant or similar services or have any interest as a stockholder, lender or other financial or beneficial interest in any entity which competes with ADI or its affiliated entities; provided, however, that ownership of not more than two percent
(1 %) of any class of securities traded actively, over-the-counter or through a stock exchange shall not violate this subparagraph (a); or

                (b) own, manage, control, operate, participate in, consult with, render services to, as an employee, consultant, contractor, or otherwise assist in any manner any person or entity that owns, manages, controls or engages in any educational product and assessment business, which publishes, manages, operates, licenses, markets or distributes any educational, test preparation or assessment books or instructional material, including, without limitation, journals, student resource books, work books, work sheets, assessments, test preparation or other educational materials, for any of school grades K through 12, or any software, web site and/or internet-based publishing or distribution system relating to any of the foregoing, in each case whether in print, film, tape, electronic, internet or other media or forms, anywhere in the world, in any language.

        13.     TERMINATION.  In the event my employment is terminated
                -----------
for any reason, I resign or otherwise leave ADI's employ or at any other time upon ADI's request, I will immediately deliver to ADI (a) all Confidential Information, Third Party Information and Inventions, and (b) all documents, computer discs, electronic files, computer code, materials, equipment, documents, drawings and other information both in hard copy and in machine readable form that in any way relate to the Confidential Information, Third Party Information, Inventions or my employment or other work at ADI. I will not make or retain any hard or electronic copies of any such information or materials, make or retain any summaries or descriptions of any such information or materials, and/or erase any hard drives or otherwise delete any such information or materials from any laptop or desktop computers, computer networks or other electronic devices or services of ADI. Immediately upon my termination or other departure, I agree to sign and deliver to ADI the "Termination Certificate" in Exhibit "B." During my employment with ADI and at all times thereafter, I agree that I will not disparage ADI to third parties.

        14.     ENFORCEMENT.  I agree that ADI will be irreparably
                -----------
harmed and money damages will be inadequate compensation to ADI in the event I breach any provision of this Agreement. Accordingly, I agree that all the provisions of this Agreement shall be specifically enforceable, and ADI shall be entitled to injunctive relief against me in addition to other available remedies, for my breach of any provision of this Agreement. I further agree that all of the provisions of this Agreement are reasonable and necessary to protect ADI's Confidential Information, contractual obligations regarding Third Party Information, Inventions, goodwill of its business and its competitive position in the marketplace, and that such provisions are fair and will not prevent me from earning a sufficient livelihood. I also agree that any claim I may have against ADI shall not constitute a defense to ADI's enforcement of this Agreement.

        15.     GOVERNING LAW AND VENUE.  This Agreement shall be
                -----------------------
interpreted and enforced according to the substantive laws of the State of Minnesota, without application of its conflicts or choice of law rules. I irrevocably submit to the jurisdiction and venue of the state and/or federal courts located in Hennepin County, Minnesota for any action or proceeding regarding this Agreement.

        16.     ASSIGNMENT.  I agree that I have no right to assign or
                ----------
otherwise transfer any of my rights or obligations under this Agreement, in whole or in part.

        17.     WAIVER.  I agree that ADI's failure to enforce any
                ------
provision of this Agreement shall not be deemed a waiver unless such waiver is in writing and signed by ADI.

        18.     VALIDITY.  If any provision of this Agreement is held
                --------
by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.

        19.     SUCCESSORS.  This Agreement shall be binding upon me,
                ----------
my heirs, executors and other legal representatives, and shall be for ADI's benefit.

        20.     ENTIRE AGREEMENT.  This Agreement constitutes the
                ----------------
entire agreement regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings, whether oral or written. This Agreement cannot be modified or amended, except by a writing signed by both ADI and me. Exhibits "A" and "B" are fully incorporated herein.

        21.     ATTORNEYS' FEES.  In the event a dispute arises
                ---------------
regarding this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, in addition to any other relief to which it is entitled.

        22.     SURVIVAL.  I agree that all of the provisions of this
                --------
Agreement shall survive the termination of this Agreement or my employment with ADI except for Paragraph 10.




                                          Dated as of July 1, 2005

                                          ____________________
                                          (Name of Employee)

                              (EXHIBIT "A")

                        LIST OF PRIOR INVENTIONS


      ______ No prior inventions

      ______ See below


Title                Date of Creation         Identifying Number and Brief
-----                ----------------         Description
                                              ----------------------------

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

                              (EXHIBIT "B")

                         TERMINATION CERTIFICATE

        I hereby certify that:

        (a) I have delivered and returned to ADI (i) all Confidential Information, Third Party Information and
Inventions, and (ii) all notes, records, computer discs, electronic files, computer code, materials, equipment, drawings, documents and other information in any way related to my employment or other work for ADI (collectively "Materials");

        (b) I have not made or retained any hard or electronic copies of any of the Materials, and to not have in my possession, at home or otherwise, any of the Materials or copies thereof; and

        (c) I have fully complied with and will continue to fully comply with all the provisions of the ADI Proprietary
Information Agreement previously signed by me, including without limitation reporting Inventions and keeping confidential all of the Confidential Information, Third Party Information and
Inventions.


DATED: ______________________           __________________________________
                                               (Name of Employee)

                   SELLER DISCLOSURE SCHEDULE

        This is the seller disclosure schedule (the "Seller Disclosure Schedule") as contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of June 15, 2005 among TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a corporation ("Buyer"), ACHIEVEMENT DATA, INC., a Minnesota corporation and Martin Borg, Kevin Byrne, Brad Begley, Karen Gerard, Russell Leverenz and Debbie Leverenz (collectively, "Seller"). Capitalized terms used but not defined herein shall have the meanings assigned to them by the Stock Purchase Agreement.

        The purpose of this Seller Disclosure Schedule is to disclose matters that may be relevant to the representations and warranties contained in the Stock Purchase Agreement. The representations and warranties contained in the Stock Purchase Agreement are made and given subject to the disclosures contained in this Seller Disclosure Schedule and neither Seller nor the Shareholders shall be (or shall be deemed to be) in breach of any such representation or warranty in respect of the matters mentioned herein.

	For the sake of convenience, matters disclosed against representations and warranties are listed against the section number of the Stock Purchase Agreement to which the disclosure is most likely to relate, but any disclosure shall apply to all of the representations and warranties to which it is or may be appropriate.

                           Schedule 2.3
                           ------------

                DISCHARGE OF DEBT AND OTHER OBLIGATIONS

The following sets forth documents evidencing obligations under:

1. All Indebtedness of ADI;

A.  Venture Bank line of credit loan number 10743 dated January
13, 2004 in principal amount of $150,000.  No balance outstanding.

B.  MBNA Business Platinum credit card number 5472 0640 0005
1239, current balance of approximately $0.00 (ADI corporate).

C.  MBNA Business Platinum credit card number 5472 0694 0002
7853, current balance of approximately $0.00 (Paul Brazelton).

D.  MBNA Business Platinum credit card number 5472 0636 0020
2879, current balance of approximately $0.00 (Karen Gerard).

E.  MBNA Business Platinum credit card number 5472 0636 0023
5085, current balance of approximately $0.00 (Beverly Gustafson).

F.  MBNA Business Platinum credit card number 5472 0636 0020
2895, current balance of approximately $0.00 (Suzanne Lacy).

G.  MBNA Business Platinum credit card number 5472 0636 0020
2861, current balance of approximately $0.00 (Martin Borg).

2. Unpaid consulting or non-competition fees or additional payments due in connection with any acquisitions or other similar obligations of ADI:

A.  Legal fees payable to Rider Bennett, LLP not to exceed $40,000.

3. Any debt or liabilities or any other inter-company arrangement owed to ADI by any Affiliate of ADI;

A.  None.

4. Any long-term obligations (including any guaranties or similar obligations) of ADI whether or not directly related to the operations of ADI other than obligations under the Material Licenses or agreements, leases, contracts or other instruments.

A. Amsterdam Building Lease Agreement dated September 26, 2002 between Glen and Janey Thorpe and ADI.

                           Schedule 2.8
                           ------------

                           TAX MATTERS

1. The following sets forth the exceptions to Section 2.8.5 of the Stock Purchase Agreement concerning tax filings.

A.  None.

                           Schedule 2.9.5
                           --------------

                       ADI SEVERANCE BENEFITS

1.	Identify any terminated employee to whom any severance and/ or other benefits are owed under an Employee Plan or Compensation Arrangements.

A. Karen Nee terminated her employment with ADI on June 1, 2005. Under the terms of ADI's benefits plans, she is entitled to receive medical and dental benefits through June 30, 2005 and she is entitled to a 401(k) contribution based on that portion of the 2005 year that she worked at ADI.

B. Executive bonuses of $37,500 to each of Martin Borg and Karen Gerard to be paid in accordance with the Escrow Agreement attached hereto and made a part hereof among Martin Borg, Karen Gerard, Rider, Weiner & Frankel, P.C. and ADI.

                           (Schedule 2.95)
                           ESCROW AGREEMENT
                           ----------------

      This Escrow Agreement is made July 1, 2005, among Martin Borg ("M Borg"), Karen Gerard ("K Gerard"), Achievement Data, Inc.("ADI") and Rider, Weiner & Frankel, P.C., as Escrow Agent ("Escrow Agent").

                              RECITALS
                              --------

      ADI has agreed with Touchstone Applied Science Associates, Inc. ("TASA"), pursuant to the terms and conditions of that certain Stock Purchase Agreement dated June 15, 2005 among the Shareholders of ADI, ADI and TASA (the "Stock Purchase Agreement") that ADI may, in a transaction outside the ordinary course of business, fund an escrow account prior to Closing to provide for a retention bonus for each of Martin Borg and Karen Gerard in the amount of $37,500 for a total of $75,000.

      Therefore, the parties agree:

      1.    DEFINED TERMS.  Unless separately defined in this Escrow
            -------------
Agreement, capitalized terms shall have the meanings specified in the Stock Purchase Agreement.

      2.    APPOINTMENT.  ADI and M Borg and K Gerard hereby appoint Escrow
            -----------
Agent, as escrow agent to hold, invest and disburse the Escrow Amount as herein provided and Escrow Agent hereby accepts the appointment.

      3.    ESCROW AMOUNT.  ADI has delivered to Escrow Agent the sum of
            -------------
$75,000 by check subject to collection ("Escrow Amount"), receipt of which Escrow Agent hereby acknowledges, subject to the following instructions.4. Instructions. Escrow Agent will deposit and, subject to collection, hold the Escrow Amount in its IOLA account with Provident Bank, from the date hereof through October 31, 2005 (the "Release Date"). Upon completion of that retention period, if either of M Borg and K Gerard is employed by ADI and no notice of termination has been given, Escrow Agent is authorized and directed to release to each of M Borg and K Gerard the sum of $37,500. If for any reason M Borg or K Gerard are no longer employed by ADI or a notice of termination has been given to either of M Borg and K Gerard, the sum held for their individual benefit will be released to ADI and this escrow shall cease and the Escrow Agent be released of responsibility hereunder. If for any reason the check representing the Escrow Amount is returned for insufficient funds or account closed or similar non-payment, the duties of the Escrow Agent hereunder shall be terminated and no
payment shall be made hereunder.   The parties acknowledge that Escrow
Agent has acted as counsel in connection with the Stock Purchase Agreement and nothing herein shall preclude Escrow Agent from acting as such counsel in the event of a dispute or claim in connection herewith.

      5.    NOTICES.  All notices and other communications hereunder shall be
            -------
written and given as provided in the Stock Purchase Agreement.  This
Escrow Agreement shall be governed by and construed in accordance with the State of New York.

      Rider, Weiner & Frankel, P.C.                  Achievement Data, Inc.


      By:__________________________		By:__________________________
              Maureen Crush, VP                      Martin Borg, President


      _____________________________             _____________________________
      Martin Borg                               Karen Gerard

                           Schedule 2.10.2
                           ---------------

                          NEGATIVE COVENANTS

      1. ADI has conducted this year's annual review for most of its employees. Except for Beverly Gustafson, the employees' current salaries
are set forth in Schedule 3.17.   Beverly Gustafson is scheduled for a
review and it is anticipated that she will receive a 3-4% salary increase, which will be retroactive to January 1, 2005, her anniversary date.

      2. ADI's treats its accounts receivable with respect to Frank Stucki, Liafail, Clerisys and Lifetime Learning as uncollectible, as reflected in the Financial Statements.

      3. In connection with the Closing, the Sellers will be amending the existing shareholder control agreement to make it ineffective in connection with a sale of shares to Buyer and to make provision in the event of death of a shareholder and to provide for its termination concurrently with the Closing.

      4. In connection with the Closing, the Sellers will be entering into a contribution agreement among themselves with respect to their pro rata liability for indemnification under the Stock Purchase Agreement.

      5     See Schedule 2.9.5 regarding xxecutive bonuses.

      6. Prior to the Closing, ADI will make payment of $40,000 of bonuses to employees.

      7. Concurrently with the Closing, ADI will make payment of legal fees to Rider Bennett, LLP in an amount not to exceed $40,000.

      8. ADI will pay an amount equal to the tax effect to Seller of profit from operations for the period from January 1, 2005 through the Closing Date.

      9. ADI will pay to Seller an amount sufficient to reflect the tax impact of recapture of depreciation as a result of 338(h)(10) election.

      10. ADI will make payment of a $5,000 bonus to Karen Gerard prior to the Closing.

      11. ADI will make payment to employees for accrued sick and vacation days as of the date of Closing in an aggregate amount equal to $34,772.72.

                           Schedule 3.1
                           ------------

           ORGANIZATION, STANDING AND FOREIGN QUALIFICATION


1. The following sets forth all of ADI's subsidiaries and their respective jurisdictions of organization;

A. ADI organized Expert Coding, Inc., a Minnesota corporation and wholly-owned subsidiary of ADI ("Expert Coding"). Expert
Coding has been dissolved.

                           Schedule 3.3.1
                           --------------

                           CAPITALIZATION


1. The following sets forth ADI's authorized, issued and outstanding capital stock:

Authorized shares:  100,000 shares of common stock, par value one cent ($.01).

Shareholder Name                 Number of shares held       Certificate Number
----------------                 ---------------------       ------------------
Martin Borg                      51,000                      6
Kevin Byrne                      28,000                      7
Brad Begley                      10,000                      4
Karen Gerard                     5,000                       8
Russell Leverenz                 5,000                       3
Debbie Leverenz (f/k/a Blotner)  1,000                       9

                           Schedule 3.4
                           ------------

                       INVESTMENT INTERESTS

1. The following sets forth ADI's rights or obligations to acquire voting securities or other ownership interests in any other Person:

A.  None.

                           Schedule 3.5.2
                           --------------

                    LIABILITIES AND OBLIGATIONS


1. The following sets forth any additional liabilities or obligations of ADI which are not disclosed or reserved against in the Financial Statements:

A.  Please see Schedule 2.3

B.  Accounts payable in ordinary course of business.

                           Schedule 3.5.3
                           --------------

                              DEFAULT


1. The following sets forth any defaults of ADI in any material respect with respect to any liabilities or obligations which are related to the assets, business or operations of ADI:

A.  None.

                           Schedule 3.6
                           ------------

                            TAX RETURNS


1. The following sets forth all jurisdictions where Tax Returns are required to be filed with respect to ADI:

A. Minnesota state return

B. United States federal return.

                           Schedule 3.8
                           ------------

                           BANK ACCOUNTS


1. The following sets forth a list of all of ADI's bank accounts; safe deposit boxes; powers of attorney in connection with such accounts; and names of all persons authorized to draw thereon or have access thereto.

A. Venture Bank Checking account number 5132 , authorized signatories martin Borg, Karen Gerard-

B. Venture Bank savings accounts number 604140 - authorized signatories Martin Borg, Karen Gerard

                           Schedule 3.9
                           ------------

                      CONSENTS AND APPROVALS

1. The following sets forth the requirements applicable to ADI to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental
Authority as a condition to the lawful consummation by Seller of the sale of the Shares:

A.  None.

                           Schedule 3.10
                           -------------

                         ABSENCE OF CHANGES

1. The following sets forth the exceptions to the representations contained in Section 3.10 of the Stock
Purchase Agreement:

a. transferred, assigned, conveyed or liquidated any of the assets of the company;

None.

b. entered into any transaction or incurred any liability or obligation that materially affects the business, operations, or financial condition of the business (other than in the ordinary course of business);

None.

c. suffered any material adverse change in the business, operations or financial condition of the business;

None.

d. become aware of any event or state of facts that may reasonably be expected to result in any such material adverse change;

None.

e. suffered any physical destruction, damage or loss, materially and adversely affecting the assets of ADI, whether or not covered by insurance;

A. Two laptop computers were stolen from ADI in 2004. ADI made an insurance claim with respect to the theft and the insurance claim has not been settled yet. The approximate value of the computers was $3,000.


f. incurred the imposition of any Encumbrance or claim upon any of the material assets of ADI(except for any current year lien with respect to personal or real property Taxes not yet due and payable);

A.  UCC Financing Statement filing no. 200410250428 at
Minnesota Secretary of State by Venture Bank.  Filed on
January 20, 2004.

g. committed or permitted any default in any liability or obligation which has had or will have a Material Adverse
Effect;

None.

h. declared, promised or made any distribution or other payment from the assets of the business;

A. See disclosure set forth in Sections 2.3 and 2.10.2 of the Disclosure Schedules.

i. issued any additional shares or rights, options or calls with respect to any of ADI's capital stock;

None.

j. redeemed, purchased or otherwise acquired any of ADI's capital stock, or made any change whatsoever in ADI's capital structure;

None.

k. paid, agreed to pay or incurred any obligation for any payment for any contribution or other amount to, or with respect to, any Employee Plan or Compensation Arrangement;

A.  ADI paid bonuses in the aggregate of approximately
$10,000 in connection with Indiana project.

B. ADI has given employees raises and paid employees bonuses in the ordinary course of business consistent with past practices.

l. paid any bonus to, or granted any increase in the compensation of any of ADI's directors, officers, agents or employees;

None.

m. made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

None.

n. changed its accounting methods, practices or principles;
and

None.

o. incurred any other material liability or obligation or entered into any transaction (other than in the ordinary course of business).

None.

                           Schedule 3.11
                           -------------

                            LITIGATION

1. List all suits, actions, proceedings, claims or investigations pending against or affecting ADI:

A.  Test Central, Inc. and Test.com, Inc. (collectively,
"Test Central") correspondence dated September 12, 2003 with respect to Test Central's United Sates patent number
6,513,042.

                           Schedule 3.12
                           -------------

                         LICENSES & PERMITS

1. List all licenses, certificates, permits, franchises and rights required to conduct the business as currently conducted by ADI:

None.

                           Schedule 3.13
                           -------------

                           REAL PROPERTY

1. List all Real Property used or held for use in the business owned or leased by ADI or its Affiliates:

A. Amsterdam Building Lease Agreement dated September 26,
2002 between Glen and Janey Thorpe and ADI.

                           Schedule 3.14
                           -------------

                       ENVIRONMENTAL MATTERS

1.  None.

                           Schedule 3.15
                           -------------

                             CONTRACTS

1.  The following sets forth a list of all of ADI's
Material Contracts:

Section 1  Licenses out:
------------------------
A. Expert Coding Co-Branding Agreement dated July 1, 2001 between Medical Learning, Inc. and ADI. .

B. License and Development Agreement dated August 24, 2001 between Liafail, Inc. and ADI.

C. Addendum to June 2000 License and Development Agreement dated November 21, 2001 between PLATO Learning, Inc. and
ADI.

D. License and Development Agreement (Modifications and
Upgrades) dated July 12, 2001 between PLATO Learning, Inc.
and ADI.

E. Clerisys Agreement

Section 2 - Employment Related
------------------------------
F. Employment Agreements between ADI and the following parties:
i.     David Anderson
ii.    Paul Brazelton
iii.   Shawn Grigson
iv.    Karen Gerard
v.     Suzanne Lacy
vi.    Rebecca Bacon
vii.   Beverly Gustafson
viii.  Martin Borg

Section 3 - Licenses in
-----------------------
G. License agreement  6730000000093785 and 6730000000093786
dated March 14, 2003 between ADI and eHelp to use Robo
Help.

H. License agreement (no date) between ADI and CFDev to use
ActivSoftware.

I. GNU General Public License Version 2 agreement (no date).

J. License agreement (no date) between ADI and BrainJar.com to use code on site under terms of GNU General Public
License.

K.  ADI licenses Browser Hawk software.

                           Schedule 3.16
                           -------------

              PATENTS, TRADEMARKS, TRADE NAMES, ETC.


1.  The following sets forth a list of all of ADI's:

a.  Patents and patent applications

None.

b.  Copyrights and registrations thereof

A. While ADI may have copyright to its ADI's code, ADI has not taken any steps to register such copyright.

c. mask works and registrations and applications for registration thereof

None.

d.  computer software programs and processes developed by ADI

A. ADI base software engine and modifications thereto consisting of the following components:
i.    test design component
ii.   test scheduling component
iii.  student structuring component
iv.   test taking component
v.    reporting component

This ADI software engine has has three (3) versions: a base version; a version tailored to the Expert Coding product; and the current version developed in 2002.

B.  Test Scout, a customer support tool

e.  Customers and suppliers information

A.  Please see Sections 1 and 3 of Schedule 3.15, Material
Contracts


f. trademarks

   Mark                   Registration or         Status
   ----                   Serial Number           ------
                          ---------------

Expert Coding             76/092128               Abandoned 7/31/01

Achievement Data          75/855810               Abandoned
(associated with
sale of computer
programs)


Achievement Data          2,459,314               Registered June 12, 2001
(associated with
sale of computer
programming
services for
others)


Up To The Test            78/316846               Issued October 12, 2004


Test Scout (common
law trademark,
unregistered)


g.  service marks

A.  None.


h.  trade names

A.  None

i.  brand names;

None.

j.  domain names;

A.  http://www.achievementdata.com    http://www.expertcoding.com

j.  URL's and applications or registrations therefor

A.  See subsection j above.

k. other proprietary rights relating to the forgoing or used or useful in the conduct of the business of ADI.

A.  None.

l. Licenses granted by or to ADI with respect to any of the above

A.  See Section 1 and Section 3 to Schedule 3.15, Material
Contracts.

                           Schedule 3.17
                           -------------

               LABOR MATTERS AND EMPLOYEE RELATIONS


1. The following sets forth a list of all of ADI's current employees, including their titles and annual wages, salary and bonus information:

Name                  Title                Salary Info      2004 Bonus Info
----                  ------               -----------      ---------------

Martin Borg           President            $151,000/yr      $18,073.91

Karen Gerard          Vice President       $115,000/yr      $7,745.96
                      of Operations

Suzanne Lacy          Director of          $72,800/yr       $2,167.33
                      Quality
                      Assurance

Paul Brazelton        Lead Developer       $106,942.50/yr   $2,041.84


David Anderson        Software Developer   $87,740/yr       $2,164.41

Shawn Grigson         Software Developer   $71,400/yr       $721.48

Rebecca Bacon         Project Manager      $42,000/yr       $0

Beverly Gustafson     Project Manager      $73,130/yr       $721.48

                           Schedule 3.18
                           -------------

                  EMPLOYEE PLANS AND COMPENSATION


1.  The following sets forth a list of all of ADI's
Employee Plans and Compensation Arrangements providing benefit coverage to employees or former employees of ADI:

A. Transamerica Retirement Services-Gevity 401(k) Plan.

B. Gevity HR provides medical insurance, dental insurance, a flex spending plan and other benefits per its manuals.

C.  Paychex Human Resource Service 401(k) Plan (former plan).

                           Schedule 3.19
                           -------------

                           LEASED ASSETS


1. The following sets forth a list of all of ADI's leased assets:

A. Dedicated Server Proposal agreement dated March 5, 2003 between ADI and Edge Web Hosting.

                           Schedule 3.20
                           -------------

                        ACCOUNTS RECEIVABLE

The following sets forth the exceptions to the representations in Section 3.20 of the Stock Purchase
Agreement:

A. ADI's treats its accounts receivable with respect to Frank Stucki, Liafail, Clerisys and Lifetime Learning as uncollectible, as reflected in the Financial Statements.

                           Schedule 3.21
                           -------------

                             INSURANCE


1. The following sets forth a list and brief description of all insurance policies maintained by ADI:

A.  United National Group - Commercial Lines Policy (through
September 22, 2005).

B.  Valley Forge Insurance Co. - Renewed Business Account
Package Policy (through July 25, 2005).

                           Schedule 3.22
                           -------------

                            GUARANTIES


1.  The following sets forth a list of all guaranties:

A.  None.

                           Schedule 4.3
                           ------------

            CONSENTS AND APPROVALS; NONCONTRAVENTION


1. List permits or authorizations Buyer must file or obtain as a condition of the lawful consummation of this
Agreement:

None